                                                                EXHIBIT(4)(C)(I)



Filed as Exhibit (5)(E)(I) with Post Effective Amendment No. 1 to this Registration Statement on Form S-6 on April 25, 1985.

                   [LOGO OF METROPOLITAN LIFE APPEARS HERE]

                      Metropolitan Life Insurance Company
                A Mutual Company Incorporated in New York State

  Metropolitan Life Insurance Company will pay the benefits provided by this contract according to its provisions.

     ISSUE DATE                                                  CONTRACT NUMBER
     08-01-84                                                    123 456 789 VF


________________________________________________________________________________
     OWNER

                                   JOHN DOE


              /s/ Harry P. Kamen                           /s/ John J. Creedon
              --------------------                         ---------------------
              Harry P. Kamen                               John J. Creedon
              Senior Vice-President and                    President and Chief
              Secretary                                    Executive Officer

MULTIFUNDED ANNUITY

Purchase payments are flexible. Benefits depend, among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chosen. Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death benefits are provided on or before the retirement date. Transfers from other contracts are limited. The Fixed interest Account portion of this contract is eligible for dividends before the retirement date.

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

RIGHT TO CANCEL

THIS CONTRACT IS A LEGAL CONTRACT BETWEEN YOU AND METROPOLITAN. READ THIS CONTRACT CAREFULLY. YOU HAVE THE RIGHT TO CANCEL THIS CONTRACT. TO DO SO:

 . GIVE WRITTEN NOTICE TO METROPOLITAN AT ONE MADISON AVENUE, NEW YORK, N.Y.
  10010, OR TO YOUR SALES REPRESENTATIVE

 . RETURN THE CONTRACT BEFORE MIDNIGHT OF THE TENTH DAY AFTER YOU RECEIVE IT.

NOTICE OR RETURN BY MAIL IS EFFECTIVE ON BEING POSTMARKED. IF SO RETURNED, THE CONTRACT WILL BE VOID FROM THE BEGINNING. METROPOLITAN WILL REFUND AN AMOUNT EQUAL TO THE SUM OF A) THE DIFFERENCE BETWEEN THE PREMIUMS PAID INCLUDING ALL CONTRACT FEES OR OTHER CHARGES AND THE AMOUNTS ALLOCATED TO ANY SEPARATE ACCOUNTS UNDER THE CONTRACT AND B) THE CASH VALUE OF THE CONTRACT, OR, IF THE CONTRACT DOES NOT HAVE A CASH VALUE, THE RESERVE FOR THE CONTRACT, ON THE DATE THE RETURNED CONTRACT IS RECEIVED BY THE INSURER OR ITS AGENT. METROPOLITAN WILL RETURN ALL PAYMENTS MADE FOR THIS POLICY WITHIN TEN DAYS AFTER METROPOLITAN OR ITS AGENT RECEIVES NOTICE OF CANCELLATION AND THE RETURNED POLICY.

37VM-84  IL, MN                        1    See Table of Contents on back cover.

                      THIS PAGE INTENTIONALLY LEFT BLANK

                                TABLE OF VALUES

                    MINIMUM FIXED INTEREST ACCOUNT BALANCE

              For a Contract Without any Withdrawals or Transfers
                        From the Fixed Interest Account

   BASIS: $1,000 Annual Purchase Payment Allocated tO Fixed Interest Account
                      at Beginning of Each Contract Year.

             Values are proportional for other purchase payments.

           -------------------------------------------------------------
                                                         MINIMUM
                        END OF                        FIXED INTEREST
                       CONTRACT                          ACCOUNT
                         YEAR                            BALANCE
           -------------------------------------------------------------
                           1                             $ 1,030
                           2                               2,091
                           3                               3,184
                           4                               4,309
                           5                               5,468
                           6                               6,662
                           7                               7,892
                           8                               9,159
                           9                              10,464
                          10                              11,808
                          11                              13,192
                          12                              14,618
                          13                              16,086
                          14                              17,599
                          15                              19,157
                          16                              20,762
                          17                              22,414
                          18                              24,117
                          19                              25,870
                          20                              27,678
                          21                              29,537
                          22                              31,453
                          23                              33,426
                          24                              35,459
                          25                              37,553
           -------------------------------------------------------------

On request we will provide values for years not shown.

The guaranteed interest rate used to determine the minimum Fixed Interest Account Balance is 3%.

VALUES during the year will include interest for the completed part of the year. The values shown above do not take into account any Early Withdrawal Charges.

37VM-84  IL, MN                        3

            DESCRIPTION OF INVESTMENT DIVISIONS OF SEPARATE ACCOUNT

          THE ASSETS IN EACH INVESTMENT DIVISION OF METROPOLITAN LIFE SEPARATE ACCOUNT E (SEPARATE ACCOUNT) ARE INVESTED IN A SEPARATE CLASS (OR SERIES) OF STOCK OF THE METROPOLITAN SERIES FUND, INC. (FUND). EACH CLASS OF STOCK REPRESENTS A SEPARATE PORTFOLIO IN THE FUND.

          DIVISION 1--GROWTH PORTFOLIO--The investment objective of
                      this portfolio is to achieve long-term growth of capital and income, and moderate current income, by investing primarily in common stocks that are believed to be of good quality or to have good growth potential or which are considered to be undervalued based on historical investment standards.

          DIVISION 2--INCOME PORTFOLIO--The investment objective of
                      this portfolio is to achieve the highest possible total return, by combining current income with capital gains, consistent with prudent investment risk and the preservation of capital, by investing primarily in fixed-income, high-quality debt securities.

          DIVISION 3--MONEY MARKET PORTFOLIO--The investment objective of this portfolio is to achieve the highest possible current income consistent with the preservation of capital and maintenance of liquidity, by investing primarily in short-term money market instruments.

          INVESTMENT RETURNS WILL REFLECT FLUCTUATIONS IN MARKET VALUE OF SECURITIES. PLEASE REFER TO THE CURRENT FUND PROSPECTUS FOR A COMPLETE DESCRIPTION OF THE FUND AND THE DESIGNATED PORTFOLIOS.

37VM-84  IL, MN

          The provisions of Sections I and IV of this Contract apply to the entire Contract. The provisions of Section II apply only to the Fixed Interest Account and those in Section III only to the Separate Account.


                                   SECTION I

                          UNDERSTANDING THIS CONTRACT

This Contract provides for purchase payments you make to be accumulated by us in, at your option, a fixed interest account (Fixed Interest Account), as described in Section II of this Contract or a variable account (Separate Account) as described in Section III of this Contract, or both. On the Retirement Date, the Account Balance may be applied under an optional income plan as described in Section IV of this Contract, to provide you with a retirement income.

To make your Contract clear and easy to read, we have left out many cross-references and conditional statements. Therefore, the provisions of your Contract must be read as a whole.

To exercise your rights, you should follow the procedures stated in your Contract. If you want to request a cash withdrawal, choose a Retirement Date, change a beneficiary, change an address or request any other action by us, you should do so on the forms prepared for each purpose.


                                  DEFINITIONS

"You" and "your" refer to the owner of this Contract.

"We", "us" and "our" refer to Metropolitan Life Insurance Company.

The "Retirement Date" is the date as of which our payments under an optional income plan start. (See Retirement Benefit on page 6).

"Fixed Interest Account" is the account under the Contract to which we will add the payments that you allocate to the Fixed Interest Account. The Fixed Interest Account is part of our general account.

"Separate Account" is the account under the Contract to which we will add the payments that you allocate to any of the Investment Divisions in the Separate Account. Payments will be allocated to our Separate Account E.

"Account Balance" is the entire amount we hold under the Contract for you. It is the sum of any balance in the Fixed Interest Account and any balance in the Separate Account.

"Fixed Interest Account Balance" is the amount we hold for you in the Fixed Interest Account.

"Separate Account Balance" is the amount we hold for you in the Separate
Account.

"Administrative Charge" is the charge we deduct from your Account Balance to pay for expenses associated with your Contract.

"Early Withdrawal Charge" is the charge we deduct from your Account Balance because of certain withdrawals, as described in the Early Withdrawal Charge provision on page 7.

"Code" is the United States Internal Revenue Code of 1954 as it now exists or is later amended.

"Designated Office" is our Home Office at 1 Madison Avenue, New York, New York 10010, or such other location or locations that we name.

"Contract Years" are measured from the Date of Issue of the Contract. For example, if the Date of Issue is May 5, 1990, the first Contract Year ends May 4, 1991.


                               PURCHASE PAYMENTS

WHEN PAYABLE AND CREDITED--The initial purchase payment is payable as of the Date of Issue. Subsequent purchase payments may be made at any time before the end of the tax year in which you reach age 69 1/2. Each purchase payment directed to the Fixed Interest Account will be credited as of the date that we receive it. Each purchase payment directed to an Investment Division of the Separate Account will be credited as of the end of the Valuation Period, as defined in Section III, during which we receive it. However, no payment will be credited before the Date of Issue.

We will accept under your Contract each amount you contribute up to the $2,000 annual amount limitation of the Code to provide an annuity pursuant to Section 408(b) of the Code. If this Contract is a Section 408(k) Simplified Employee Pension, we will also accept contributions permitted under Section 408(j) of the Code. We will also accept: (i) each amount you direct to have transferred to your Account Balance from another Section 408 arrangement; (ii) rollover contributions from another individual retirement arrangement permitted under
Section 408(d)(3) of the Code; and (iii) rollover contributions from a

                                                     (Continued on reverse side)

37VM-84  IL, MN                        5
qualified plan or as otherwise permitted under Sections 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8), 405(d)(3), and 409(b)(3)(C) of the Code. We will also accept additional amounts if the annual amount limitation in the Code should increase or if other types of contributions are or become permitted by the Code. However, we have the right not to accept any amount if:

  (1)  the amount is less than $25 or more than $50,000; or

  (2) more than four years have passed since the date we received the last purchase payment for this Contract and your entire Account Balance is less than $800.

The $25 minimum in subsection (1) above may be changed by us. No increase will take effect until at least 90 days after notice is sent to you.

WHERE PAYABLE--Purchase payments are payable at our Designated Office.

ALLOCATION OF PURCHASE PAYMENTS--You choose the way in which purchase payments are to be allocated among the Fixed Interest Account and the Investment Divisions of the Separate Account. Unless a new allocation request is received, any prior choice will stay in effect. You may change your allocation upon written notice to us. The change will be made upon receipt. Unless you specify later date, which may be up to 30 days after we receive the request.

Allocations must be in whole number percentages.


                                   BENEFITS

RETIREMENT BENEFIT--We will make payments under the income plan you choose as described in Section IV. The entire Account Balance on the Retirement Date, reduced by any applicable premium taxes, will be used to provide the income payments starting as of that date.

You may choose the Retirement Date by writing to us. The Retirement Date must be at least 30, and not more than 180, days after we receive your choice, but may not be later than the end of the tax year in which you reach age 70 1/2.

If you have not chosen a Retirement Date, we will pay the Account Balance to you in one sum at the end of the tax year in which you attain age 70 1/2.

DEATH BENEFIT--If you die on or before the Retirement Date, we will pay the entire Account Balance in a single sum to your beneficiary after we receive proof of death and a complete written claim. For this purpose, the Account Balance will be valued as of the date we receive proof of death. If we receive proof of death but a complete written claim is not submitted, the entire Account Balance will be paid no later than five years after your death. If your beneficiary is your spouse, he or she may choose to receive payment either in a single sum or under one of the income plans described in Section IV. However, if your spouse's 75th birthday occurs before we receive proof of death, or if proof is received more than one year after your death, your spouse may not choose an income plan.

If you die after the Retirement Date, whether or not payments will continue after your death depends on which income plan option you have chosen. Those provisions are set forth in Section IV.

DIVIDENDS--Every year we determine if there is an amount to be paid to our contractholders as dividends we will determine the share, if any, for the Fixed Interest Account portion of your Contract each year before the Retirement Date. Any dividend will be credited in the manner and under the conditions we determine. However, as required by the Code, any dividend will be applied as a purchase payment under your Contract before the end of the calendar year following the year in which it is credited. We do not anticipate that any dividends will be payable on the Contract.

CASH WITHDRAWAL VALUES--Your Contract has a cash withdrawal value at any time before the Retirement Date while you are alive. The cash withdrawal value is equal the Account Balance minus any Administrative Charge and minus any Early Withdrawal Charge.


                        WITHDRAWALS FROM YOUR ACCOUNTS

We will make withdrawals from your Fixed Interest Account or from an Investment Division in your Separate Account to:

  (a)  provide you with an income plan as a retirement benefit.

  (b)  provide your beneficiary with a death benefit.

  (c)  make payment to you or to another funding vehicle established pursuant to
       Section 408 of the Code or all, a specified whole percentage, or a specified dollar amount of the cash withdrawal value of your Contract.

  (d)  make a transfer to the Fixed Interest Account, or to

                                                   (Continued on following page)

37VM-84  IL, MN
       the Separate Account, or between Investment Divisions of the Separate Account, as you may direct. Not more than four transfers may be made in a calendar year.

  (e)  pay Administrative Charges.

Any withdrawal will completely discharge our liability for the total amount withdrawn, including any charges. If you request a payment or transfer, your request must be signed by you and must clearly state the Account (and Investment Division, if any) from which the withdrawal is to be made and to which any transfer is to be made. The amount withdrawn from your Fixed Interest Account Balance to make the payment or transfer must be at least $1,000, unless the request applies to your entire Fixed Interest Account Balance or applies only to amounts withdrawn from a subpart on its Maturity Date. The amount withdrawn from your Separate Account Balance must be at least $250 unless the request applies to your entire balance in an Investment Division of the Separate Account.

There will be an Early Withdrawal Charge deducted from your Account Balance for certain withdrawals made to make payment to you or another funding vehicle or to make transfers from the Fixed Interest Account to the Separate Account unless the withdrawals are exempt as described on this page. Whether or not there is an Early Withdrawal Charge you may be subject to a tax penalty on certain withdrawals.

Any withdrawal from the Fixed Interest Account will be made as of the date we receive the request to make it or as of any later date specified in the request except that:

  (a) if the date specified is more than 180 days after the date we receive the request, we will not make the withdrawal.

  (b)  if you die before the date specified, we will not make the withdrawal.

  (c) any other withdrawals taking effect before the date specified will be made first.

  (d) if we require any proof of claim, we may defer the withdrawal until we receive it.

  (e) if the withdrawal is to make a transfer to the Separate Account and a Valuation Period does not end on the date we would normally make the withdrawal, we will make it as of the next date on which a Valuation Period ends.

  (f) if the withdrawal is to provide an income plan, we will make the withdrawal on the day as of which the payments start.

  (g) if the withdrawal is to pay an Administrative Charge, or to pay you your entire Account Balance because it is less than $800 and more than 4 years have elapsed since we received your last payment, we will make the withdrawal as of the date we choose.

Any withdrawal from an Investment Division of the Separate Account will be made as of the date the withdrawal would have been made had it been a withdrawal from your Fixed Interest Account Balance except that if such date is not the end of a Valuation Period, the withdrawal will be deferred until the next following date on which a Valuation Period ends. If the withdrawal is made to provide an income plan, the withdrawal will be made as of the end of the Valuation Period ending immediately before the date as of which the income plan payments are to start.

As required by law, we reserve the right to defer the payment of any withdrawal from the Fixed Interest Account Balance for up to six months. If we delay for 30 days or more, interest will be paid from the date we receive your request at a rate of at least 3% a year.

                            EARLY WITHDRAWAL CHARGE

An Early Withdrawal Charge will be deducted from your Account Balance for certain withdrawals made to make payment to you or to another funding vehicle or to make transfers from the Fixed Interest Account to the Separate Account. However, no Early Withdrawal Charge will apply:

  (a)  if your Contract has been in force for more than 7 full contract years.

  (b) if you request payment to yourself of the entire Account Balance and give us proof that you are then totally disabled as defined in the Federal Social Security Act (whether or not you are covered by Social Security).

  (c)  to a withdrawal if:

       (i) you have made no previous withdrawal from any part of your Account Balance during the then current calendar year other than any transfers within or from the Separate Account, and

       (ii) no more than 10% of the amount in the Fixed Interest Account or in any Investment Division is being withdrawn from that Account or Division. If more than 10% of the amount in any Account or Division is withdrawn from it, the Early Withdrawal Charge will apply only to the amounts withdrawn that exceed 10%. In calculating the 10% we will not include any amount withdrawn from a subpart of the Fixed Interest Account on its Maturity Date.

  (d) to any amount withdrawn from a subpart of the Fixed Interest Account on its Maturity Date (if a transfer would have been made on a Maturity Date except

37VM-84  IL, MN                        7             (Continued on reverse side)
       for the fact that such date was not the end of a Valuation Period, no Early Withdrawal charge will apply to the amount transferred).

AMOUNT OF EARLY WITHDRAWAL CHARGE--The Early Withdrawal Charge will be determined separately for the Fixed Interest Account Balance and the Separate Account Balance in each Investment Division. The Early Withdrawal Charge is equal to:

  (a) that part of the amount used to make the transfer or payment that is not exempt from the Early Withdrawal Charge, multiplied by

  (b)  the applicable factor from Column I of the table below,

but only if your Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as the case may be, remaining after the withdrawal is at least equal to the Early Withdrawal Charge. In such case we will make the transfer or payment you directed, and then withdraw the Early Withdrawal Charge from the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as appropriate.

If the balance, if any, that would have remained after the transfer or payment you directed is less than the Early Withdrawal Charge described in the preceding paragraph (i.e., there would not be enough left to pay the charge), we will instead withdraw from your Fixed Interest Account Balance, or from the Separate Account Balance in that Investment Division, as appropriate, to make the transfer or payment you directed, both:

  (a) any applicable Administrative Charges and any amounts exempt from the Early Withdrawal Charge; and

  (b) an amount equal to the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as applicable, divided by the applicable factor from Column II of the table below.

We will then withdraw the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as applicable, as the Early Withdrawal Charge.

The total of all Early Withdrawal Charges with respect to your Separate Account Balance will never exceed 8% of all of the contributions to your Separate Account Balance made to the date of the withdrawal.

                                     TABLE

     YOUR FULL YEARS
       OF CONTRACT
      PARTICIPATION
      AT WITHDRAWAL          COLUMN I   COLUMN II
          less than 3          0.07       1.07
    3 but less than 4          0.06       1.06
    4 but less than 5          0.05       1.05
    5 but less than 6          0.04       1.04
    6 but less than 7          0.02       1.02
    7 or more                  0.00       1.00

Except that for balances in the Fixed Interest Account, when you are age 63 or older the factors will not be greater than shown below:

         YOUR AGE
     (LAST BIRTHDAY)
      AT WITHDRAWAL          COLUMN I   COLUMN II
       69 OR OVER              0.00       1.00
           68                  0.01       1.01
           67                  0.02       1.02
           66                  0.03       1.03
           65                  0.04       1.04
           64                  0.05       1.05
           63                  0.06       1.06

                            ADMINISTRATIVE CHARGES

Once each calendar year, we will deduct a $15 Administrative Charge from your Fixed Interest Account Balance and a $15 Administrative Charge from your Separate Account Balance. In addition, if your entire Account Balance is withdrawn to make payment to you or to another funding vehicle, the amount withdrawn will be reduced by the amount of any unpaid Administrative Charge Before we make payment. The Administrative Charge deduction from the Separate Account will be divided equally among the Investment Divisions in which you are participating when the deduction is made. The Administrative Charge will be in addition to any Early Withdrawal Charge.

The Administrative Charge will be prorated for each month, or part of a month, in which you have an Account Balance. The Administrative Charge will never reduce your Fixed Interest Account Balance to less than the amounts you added to your Fixed Interest Account, less any amounts withdrawn from your Fixed Interest Account Balance (other than to pay Administrative Charges), plus interest at 3% a year on the amounts while in the Fixed Interest Account.

We may change the Administrative Charge upon 90 days prior notice to you.

37VM-84  IL, MN

                              GENERAL PROVISIONS

THE CONTRACT--This Contract includes any riders, and with them makes up the entire contract. All statements in the application will be representations and not warranties. Amounts payable to you under the Contract are at least equal to the minimums required by any applicable state law. The Contract is established for the exclusive benefit of you and your beneficiary.

TAX-QUALIFIED STATUS--This Contract is intended to qualify as an Individual Retirement Annuity as described in Section 408(b) of the Code. We will interpret and administer the Contract as required by the Code and applicable Treasury Regulations. We may amend this Contract and take other actions, including refund of purchase payments, without your consent if necessary to keep it qualified.

OWNERSHIP--As owner, you may exercise all rights under your Contract while you are alive.

ASSIGNMENT--Your rights under this Contract may not be assigned, transferred, sold, forfeited, discounted or pledged as collateral or as security. You may not assign or encumber any amount payable under this Contract. To the extent permitted by law, amounts payable under this Contract will not be subject to claims against any payee. Your entire interest is nonforfeitable.

BENEFICIARY--The beneficiary is the person or persons to whom the death benefit is payable when you die. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die while you are alive. if no beneficiary or contingent beneficiary is named, or if none is alive when you die, your estate will be the beneficiary.

If more than one beneficiary is alive when you die, we will pay them in equal shares unless you have chosen otherwise.

HOW TO CHANGE THE BENEFICIARY--You may change a beneficiary or contingent beneficiary of your Contract by written notice. No change is binding on us until it is recorded at our Designated Office. Once recorded, the change binds us as of the date you signed it. However, the change will not apply to any payment made by us before we recorded your request. We may require that you send us your Contract to make the change.

AGE AND SEX--If your date of birth or sex, as shown in your application for this Contract, is not correct, we will adjust the benefits under your Contract. The adjusted benefits will be those that would have been provided at the correct age and sex. Any overpayment or underpayment, together with interest at 6%, will be deducted from or added to, respectively, future payments.

LIMITATION ON SALES REPRESENTATIVE'S AUTHORITY--NO sales representative or other person except our President, a Vice-President, or our Secretary may (a) make or change your Contract; or (b) make any binding promises about Contract benefits; or (c) change or waive any of the terms of your Contract. Any such change, waiver or promise must be in writing.

COMMUNICATIONS--All communications under your Contract and any amendment, modification or waiver of your Contract will be in writing. All payments and communications to us must be directed to our Designated Office. We will not consider a payment or communication received until it is received in the Designated Office.

ANNUAL REPORTS--We will keep records of the amount held in your Account Balance. At least once in each twelve month period before the Retirement Date, we will send you a statement showing your Account Balance in each Account.

INCONTESTABILITY--We will not contest the validity of your Contract.

TERMINATION--We have the right to withdraw your entire Account Balance, less any Administrative Charges and any Early Withdrawal Charge, and pay it to you in full settlement of our liability to you under your Contract, if, (i) more than four years have passed since the date we received the last payment on your behalf and (ii) your entire Account Balance is less than $800, or would be less than $800 after a withdrawal that you had requested.


                                  SECTION II

                            FIXED INTEREST ACCOUNT

SUBPARTS OF THE FIXED INTEREST ACCOUNT--We will establish a "subpart" within the Fixed Interest Account as of the first day of each calendar quarter for purchase payments or transfers received in that quarter. Each amount to be added to the Fixed Interest Account will be added to the most recently established subpart. Each subpart will have a specified Maturity Date. The Maturity Date will be December 31st of the first, second, third or fourth calendar year, as we determine, following the calendar year during which the subpart is established.

On the day after the Maturity Date of a subpart in which a part of your Fixed Interest Account Balance is maintained, we will automatically transfer that part of the Fixed Interest Account Balance to the new subpart, unless you advise us that you want it withdrawn or transferred to the Separate Account.

Any partial withdrawal from the Fixed Interest Account Balance will be made first from any subpart whose Maturity Date is the date of the withdrawal and then from the most

37VM-84  IL, MN                        9             (Continued on reverse side)

                                  SECTION II
recently established subparts in reverse order of their establishment. Transfers which would have been made on a Maturity Date but for the fact that the Maturity Date was not the end of a Valuation Period will be deemed to have been made on the Maturity Date for purposes of this section.

INTEREST CREDITED TO THE FIXED INTEREST ACCOUNT--We will credit interest to a subpart on amounts held in that subpart at a daily compound rate for the period from the date of addition to the subpart up to, but not including, the date of withdrawal from such subpart.

Before we establish a subpart we will set the rate of interest that will be credited to amounts in such subpart. That rate C interest will remain in effect without change to the subpart' Maturity Date.

In no event will the rate of interest credited on amounts while in any subpart be less than an effective annual rate 3% a year. The table on page 3 shows the Minimum Fixed Interest Account Balance for a Contract with $1,000 added to the Fixed Interest Account Balance each year.


                                  SECTION III

                               SEPARATE ACCOUNT

DEFINITIONS
"Accumulation Unit" means the unit of measurement used to determine the value of amounts held in the Investment Divisions.

"Fund" means the Metropolitan Series Fund Inc., which is a series-type of mutual fund registered with the Securities and Exchange Commission as a diversified open-end management investment company under the Investment Company Act of 1940. We are the investment manager of the Fund.

"Valuation Period" means the period between two successive valuations of the assets in the Separate Account. Valuations will be made once on each day when the New York Stock Exchange is open for trading. We reserve the right, on 30 days notice, to change the basis for such Valuation Period, as long as the new basis is not inconsistent with applicable law.

"Investment Divisions" are part of the Separate Account. Each division holds a separate class (or series) of stock of a designated investment company. Each class of stock represents a separate portfolio in the investment company. The Investment Divisions available on the Date of Issue are shown on page 4 of your Contract. We will notify you if any other Investment Divisions become available.

"Investment Experience Factor" means a factor used to measure changes in each Investment Division's investment experience during a Valuation Period. The investment experience of an Investment Division is determined as of the end of each Valuation Period.

SEPARATE ACCOUNT--The Separate Account is Metropolitan Life Separate Account E. This is an investment account established and maintained by us, separate from our general account or other separate accounts.

We own the assets in the Separate Account. Assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business we conduct. We may from time to time transfer to our general account assets in excess of such reserves an liabilities. We may add amounts to the Separate Account from other contracts of ours as we may determine.

Income and realized and unrealized gains or losses from assets in the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses.

The Separate Account will be valued at the end of each Valuation Period.

MAINTENANCE OF THE SEPARATE ACCOUNT--We keep our records of amounts in the various Investment Divisions in the Separate Account in terms of Accumulation Units. The value of an Accumulation Unit in an Investment Division for a Valuation Period is determined as of the end of such Valuation Period by multiplying the value of an Accumulation Unit at the end of the prior Valuation Period by that Division's Investment Experience factor for the Valuation Period. The initial value of an Accumulation Unit in each Investment Division will be set by us.

To determine the number of Accumulation Units of an Investment Division that are bought by a purchase payment or transfer, we divide the amount of the payment or transfer by the value of an Accumulation Unit in such Investment Division for the Valuation Period in which the payment or transfer is added to the Investment Division.

We will determine the value of any amount withdrawn from your Separate Account Balance based on the value of an Accumulation Unit for the date as of which the withdrawal is made.

VALUATION OF INVESTMENT DIVISIONS--THE Investment experience of an Investment Division is determined as of the end of each Valuation Period.

37VM-84  IL, MN

                                  SECTION III

As of the end of each Valuation Period, we use an investment Experience Factor to measure changes in each Investment Divisions investment experience during a Valuation Period.

The Investment Experience Factor for a Valuation Period in each Investment Division is calculated as follows:

  (1) We take the net asset value per investment company share at the end of the current Valuation Period, add the per share amount of any dividend or capital gain distribution paid by the investment company during the current Valuation Period, and subtract any per share charge for taxes and reserve for taxes.

  (2) We then divide the amount in section (1) by the net asset value per investment company share at the end of the preceding Valuation Period.

  (3) We then subtract a charge not to exceed .000040792 for each day in the Valuation Period. This charge is to cover administrative expenses, and the mortality and expense risk charges assumed by us under your Contract.

DEFERMENT--We reserve the right to defer determination, payment or application of any amount received or payable under this Contract in the event that the New York Stock Exchange is closed (other than customary weekend and holiday closings), or an emergency exists making disposal or valuation of assets in the Separate Account not reasonably practicable or the Securities and Exchange Commission determines that securities trading is restricted or permits such deferral.

RIGHT TO MAKE CHANGES--We reserve the right to make certain changes if, in our judgment, they would best serve the interests of participants in or owners of similar Contracts or would be appropriate in carrying out the purposes of such Contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

Examples of the changes we may make include:

  . To operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law.

  . To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940.

  . To transfer any assets in an Investment Division to another Investment Division, or to one or more separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

  . To substitute, for the investment company shares held in any Investment Division, the shares of another class of the investment company or the shares of another investment company or any other investment permitted by law.

  . To change the way we assess charges. but without increasing the aggregate amount charged in connection with this Contract. For example, if we purchase investments (such as stocks and bonds) instead of buying shares of an investment company, we will assess an investment advisory charge but not more than the amount that would otherwise be charged by the investment company.

  . To make any necessary technical changes in this Contract in order to conform with any action this provision permits us to take.

If any changes result in a material change in the underlying investments of an Investment Division to which an amount is allocated under the Contract, we will notify you of the change. You may then make a new choice of Investment Divisions.


                                  SECTION IV

                             OPTIONAL INCOME PLANS

DEFINITIONS

"Annuitant" means you if you have chosen an income plan, or your spouse-beneficiary if he or she has chosen an income plan.

CHOICE OF INCOME PLANS--The Annuitant may choose one of the income plans that we make available. The choice must be made when you choose the Retirement Date or when your spouse-beneficiary elects to receive income plan payments.

The available income plans are described below. The minimum guarantee payments are shown, based upon a guaranteed interest rate of 3% and the 1983 Table A (Metropolitan Adjusted). On request we will tell you, or your spouse after your death, what the actual payments would be. With our consent other income plans consistent with the Code and applicable Treasury Regulations may be chosen. We may require proof of age or ages used to determine the payments.

Payments may be made monthly, quarterly, semiannually or annually. If the monthly payment would be less than $20, instead of providing an income plan, we may make payment as if a single sum cash withdrawal have been requested.

                                                     (Continued on reverse side)

37VM-84  IL, MN                       11

                                  SECTION IV

DURATION OF INCOME PLANS--As of the date income plan payments are to start, the Account Balance reduced by any applicable premium tax will be applied to the income plan chosen. The first payment under an income plan chosen by your spouse as a death benefit will be made as of the date we receive proof of death.

If an income plan is provided, your entire Account Balance must be paid out in equal amounts over

   (i)  the Annuitant's life, if a single life income plan is chosen.

  (ii) your life and that of your spouse, if you choose a joint and survivor life income plan.

 (iii) a period not extending beyond the Annuitant's life expectancy (or, if you are the Annuitant and are married, the life expectancies of you and you spouse), if a term certain or term certain and single life income plan is chosen.

In no case, however, will this paragraph be used to restrict or reduce any final payment to be made at the Annuitant's death.

PROOF OF LIVING--We may require proof that the person to whom any life income plan payment is to be made is alive on the due date of that payment.

SUPPLEMENTARY CONTRACT--When an income plan starts we will issue a new Contract describing the terms of the plan. We may require that this Contract be returned to us.


                             NON LIFE INCOME PLAN

OPTION A TERM CERTAIN INCOME PLAN--We will make monthly payments from the date the income plan starts to the date of the last payment before the end of the term certain period. The term certain period may not be less than five years. Income payments during the Annuitant's lifetime are payable to the Annuitant; any income payments due after the Annuitant's death are payable to the Annuitant's beneficiary. If the beneficiary is not a natural person, then instead of making income payments, the commuted value of those income payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor the beneficiary is alive at the time an income payment is due, the commuted value of the remaining income payments will be paid to (i) the Annuitant's estate if the Annuitant died after the beneficiary, or (ii) the beneficiarys estate if the beneficiary died after the Annuitant. The commuted value of remaining income payments will be calculated at the interest rate used to determine those income payments No commuted value of those income payments is payable except as stated above.


                               LIFE INCOME PLANS

OPTION B SINGLE LIFE INCOME PLAN--We will make monthly payments from the date the income plan starts, if the annuitant is then living, to the date of the last payment before the annuitant's death. no payments will be made after the annuitant's death.

OPTION B1 TERM CERTAIN AND SINGLE LIFE INCOME PLAN--We will make monthly payments from the date the income plan starts to the date of the last payment before the later of (i) the Annuitant's death, and (ii) the end of the term certain period. Income payments during the Annuitant's lifetime are payable to the Annuitant; any income payments due after the Annuitant's death are payable to the Annuitant's beneficiary. If the beneficiary is not a natural person, instead of making income payments, the commuted value of those income payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor the beneficiary is alive at the time an income payment is due, the commuted value of the remaining income payments will be paid to (i) the Annuitants estate if the Annuitant died after the beneficiary. or (ii) The beneficiary's estate if the beneficiary died after The Annuitant. The commuted value of remaining income payments will be calculated at the interest rate used to determine those income payments. No commuted value of those income payments is payable except as stated above.

OPTION C JOINT AND SURVIVOR LIFE INCOME PLAN--YOU AND YOUR SPOUSE--We will make monthly payments from the date the income plan starts to the date of the last payment before the death of the survivor of you and you spouse. Income payments during your lifetime are payable to you; any income payments due after your death are payable to your spouse. Income payments due to your surviving spouse are a stated percentage. Not greater than 100%, of the income payments due during your lifetime. No payments will be made after both you and your spouse die this income plan is not available as a death benefit.

37VM-84  IL, MN

                            OPTIONAL INCOME TABLES

              --------------------------------------------------
                      OPTION A--Term Certain Income Plan

                              Guaranteed Minimum
                     Monthly Income Payment per $1,000 of
                   Consideration if Term Certain Period is:
              --------------------------------------------------
                    10 Years       15 Years       20 Years
                      $9.37          $6.70          $5.37
              --------------------------------------------------

              --------------------------------------------------
                      OPTION B--Single Life Income Plan
              --------------------------------------------------
                   Annuitant's          Guaranteed Minimum
                   Age on Date        Monthly Income Payment
               Income Plan Starts  per $1,000 of Consideration
              --------------------------------------------------
                                      Males           Females
                       55             $4.02            $3.69
                       56              4.09             3.75
                       57              4.16             3.81
                       58              4.24             3.87
                       59              4.32             3.93

                       60              4.40             4.00
                       61              4.49             4.07
                       62              4.58             4.14
                       63              4.68             4.22
                       64              4.79             4.31

                       65              4.90             4.40
                       66              5.02             4.49
                       67              5.15             4.60
                       68              5.29             4.71
                       69              5.44             4.82

                       70              5.59             4.94
              --------------------------------------------------

              On request, we will furnish rates not shown above.

            -----------------------------------------------------------
             OPTION B1--Term Certain and Single Life Income Plan--
             Male
            -----------------------------------------------------------
               Annuitant's Age   Guaranteed Minimum Monthly Income Plan
                   on Date       Payment per $1,000 of Consideration if
             Income Plan Starts          Term Certain Period is:
            -----------------------------------------------------------
                                  10 Years      15 Years      20 Years
                                ---------------------------------------
                   55              $3.98         $3.94         $3.87
                   56               4.05          4.00          3.93
                   57               4.12          4.06          3.98
                   58               4.19          4.13          4.04
                   59               4.26          4.19          4.10

                   60               4.34          4.26          4.15
                   61               4.42          4.34          4.21
                   62               4.51          4.41          4.28
                   63               4.60          4.49          4.34
                   64               4.70          4.57          4.40

                   65               4.80          4.66
                   66               4.90          4.75
                   67               5.02          4.84
                   68               5.13          4.93
                   69               5.26          5.03

                   70               5.39          5.12
            -----------------------------------------------------------

37VM-84  IL, MN                       13

            -----------------------------------------------------------
             OPTION B1--Term Certain and Single Life Income Plan--
             Female
            -----------------------------------------------------------
               Annuitant's Age   Guaranteed Minimum Monthly Income Plan
                   on Date       Payment per $1,000 of Consideration if
             Income Plan Starts          Term Certain Period is:
            -----------------------------------------------------------
                                  10 Years      15 Years      20 Years
            -----------------------------------------------------------
                   55              $3.68         $3.66         $3.63
                   56               3.73          3.71          3.68
                   57               3.79          3.76          3.73
                   58               3.85          3.82          3.78
                   59               3.91          3.88          3.83

                   60               3.97          3.94          3.89
                   61               4.04          4.00          3.94
                   62               4.11          4.07          4.00
                   63               4.19          4.14          4.06
                   64               4.27          4.21          4.12

                   65               4.35          4.29          4.19
                   66               4.44          4.37          4.26
                   67               4.54          4.45          4.32
                   68               4.64          4.54
                   69               4.74          4.63

                   70               4.85          4.72
            -----------------------------------------------------------

              On request, we will furnish values not shown above

            -----------------------------------------------------------
               OPTION C--Joint and Survivor Life Income Plan--Male
            -----------------------------------------------------------
                               Guaranteed Minimum Monthly Income Plan
                               Payment to you per $1,000 of Considera-
             Age on Date of     tion if percentage of Monthly Income
                Purchase*      Payment Payable to Surviving Spouse is:
            -----------------------------------------------------------
                                50%      66 2/3%      75%      100%
            -----------------------------------------------------------
                55 and 60      $3.76      $3.67      $3.62    $3.49
                60 and 55       3.92       3.76       3.68     3.44
                60 and 60       4.00       3.87       3.80     3.60
                60 and 65       4.07       3.96       3.91     3.74

                65 and 60       4.29       4.09       3.99     3.68
                65 and 65       4.38       4.21       4.12     3.86

                70 and 65       4.79       4.52       4.38     3.98
                70 and 70       4.92       4.69       4.58     4.24
            -----------------------------------------------------------

             * In each pair of ages, the first age is your age and the
               second age is your spouse's.
            -----------------------------------------------------------
              On request, we will furnish rates not shown above.

            -----------------------------------------------------------
               OPTION C--Joint and Survivor Life Income Plan--Female
            -----------------------------------------------------------
                               Guaranteed Minimum Monthly Income Plan
                               Payment to you per $1,000 of Considera-
             Age on Date of     tion if percentage of Monthly Income
                Purchase*      Payment Payable to Surviving Spouse is:
            -----------------------------------------------------------
                                50%      66 2/3%      75%      100%
            -----------------------------------------------------------

                55 and 60      $3.57      $3.52      $3.50     $3.44
                60 and 55       3.75       3.66       3.62      3.49
                60 and 60       3.80       3.73       3.70      3.60
                60 and 65       3.84       3.79       3.76      3.68

                65 and 60       4.07       3.96       3.91      3.74
                65 and 65       4.13       4.04       4.00      3.86

                70 and 65       4.50       4.35       4.28      4.06
                70 and 70       4.59       4.47       4.42      4.24
            -----------------------------------------------------------

             * In each pair of ages, the first age is your age and the
               second age is your spouse's.
            -----------------------------------------------------------
              On request, we will furnish rates not shown above.

37VM-84  IL, MN

                                    NOTICE

When you write to us, please give us your name, address and contract number. Please notify us promptly of any changes. We will write to you at your last known address.

Checks, drafts or money orders may be drawn to the order of Metropolitan Life (or Met Life). They are received subject to the condition that they may be handled for collection in accordance with the practice of the collecting bank or banks. If we do not receive the full amount of any check, draft or money order, it will not constitute payment. A payments are to be made in U.S. currency.

VOTING FOR DIRECTORS

Our Board of Directors is elected by the contractholder. For details on how to vote, write to our Secretary.

Metropolitan Life Insurance Company
One Madison Avenue
New York, New York 10010

Countersigned and Delivered ________________________ 19____ By__________________


                               TABLE OF CONTENTS

                                                                      PAGE
TABLE OF VALUES                                                          3

DESCRIPTION OF INVESTMENT DIVISIONS OF SEPARATE ACCOUNT                  4

UNDERSTANDING THIS CONTRACT                                              5

DEFINITIONS                                                              5

PURCHASE PAYMENTS                                                        5
  When Payable and Credited                                              5
  Where Payable                                                          6
  Allocation of Purchase Payments                                        6

BENEFITS                                                                 6
  Retirement Benefit                                                     6
  Death Benefit                                                          6
  Dividends                                                              6
  Cash Withdrawal Values                                                 6

WITHDRAWALS FROM YOUR ACCOUNTS                                           6

EARLY WITHDRAWAL CHARGE                                                  7
  Amount of Early Withdrawal Charge                                      8

ADMINISTRATIVE CHARGES                                                   8

GENERAL PROVISIONS                                                       9
  The Contract                                                           9
  Tax-Qualified Status                                                   9
  Ownership                                                              9
  Assignment                                                             9
  Beneficiary                                                            9
  How to Change the Beneficiary                                          9
  Age and Sex                                                            9
  Limitation on Sales Representative's Authority                         9
  Communications                                                         9
  Annual Reports                                                         9
  Incontestability                                                       9
  Termination                                                            9

FIXED INTEREST ACCOUNT                                                   9
  Subparts of the Fixed Interest Account                                 9
  Interest Credited to the Fixed Interest Account                       10

SEPARATE ACCOUNT                                                        10
  Definitions                                                           10
  Separate Account                                                      10
  Maintenance of the Separate Account                                   10
  Valuation of Investment
  Divisions                                                             10
  Deferment                                                             11
  Right to Make Changes                                                 11

OPTIONAL INCOME PLANS                                                   11
  Definitions                                                           11
  Choice of Income Plans                                                11
  Duration of Income Plans                                              12
  Proof of Living                                                       12
  Supplementary Contract                                                12

NON LIFE INCOME PLAN                                                    12
  Option A Term Certain Income Plan                                     12

LIFE INCOME PLANS                                                       12
  Option B Single Life Income Plan                                      12
  Option B1 Term Certain and Single Life Income Plan                    12
  Option C Joint and Survival
    Life Income Plan--You and Your Spouse                               12
  Optional Income Tables                                                13
    Option A                                                            13
    Option B                                                            13
    Option B1                                                           13
    Option C                                                            14

MULTIFUNDED ANNUITY

Purchase payments are flexible. Benefits depend, among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chosen. Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death benefits are provided on or before the retirement date. Transfers from other contracts are limited. The Fixed Interest Account portion of this contract is eligible for dividends before the retirement date.

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

37VM-84  IL, MN

                                                               EXHIBIT(4)(C)(II)



Filed as Exhibit (5)(E)(II) with Post Effective Amendment No. 1 to this Registration Statement on Form S-6 on April 25, 1985.

             [LOGO OF METROPOLITAN INSURANCE COMPANY APPEARS HERE]

                      Metropolitan Life Insurance Company
                A Mutual Company incorporated in New York State

   Metropolitan Life Insurance Company will pay the benefits provided by this contract according to its provisions.


       ISSUE DATE                                              CONTRACT NUMBER
       08-01-84                                                123 456 789 VF


    ____________________________________________________________________________
       OWNER

                                   JOHN DOE


            /s/ Harry P. Kamen                  /s/ John J. Creedon
            --------------------------          -------------------------------
             Harry P. Kamen                      John J. Creedon
             Senior Vice-President and           President and
             Secretary                           Chief Executive Officer

          MULTIFUNDED ANNUITY

          Purchase payments are flexible. Benefits depend, among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chosen. Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death proceeds are available on or before the retirement date. Transfers from other contracts are limited. The Fixed Interest Account portion of this contract is eligible for dividends before the retirement date.

           ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

           10-DAY RIGHT TO EXAMINE CONTRACT--Please read this contract. You may return this contract to us or to the person through whom you bought it within 10 days from the date you receive it. If you return it within the 10 day period, it will then be void from the beginning. We will refund any purchase payments received.

           See Table of Contents on back cover.

37VM-84  MI                           1

                      THIS PAGE INTENTIONALLY LEFT BLANK

                                TABLE OF VALUES

                    MINIMUM FIXED INTEREST ACCOUNT BALANCE

              For a Contract Without any Withdrawals or Transfers
                        From the Fixed Interest Account

   BASIS: $1,000 Annual Purchase Payment Allocated to Fixed Interest Account
                      at Beginning of Each Contract Year.

             Values are proportional for other purchase payments.

          ------------------------------------------------------
                                                 MINIMUM
                 END OF                      FIXED INTEREST
                CONTRACT                         ACCOUNT
                  YEAR                           BALANCE
          ------------------------------------------------------
                    1                           $ 1,030
                    2                             2,091
                    3                             3,184
                    4                             4,309
                    5                             5,468
                    6                             6,662
                    7                             7,892
                    8                             9,159
                    9                            10,464
                   10                            11,808
                   11                            13,192
                   12                            14,618
                   13                            16,086
                   14                            17,599
                   15                            19,157
                   16                            20,762
                   17                            22,414
                   18                            24,117
                   19                            25,870
                   20                            27,678
                   21                            29,537
                   22                            31,453
                   23                            33,426
                   24                            35,459
                   25                            37,553
          ------------------------------------------------------

On request we will provide values for years not shown.

The guaranteed interest rate used to determine the minimum Fixed Interest Account Balance is 3%.

Values during the year will include interest for the completed part of the year. The values shown above do not take into account any Early Withdrawal Charges.

37VM-84  MI                            3

            DESCRIPTION OF INVESTMENT DIVISIONS OF SEPARATE ACCOUNT

          THE ASSETS IN EACH INVESTMENT DIVISION OF METROPOLITAN LIFE SEPARATE ACCOUNT E (SEPARATE ACCOUNT) ARE INVESTED IN A SEPARATE CLASS (OR SERIES) OF STOCK OF THE METROPOLITAN SERIES FUND, INC. (FUND). EACH CLASS OF STOCK REPRESENTS A SEPARATE PORTFOLIO IN THE FUND.

          DIVISION 1--GROWTH PORTFOLIO--The investment objective of this portfolio is to achieve long-term growth of capital and income, and moderate current income, by investing primarily in common stocks that are believed to be of good quality or to have good growth potential or which are considered to be undervalued based on historical investment standards.

          DIVISION 2--INCOME PORTFOLIO--The investment objective of this portfolio is to achieve the highest possible total return, by combining current income with capital gains, consistent with prudent investment risk and the preservation of capital, by investing primarily in fixed income, high-quality debt securities.

          DIVISION 3--MONEY MARKET PORTFOLIO--The investment objective of this portfolio is to achieve the highest possible current income consistent with the preservation of capital and maintenance of liquidity, by investing primarily in short-term money market instruments.

          INVESTMENT RETURNS WILL REFLECT FLUCTUATIONS IN MARKET VALUE OF SECURITIES. PLEASE REFER TO THE CURRENT FUND PROSPECTUS FOR A COMPLETE DESCRIPTION OF THE FUND AND THE DESIGNATED PORTFOLIOS.

37VM-84  MI

            The provisions of Sections I and IV of this Contract apply to the entire Contract. The provisions of Section II apply only to the Fixed Interest Account and those in Section III only to the Separate Account.


                                   SECTION I

                          UNDERSTANDING THIS CONTRACT

This Contract provides for purchase payments you make to be accumulated by us in, at your option, a fixed interest account (Fixed Interest Account), as described in Section II of this Contract or a variable account (Separate Account) as described in Section III of this Contract, or both. On the Retirement Date, the Account Balance may be applied under an optional income plan as described in Section IV of this Contract, to provide you with a retirement income.

To make your Contract clear and easy to read, we have left out many cross-references and conditional statements. Therefore, the provisions of your Contract must be read as a whole.

To exercise your rights, you should follow the procedures stated in your Contract. If you want to request a cash withdrawal, choose a Retirement Date, change a beneficiary, change an address or request any other action by us, you should do so on the forms prepared for each purpose.


                                  DEFINITIONS

"You" and "your" refer to the owner of this Contract.

"We", "us" and "our" refer to Metropolitan Life Insurance Company.

The "Retirement Date" is the date as of which our payments under an optional income plan start. (See Retirement Benefit on page 6).

"Fixed Interest Account" is the account under the Contract to which we will add the payments that you allocate to the Fixed Interest Account. The Fixed Interest Account is part of our general account.

"Separate Account" is the account under the Contract to which we will add the payments that you allocate to any of the Investment Divisions in the Separate Account. Payments will be allocated to our Separate Account E.

"Account Balance" is the entire amount we hold under the Contract for you. It is the sum of any balance in the Fixed Interest Account and any balance in the Separate Account.

"Fixed Interest Account Balance" is the amount we hold for you in the Fixed Interest Account.

"Separate Account Balance" is the amount we hold for you in the Separate
Account.

"Administrative Charge" is the charge we deduct from your Account Balance to pay for expenses associated with your Contract.

"Early Withdrawal Charge" is the charge we deduct from your Account Balance because of certain withdrawals, as described in the Early Withdrawal Charge provision on page 7.

"Code" is the United States Internal Revenue Code of 1954 as it now exists or is later amended.

"Designated Office" is our Home Office at 1 Madison Avenue, New York, New York 10010, or such other location or locations that we name.

"Contract Years" are measured from the Date of Issue of the Contract. For example, if the Date of Issue is May 5, 1990, the first Contract Year ends May 4, 1991.


                               PURCHASE PAYMENTS

WHEN PAYABLE AND CREDITED--The initial purchase payment is payable as of the Date of issue. Subsequent purchase payments may be made at any time before the end of the tax year in which you reach age 69 1/2. Each purchase payment directed to the Fixed Interest account will be credited as of the date that we receive it. Each purchase payment directed to an Investment Division of the Separate Account will be credited as of the end of the Valuation Period, as defined in Section III, during which we receive it. However, no payment will be credited before the date of issue.

We will accept under your Contract each amount you contribute up to the $2,000 annual amount limitation of the Code to provide an annuity pursuant to Section 408(b) of the Code. If this Contract is a Section 408(k) Simplified Employee Pension, we will also accept contributions permitted under Section 408(j) of the Code. We will also accept: (i) each amount you direct to have transferred to your Account Balance from another Section 408 arrangement; (ii) rollover contributions from another individual retirement arrangement permitted under
Section 408(d)(3) of the Code, and (iii) rollover contributions from a

                                                     (Continued on reverse side)

37VM-84 MI                             5
qualified plan or as otherwise permitted under Sections 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8), 405(d)(3), and 409(b)(3)(C) of the Code. We will also accept additional amounts if the annual amount limitation in the Code should increase or if other types of contributions are or become permitted by the Code. However, we have the right not to accept any amount if:

   (1) the amount is less than $25 or more than $50,000; or

   (2) more than four years have passed since the date we received the last purchase payment for this Contract and your entire Account Balance is less than $800.

The $25 minimum in subsection (1) above may be changed by us. No increase will take effect until at least 9 days after notice is sent to you.

WHERE PAYABLE--Purchase payments are payable at our Designated Office.

ALLOCATION OF PURCHASE PAYMENTS--You choose the way in which purchase payments are to be allocated among the Fixed Interest Account and the investment Divisions of the Separate Account. Unless a new allocation request received, any prior choice will stay in effect. You may change your allocation upon written notice to us. The change will be made upon receipt, unless you specify later date,which may be up to 30 days after we receive the request.

Allocations must be in whole number percentages.

                                    BENEFITS

RETIREMENT BENEFIT--We will make payments under the income plan you choose as described in Section IV. The entire Account Balance on the Retirement Date, reduced by any applicable premium taxes, will be used to provide the income payments starting as of that date.

You may choose the Retirement Date by writing to us. The Retirement Date must be at least 30, and not more than 180, days after we receive your choice, but may not be later than the end of the tax year in which you reach age 70 1/2.

If you have not chosen a Retirement Date, we will pay the Account Balance to you in one sum at the end of the tax year in which you attain age 70 1/2.

DEATH PROCEEDS--If you die on or before the Retirement Date, we will pay the entire Account Balance in a single sum to your beneficiary after we receive proof of death and a complete written claim. For this purpose, the Account Balance will be valued as of the date we receive proof of death. If we receive proof of death but a complete written claim is not submitted, the entire Account balance will be paid no later than five years after your death. If your beneficiary is your spouse, he or she may choose to receive payment either in a single sum or under one of the income plans described in Section IV. However, if your spouse's 75th birthday occurs before we receive proof of death, or if proof is received more than one year after your death, your spouse may not choose an income plan.

If you die after the Retirement Date, whether or not payments will continue after your death depends on which income plan option you have chosen. Those provisions are set forth in Section IV.

DIVIDENDS--Every year we determine if there is an amount to be paid to our contractholders as dividends. We will determine the share, if any, for the Fixed Interest Account portion of your Contract each year before the Retirement Date. Any dividend will be credited in the manner and under the conditions we determine. However, as required by the Code, any dividend will be applied as a purchase payment under your Contract before the end of the calendar year following the year in which it is credited. We do not anticipate that any dividends will be payable on the Contract.

CASH WITHDRAWAL VALUES--Your Contract has a cash withdrawal value at any time before the Retirement Date while you are alive. The cash withdrawal value is equal to the Account Balance minus any Administrative Charge and minus any Early Withdrawal Charge.

                        WITHDRAWALS FROM YOUR ACCOUNTS

We will make withdrawals from your Fixed Interest Account or from an Investment Division in your Separate Account to:

(a)  provide you with an income plan as a retirement benefit.

(b)  provide your beneficiary with death proceeds.

(c)  make payment to you or to another funding vehicle established pursuant to
     Section 408 of the Code of all, a specified whole percentage, or a specified dollar amount of the cash withdrawal value of you Contract.

(d)  make a transfer to the Fixed Interest Account, or to the

                                                   (Continued on following page)
37VM-84  MI
     the Separate Account, or between Investment Divisions of the Separate Account, as you may direct. Not more than four transfers may be made in a calendar year.

 (e) pay Administrative Charges.

Any withdrawal will completely discharge our liability for the total amount withdrawn, including any charges. If you request a payment or transfer, your request must be signed by you and must clearly state the Account (and Investment Division, if any) from which the withdrawal is to be made and to which any transfer is to be made. The amount withdrawn from your Fixed Interest Account Balance to make the payment or transfer must be at least $1,000, unless the request applies to your entire Fixed Interest Account Balance or applies only to amounts withdrawn from a subpart on its Maturity Date. The amount withdrawn from your Separate Account Balance must be at least $250 unless the request applies to your entire balance in an Investment Division of the Separate Account.

There will be an Early Withdrawal Charge deducted from your Account Balance for certain withdrawals made to make payment to you or another funding vehicle or to make transfers from the Fixed Interest Account to the Separate Account unless the withdrawals are exempt as described on this page. Whether or not there is an Early Withdrawal Charge, you may be subject to a tax penalty on certain withdrawals.

Any withdrawal from the Fixed Interest Account, will be made as of the date we receive the request to make it or as of any later date specified in the request except that:

 (a) if the date specified is more than 180 days after the date we receive the request, we will not make the withdrawal.

 (b) if you die before the date specified, we will not make the withdrawal.

 (c) any other withdrawals taking effect before the date specified will be made first.

 (d) if we require any proof of claim, we may defer the withdrawal until we receive it.

 (e) if the withdrawal is to make a transfer to the Separate Account and a Valuation Period does not end on the date we would normally make the withdrawal, we will make it as of the next date on which a Valuation Period ends.

 (f) if the withdrawal is to provide an income plan, we will make the withdrawal on the day as of which the payments start.

 (g) if the withdrawal is to pay an Administrative Charge, or to pay you your entire Account Balance because it is less than $800 and more than 4 years have elapsed since we received your last payment, we will make the withdrawal as of the date we choose.

Any withdrawal from an Investment Division of the Separate Account will be made as of the date the withdrawal would have been made had it been a withdrawal from your Fixed Interest Account Balance except that if such date is not the end of a Valuation Period, the withdrawal will be deferred until the next following date on which a Valuation Period ends. If the withdrawal is made to provide an income plan, the withdrawal will be made as of the end of the Valuation Period ending immediately before the date as of which the income plan payments are to start.

As required by law, we reserve the right to defer the payment of any withdrawal from the Fixed Interest Account Balance for up to six months. If we delay for 30 days or more, interest will be paid from the date we receive your request at a rate of at least 3% a year.

                            EARLY WITHDRAWAL CHARGE

An Early Withdrawal Charge will be deducted from your Account Balance for certain withdrawals made to make payment to you or to another funding vehicle or to make transfers from the Fixed Interest Account to the Separate Account. However, no Early Withdrawal Charge will apply:

 (a) if your Contract has been in force for more than 7 full contract years.

 (b) If you request payment to yourself of the entire Account Balance and give us proof that you are then totally disabled as defined in the Federal Social Security Act (whether or not you are covered by Social Security).

 (c) to a withdrawal if:

     (i) you have made no previous withdrawal from any part of your Account Balance during the then current calendar year other than any transfers within or from the Separate Account, and

     (ii) no more than l0% of the amount in the Fixed Interest Account or in any Investment Division is being withdrawn from that Account or Division. If more than 10% of the amount in any Account or Division is withdrawn from it, the Early Withdrawal Charge will apply only to the amounts withdrawn that exceed 10%. In calculating the 10% we will not include any amount withdrawn from a subpart of the Fixed Interest Account on its Maturity Date.

 (d) to any amount withdrawn from a subpart of the Fixed Interest Account on its Maturity Date (if a transfer would have been made on a Maturity Date except

37VM-84  MI                            7             (Continued on reverse side)
     for the fact that such date was not the end of a Valuation Period, no Early Withdrawal charge will apply to the amount transferred).

AMOUNT OF EARLY WITHDRAWAL CHARGE--The early Withdrawal Charge will be determined separately for the Fixed Interest Account Balance and the Separate Account Balance in each Investment Division. The Early Withdrawal Charge is equal to:

  (a) that part of the amount used to make the transfer or payment that is not exempt from the Early Withdrawal Charge, multiplied by

  (b) the applicable factor from Column I of the table below,

but only if your Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as the case may be, remaining after the withdrawal is at least equal to the Early Withdrawal Charge. In such case we will make the transfer or payment you directed, and then withdraw the Early Withdrawal Charge from the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as appropriate.

If the balance, if any, that would have remained after the transfer or payment you directed is less than the Early Withdrawal Charge described in the preceding paragraph (i.e., there would not be enough left to pay the charge), we will instead withdraw from your Fixed Interest Account Balance, or from the Separate Account Balance in that Investment Division, as appropriate, to make the transfer or payment you directed, both:

  (a) any applicable Administrative Charges and any amounts exempt from the Early Withdrawal Charge; and

  (b) an amount equal to the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as applicable, divided by the applicable factor from Column II of the table below.

We will then withdraw the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as applicable, as the Early Withdrawal Charge.

The total of all Early Withdrawal Charges with respect to your Separate Account Balance will never exceed 8% of all of the contributions to your Separate Account Balance made to the date of the withdrawal.

                                     TABLE

    YOUR FULL YEARS
      OF CONTRACT
     PARTICIPATION
     AT WITHDRAWAL        COLUMN I  COLUMN II
         less than 3        0.07       1.07
   3 but less than 4        0.06       1.06
   4 but less than 5        0.05       1.05
   5 but less than 6        0.04       1.04
   6 but less than 7        0.02       1.02
   7 or more                0.00       1.00

Except that for balances in the Fixed Interest Account when you are age 63 or older, the factors will not be greater than shown below:

       YOUR AGE
   (LAST BIRTHDAY)
    AT WITHDRAWAL         COLUMN I  COLUMN II
      69 or over           0.00       1.00
         68                0.01       1.01
         67                0.02       1.02
         66                0.03       1.03
         65                0.04       1.04
         64                0.05       1.05
         63                0.06       1.06

                             ADMINISTRATIVE CHARGES

Once each calendar year, we will deduct a $15 Administrative Charge from your Fixed Interest Account Balance and a $15 Administrative Charge from your Separate Account Balance. In addition, if your entire Account Balance is withdrawn to make payment to you or to another funding vehicle, the amount withdrawn will be reduced by the amount of any unpaid Administrative Charge before we make payment. The Administrative Charge deduction from the Separate Account will be divided equally among the Investment Divisions in which you are participating when the deduction is made. The Administrative Charge will be in addition to any Early Withdrawal Charge.

The Administrative Charge will be prorated for each month, or part of a month, in which you have an Account Balance. The Administrative Charge will never reduce your Fixed Interest Account Balance to less than the amounts you added to your Fixed Interest Account, less any amounts withdrawn from your Fixed Interest Account Balance (other than to pay Administrative Charges), plus interest at 3% a year on the amounts while in the Fixed Interest Account.

We may change the Administrative Charge upon 90 days prior notice to you.

37VM-84 MI

                              GENERAL PROVISIONS

THE CONTRACT--This Contract includes any riders, and with them makes up the entire contract. All statements in the application will be representations and not warranties. Amounts payable to you under the Contract are at least equal to the minimums required by any applicable state law. The Contract is established for the exclusive benefit of you and your beneficiary.

TAX-QUALIFIED STATUS--This Contract is intended to qualify as an Individual Retirement Annuity as described in Section 408(b) of the Code. We will interpret and administer the Contract as required by the Code and applicable Treasury Regulations. We may amend this Contract and take other actions, including refund of purchase payments, without your consent if necessary to keep it qualified.

OWNERSHIP--As owner, you may exercise all rights under your Contract while you are alive.

ASSIGNMENT--Your rights under this Contract may not be assigned, transferred, sold, forfeited, discounted or pledged as collateral or as security. You may not assign or encumber any amount payable under this Contract. To the extent permitted by law, amounts payable under this Contract will not be subject to claims against any payee. Your entire interest is nonforfeitable.

BENEFICIARY--The beneficiary is the person or persons to whom the death benefit is payable when you die. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die while you are alive. If no beneficiary or contingent beneficiary is named, or if none is alive when you die, your estate will be the beneficiary.

If more than one beneficiary is alive when you die, we will pay them in equal shares unless you have chosen otherwise.

HOW TO CHANGE THE BENEFICIARY--You may change a beneficiary or contingent beneficiary of your Contract by written notice. No change is binding on us until it is recorded at our Designated Office. Once recorded, the change binds us as of the date you signed it. However, the change will not apply to any payment made by us before we recorded your request. We may require that you send us your Contract to make the change.

AGE AND SEX--If your date of birth or sex, as shown in your application for this Contract, is not correct, we will adjust the benefits under your Contract. The adjusted benefits will be those that would have been provided at the correct age and sex. Any overpayment or underpayment, together with interest at 6%, will be deducted from or added to, respectively, future payments.

LIMITATION ON SALES REPRESENTATIVE'S AUTHORITY--No sales representative or other person except our President, a Vice-President, or our Secretary may (a) make or change your Contract; or (b) make any binding promises about Contract benefits; or (c) change or waive any of the terms of your Contract. Any such change, waiver or promise must be in writing.

COMMUNICATIONS--All communications under your Contract and any amendment, modification or waiver of your Contract will be in writing. All payments and communications to us must be directed to our Designated Office. We will not consider a payment or communication received until it is received in the Designated Office.

ANNUAL REPORTS--We will keep records of the amount held in your Account Balance. At least once in each twelve month period before the Retirement Date, we will send you a statement showing your Account Balance in each Account.

INCONTESTABILITY--We will not contest the validity of your Contract.

TERMINATION--We have the right to withdraw your entire Account Balance, less any Administrative Charges and any Early Withdrawal Charge, and pay it to you in full settlement of our liability to you under your Contract, if: (i) more than four years have passed since the date we received the last payment on your behalf and (ii) your Entire Account Balance is less than $800, or would be less than $800 after a withdrawal that you had requested.



                                  SECTION II

                            FIXED INTEREST ACCOUNT

SUBPARTS OF THE FIXED INTEREST ACCOUNT--We will establish a "subpart" within the Fixed Interest Account as of the first day of each calendar quarter for purchase payments or transfers received in that quarter. Each amount to be added to the Fixed Interest Account will be added to the most recently established subpart. Each subpart will have a specified Maturity Date. The Maturity Date will be December 31st of the first, second, third or fourth calendar year, as we determine, following the calendar year during which the subpart is established. On the day after the Maturity Date of a subpart in which a part of your Fixed Interest Account Balance is maintained, we will automatically transfer that part of the Fixed Interest Account Balance to the new subpart, unless you advise us that you want it withdrawn or transferred to the Separate Account.

Any partial withdrawal from the Fixed Interest Account Balance will be made first from any subpart whose Maturity Date is the date of the withdrawal and then from the most

37VM-84  MI                             9            (Continued on reverse side)

                                  SECTION II
recently established subparts in reverse order of their establishment. Transfers which would have been made on a Maturity Date but for the fact that the Maturity Date was not the end of a Valuation Period will be deemed to have been made on the Maturity Date for purposes of this section.

INTEREST CREDITED TO THE FIXED INTEREST ACCOUNT--We will credit interest to a subpart on amounts held in that subpart at a daily compound rate for the period from the date of addition to the subpart up to, but not including, the date of withdrawal from such subpart.

Before we establish a subpart we will set the rate of interest that will be credited to amounts in such subpart. That rate of interest will remain in effect without change to the subpart's Maturity Date.

In no event will the rate of interest credited on amounts while in any subpart be less than an effective annual rate of 3% a year. The table on page 3 shows the minimum Fixed Interest Account Balance for a Contract with $1,000 added to the Fixed Interest Account Balance each year.


                                  SECTION III

                                SEPARATE ACCOUNT

DEFINITIONS

"Accumulation Unit" means the unit of measurement used to determine the value of amounts held in the Investment Divisions.

"Fund" means the Metropolitan Series Fund Inc., which is a series-type of mutual fund registered with the Securities and Exchange Commission as a diversified open-end management investment company under the Investment Company Act of 1940. We are the investment manager of the Fund.

"Valuation Period" means the period between two successive valuations of the assets in the Separate Account. Valuations will be made once on each day when the New York Stock Exchange is open for trading. We reserve the right, on 30 days notice, to change the basis for such Valuation Period, as long as the new basis is not inconsistent with applicable law.

"Investment Divisions" are part of the Separate Account. Each division holds a separate class (or series) of stock of a designated investment company. Each class of stock represents a separate portfolio in the investment company. The Investment Divisions available on the Date of Issue are shown on page 4 of your Contract. We will notify you if any other Investment Divisions become available.

"Investment Experience Factor" means a factor used to measure changes in each Investment Division's investment experience during a Valuation Period. The investment experience of an Investment Division is determined as of the end of each Valuation Period.

SEPARATE ACCOUNT--The Separate Account is Metropolitan Life Separate Account E. This is an investment account established and maintained by us, separate from our general account or other separate accounts.

We own the assets in the Separate Account. Assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business we conduct. We may from time to time transfer to our general account assets in excess of such reserves and liabilities. We may add amounts to the Separate Account from other contracts of ours, as we may determine.

Income and realized and unrealized gains or losses from assets in the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses.

The Separate Account will be valued at the end of each Valuation Period.

MAINTENANCE OF THE SEPARATE ACCOUNT--We keep our records of amounts in the various Investment Divisions in the Separate Account in terms of Accumulation Units. The value of an Accumulation Unit in an Investment Division for a Valuation Period is determined as of the end of such Valuation Period by multiplying the value of an Accumulation Unit at the end of the prior Valuation Period by that Division's Investment Experience Factor for the Valuation Period. the initial value of an Accumulation Unit in each Investment Division will be set by us.

To determine the number of Accumulation Units of an Investment Division that are bought by a purchase payment or transfer, we divide the amount of the payment or transfer by the value of an Accumulation Unit in such Investment Division for the Valuation Period in which the payment or transfer is added to the Investment Division.

We will determine the value of any amount withdrawn from your Separate Account Balance based on the value of an Accumulation Unit for the date as of which the withdrawal is made.

VALUATION OF INVESTMENT DIVISIONS--The investment experience of an Investment Division is determined as of the end of each Valuation Period,


37VM-84  MI

                                  SECTION III

As of the end of each Valuation Period, we use an Investment Experience Factor to measure changes in each Investment Division's investment experience during a Valuation Period.

The Investment Experience Factor for a Valuation Period in each Investment Division is calculated as follows:

  (1) We take the net asset value per investment company share at the end of the current Valuation Period, add the per share amount of any dividend or capital gain distribution paid by the investment company during the current Valuation Period, and subtract any per share charge for taxes and reserve for taxes.

  (2) We then divide the amount in section (1) by the net asset value per investment company share at the end of the preceding Valuation Period.

  (3) We then subtract a charge not to exceed .000040792 for each day in the Valuation Period. This charge is to cover administrative expenses, and the mortality and expense risk charges assumed by us under your Contract.

DEFERMENT--We reserve the right to defer determination, payment or application of any amount received or payable under this Contract in the event that the New York Stock Exchange is closed (other than customary weekend and holiday closings), or an emergency exists making disposal or valuation of assets in the Separate Account not reasonably practicable or the Securities and Exchange Commission determines that securities trading is restricted or permits such deferral.

RIGHT TO MAKE CHANGES--We reserve the right to make certain changes if, in our judgment, they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

Examples of the changes we may make include:

  . To operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law.

  . To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940.

  . To transfer any assets in an Investment Division to another Investment Division, or to one or more separate accounts, or to our general account; or to add, combine, or remove Investment Divisions in the Separate Account.

  . To substitute, for the investment company shares held in any Investment Division, the shares of another class of the investment company or the shares of another investment company or any other investment permitted by law.

  . To change the way we assess charges, but without increasing the aggregate amount charged in connection with this Contract. For example, if we purchase investments (such as stocks and bonds) instead of buying shares of an investment company, we will assess an investment advisory charge but not more than the amount that would otherwise be charged by the investment company.

  . To make any necessary technical changes in this Contract in order to conform with any action this provision permits us to take.

If any changes result in a material change in the underlying investments of an Investment Division to which an amount is allocated under the Contract, we will notify you of the change. You may then make a new choice of Investment Divisions.

                                   SECTION IV

                             OPTIONAL INCOME PLANS


DEFINITIONS

"Annuitant" means you if you have chosen an income plan, or your spouse-beneficiary if he or she has chosen an income plan.

CHOICE OF INCOME PLANS--The Annuitant may choose one of the income plans that we make available. The choice must be made when you choose the Retirement Date, or when your spouse-beneficiary elects to receive income plan payments.

The available income plans are described below. The minimum guaranteed payments are shown, based upon a guaranteed interest rate of 3% and the 1983 Table A (Metropolitan Adjusted). On request we will tell you, or your spouse after your death, what the actual payments would be. With our consent other income plans consistent with the Code and applicable Treasury Regulations may be chosen. We may require proof of age or ages used to determine the payments.

Payments may be made monthly, quarterly, semiannually or annually. If the monthly payment would be less than $20, instead of providing an income plan, we may make payment as if a single sum cash withdrawal had been requested.

37VM-84  MI                            11            (Continued on reverse side)

                                   SECTION IV

DURATION OF INCOME PLANS--As of the date income plan payments are to start, the Account Balance reduced by any applicable premium tax will be applied to the income plan chosen. The first payment under an income plan chosen by your spouse as a death benefit will be made as of the date we receive proof of death.

If an income plan is provided, your entire Account Balance must be paid out in equal amounts over

   (i)   the Annuitant's life, if a single life income plan is chosen.

   (ii) your life and that of your spouse, if you choose a joint and survivor life income plan.

   (iii) a period not extending beyond the Annuitant's life expectancy (or, if you are the Annuitant and are married, the life expectancies of you and your spouse), if a term certain or term certain and single life income plan is chosen.

In no case, however, will this paragraph be used to restrict or reduce any final payment to be made at the Annuitant's death.

PROOF OF LIVING--We may require proof that the person to whom any life income plan payment is to be made is alive on the due date of that payment.

SUPPLEMENTARY CONTRACT--When an income plan starts, we will issue a new contract describing the terms of the plan. we may require that this Contract be returned to us.


                             NON LIFE INCOME PLAN

OPTION A TERM CERTAIN INCOME PLAN--We will make monthly payments from the date the income plan starts to the date of the last payment before the end of the term certain period. The term certain period may not be less than five years. Income payments during the Annuitant's lifetime are payable to the Annuitant; any income payments due after the Annuitant's death are payable to the Annuitant's beneficiary. If the beneficiary is not a natural person, then instead of making income payments, the commuted value of those income payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor the beneficiary is alive at the time an income payment is due, the commuted value of the remaining income payments will be paid to (i) the Annuitant's estate if the Annuitant died after the beneficiary, or (ii) the beneficiary's estate if the beneficiary died after the Annuitant. The commuted value of remaining income payments will be calculated at the interest rate used to determine those income payments. No commuted value of those income payments is payable except as stated above.



                               LIFE INCOME PLANS

OPTION B SINGLE LIFE INCOME PLAN--We will make monthly payments from the date the income plan starts, if the Annuitant is then living, to the date of the last payment before the Annuitant's death. No payments will be made after the Annuitant's death.

OPTION B1 TERM CERTAIN AND SINGLE LIFE--INCOME PLAN--We will make monthly payments from the date the income plan starts to the date of the last payment before the later of (i) The Annuitant's death, and (ii) the end of the term certain period. Income payments during the Annuitant's lifetime are payable to the Annuitant; any income payments due after the Annuitant's death are payable to the Annuitant's beneficiary. If the beneficiary is not a natural person, instead of making income payments, the commuted value of those income payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor the beneficiary is alive at the time an income payment is due, the commuted value of the remaining income payments will be paid to (i) the Annuitant's estate if the Annuitant died after the beneficiary, or (ii) the beneficiary's estate if the beneficiary died after the Annuitant. The commuted value of remaining income payments will be calculated at the interest rate used to determine those income payments. No commuted value of those income payments is payable except as stated above.

OPTION C JOINT AND SURVIVOR LIFE INCOME PLAN--YOU AND YOUR SPOUSE--We will make monthly payments from the date the income plan starts to the date of the last payment before the death of the survivor of you and your spouse. Income payments during your lifetime are payable to you; any income payments due after your death are payable to your spouse. Income payments due to your surviving spouse are a stated percentage, not greater than 100%, of the income payments due during your lifetime. No payments will be made after both you and your spouse die. This income plan is not available as a death benefit.

37VM-84  MI

                            OPTIONAL INCOME TABLES

            -----------------------------------------------------
                       OPTION A--Term Certain Income Plan

                              Guaranteed Minimum
                     Monthly Income Payment per $1,000 of
                   Consideration if Term Certain Period is:
            -----------------------------------------------------
                10 Years           15 Years        20 Years
                $9.37              $6.70           $5.37
            -----------------------------------------------------

            -----------------------------------------------------
                       OPTION B--Single Life Income Plan
            -----------------------------------------------------
                  Annuitant's              Guaranteed Minimum
                  Age on Date           Monthly Income Payment
               Income Plan Starts     per $1,000 of Consideration
            ---------------------------------------------------------
                                           Males            Females
                     55                    $4.02             $3.69
                     56                     4.09              3.75
                     57                     4.16              3.81
                     58                     4.24              3.87
                     59                     4.32              3.93
                     60                     4.40              4.00
                     61                     4.49              4.07
                     62                     4.58              4.14
                     63                     4.68              4.22
                     64                     4.79              4.31
                     65                     4.90              4.40
                     66                     5.02              4.49
                     67                     5.15              4.60
                     68                     5.29              4.71
                     69                     5.44              4.82
                     70                     5.59              4.94
            ---------------------------------------------------------

            On request, we will furnish rates not shown above.

         ----------------------------------------------------------------
          OPTION B1--Term Certain And Single Life Income Plan--Male
         ----------------------------------------------------------------
            Annuitant's Age     Guaranteed Minimum Monthly Income Plan
               on Date           Payment per $1,000 of Consideration if
           Income Plan Starts          Term Certain Period is:
         ----------------------------------------------------------------
                                   10 Years      15 Years     20 Years
                                 ----------------------------------------
                  55                  3.98         $3.94        $3.87
                  56                  4.05          4.00         3.93
                  57                  4.12          4.06         3.98
                  58                  4.19          4.13         4.04
                  59                  4.26          4.19         4.10
                  60                  4.34          4.26         4.15
                  61                  4.42          4.34         4.21
                  62                  4.51          4.41         4.28
                  63                  4.60          4.49         4.34
                  64                  4.70          4.57         4.40
                  65                  4.80          4.66
                  66                  4.90          4.75
                  67                  5.02          4.84
                  68                  5.13          4.93
                  69                  5.26          5.03
                  70                  5.39          5.12
           --------------------------------------------------------------

37VM-84  MI                           13

         ----------------------------------------------------------------
           OPTION B1--Term Certain and Single Life Income Plan--
           Female
         ----------------------------------------------------------------
           Annuitant's Age       Guaranteed Minimum Monthly Income Plan
               on Date           Payment per $1,000 of Consideration if
          Income Plan Starts          Term Certain Period is:
         ----------------------------------------------------------------
                                  10 Years      15 Years      20 Years
         ----------------------------------------------------------------
                 55                $3.68         $3.66         $3.63
                 56                 3.73          3.71          3.68
                 57                 3.79          3.76          3.73
                 58                 3.85          3.82          3.78
                 59                 3.91          3.88          3.83

                 60                 3.97          3.94          3.89
                 61                 4.04          4.00          3.94
                 62                 4.11          4.07          4.00
                 63                 4.19          4.14          4.06
                 64                 4.27          4.21          4.12

                 65                 4.35          4.29          4.19
                 66                 4.44          4.37          4.26
                 67                 4.54          4.45          4.32
                 68                 4.64          4.54
                 69                 4.74          4.63

                 70                 4.85          4.72
         ----------------------------------------------------------------

          On request, we will furnish values not shown above

         ---------------------------------------------------------------------
           OPTION C--Joint and Survivor Life Income Plan--Male
         ---------------------------------------------------------------------
                                  Guaranteed Minimum Monthly Income Plan
                                  Payment to you per $1,000 of Considera-
          Age on Date of            tion if percentage of Monthly Income
             Purchase*             Payment Payable to Surviving Spouse is:
         ---------------------------------------------------------------------
                                   50%       66 2/3%     75%        100%
         ---------------------------------------------------------------------
             55 and 60            $3.76      $3.67      $3.62      $3.49
             60 and 55             3.92       3.76       3.68       3.44
             60 and 60             4.00       3.87       3.80       3.60
             60 and 65             4.07       3.96       3.91       3.74

             65 and 60             4.29       4.09       3.99       3.68
             65 and 65             4.38       4.21       4.12       3.86

             70 and 65             4.79       4.52       4.38       3.98
             70 and 70             4.92       4.69       4.58       4.24
         ---------------------------------------------------------------------
           * In each pair of ages, the first age is your age and the
             second age is your spouse's.
         ---------------------------------------------------------------------

           On request,we will furnish rates not shown above.

         ----------------------------------------------------------------------
           OPTION C--Joint and Survivor Life Income Plan--Female
         ----------------------------------------------------------------------
                                     Guaranteed Minimum Monthly Income Plan
                                   Payment to you per $1,000 of Consideration
          Age on Date of            If percentage of Monthly Income Payment
            Purchase*                   Payable to Surviving Spouse is:
         ----------------------------------------------------------------------
                             50%         66 2/3%      75%      100%
         ----------------------------------------------------------------------
            55 and 60      $3.57         $3.52      $3.50     $3.44
            60 and 55       3.75          3.66       3.62      3.49
            60 and 60       3.80          3.73       3.70      3.60
            60 and 65       3.84          3.79       3.76      3.68

            65 and 60       4.07          3.96       3.91      3.74
            65 and 65       4.13          4.04       4.00      3.86

            70 and 65       4.50          4.35       4.28      4.06
            70 and 70       4.59          4.47       4.42      4.24
         ----------------------------------------------------------------------
           *In each pair of ages, the first age is your age and the
            second age is your spouse's.
         -----------------------------------------------------------------------

           On request, we will furnish rates not shown above.
37VM-84 MI

                                     NOTICE

When you write to us, please give us your name, address and contract number. Please notify us promptly of any changes. We will write to you at your last known address.

Checks, drafts or money orders may be drawn to the order of Metropolitan Life (or Met Life). They are received subject to the condition that they may be handled for collection in accordance with the practice of the collecting bank or banks. If we do not receive the full amount of any check, draft or money order, it will not constitute payment. All payments are to be made in U.S. currency.

VOTING FOR DIRECTORS

Our Board of Directors is elected by the contractholders. For details on how to vote, write to our Secretary.

Metropolitan Life Insurance Company
One Madison Avenue
New York, New York 10010

Countersigned and Delivered _______________________ 19___  BY___________________



                                TABLE OF CONTENTS

                             Page                                          Page                                            Page
TABLE OF VALUES                 3          ADMINISTRATIVE CHARGES             8       Valuation of Investment
                                                                                        Divisions                            10
DESCRIPTION OF INVESTMENT                  GENERAL PROVISIONS                 9       Deferment                              11
 DIVISIONS OF SEPARATE                      The Contract                      9       Right to Make Changes                  11
  ACCOUNT                       4           Tax-Oualified Status              9
                                            Ownership                         9      OPTIONAL INCOME PLANS                   11
UNDERSTANDING THIS                          Assignment                        9       Definitons                             11
 CONTRACT                       5           Beneficiary                       9       Choice of Income Plans                 11
                                            How to Change                             Duration of Income Plans               12
DEFINITIONS                     5           the Beneficiary                   9       Proof of Living                        12
                                            Age and Sex                       9       Supplementary Contract                 12
PURCHASE PAYMENTS               5           Limitation on Sales
 When Payable and Credited      5           Representative's Authority        9      NON LIFE INCOME PLAN                    12
 Where Payable                  6           Communications                    9       Option A Term Certain
 Allocation of                              Annual Reports                    9        Income Plan                           12
 Purchase Payments              6           Incontestability                  9
                                            Termination                       9      LIFE INCOME PLANS                       12
BENEFITS                        6                                                     Option B Single Life
 Retirement Benefit             6          FIXED INTEREST ACCOUNT             9        Income Plan                           12
 Death Proceeds                 6           Subparts of the Fixed                     Option B1 Term Certain and
 Dividends                      6            Interest Account                 9        Single Life Income Plan               12
 Cash Withdrawal Values         6           Interest Credited to the                  Option C Joint and Survival
                                             Fixed Interest Account          10        Life Income Plan--
WITHDRAWALS FROM YOUR                                                                  You and Your Spouse                   12
 ACCOUNTS                       6          SEPARATE ACCOUNT                  10       Optional Income Tables                 13
                                            Definitions                      10        Option A                              13
EARLY WITHDRAWAL CHARGE         7           Separate Account                 10        Option B                              13
 Amount of Early                            Maintainance of the                        Option B1                             13
  Withdrawal Charge             8            Separate Account                10        Option C                              14

MULTIFUNDED ANNUITY

Purchase payments are flexible. Benefits depend, among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chosen. Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death proceeds are available on or before the retirement date. Transfers from other contracts are limited. The Fixed Interest Account portion of this contract is eligible for dividends before the retirement date.

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

37VM-B4 MI

                                                              EXHIBIT(4)(C)(III)



Filed as Exhibit (5)(E)(III) with Post Effective Amendment No. 1 to this Registration Statement on Form S-6 on April 25, 1985.

            [LOGO OF METROPOLITAN INSURANCE COMPANIES APPEARS HERE]

                      Metropolitan Life Insurance Company
                A Mutual Company Incorporated in New York State

             Metropolitan Life Insurance Company will pay the benefits provided by this contract according to its provisions.


          ISSUE DATE                                        CONTRACT NUMBER
          08-01-84                                          123 456 789 VF


       ________________________________________________________________________
          OWNER

                                   JOHN DOE


           /s/ Harry P. Kamen                   /s/ John J. Creedon
           --------------------                 -----------------------
              Harry P. Kamen                        John J. Creedon
              Secretary                             President


     MULTIFUNDED ANNUITY

     Purchase payments are flexible. Benefits depend, among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chosen. Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death benefits are provided on or before the retirement date. Transfers from other contracts are limited. The Fixed Interest Account portion of this contract is eligible for dividends before the retirement date. Annuity Income Benefits are provided on a fixed basis.

     ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

     TEN-DAY RIGHT TO EXAMINE CONTRACT-Please read this contract carefully. if the owner wishes to cancel the contract, the owner may return it to metropolitan within ten days from the date it is delivered to such owner along with a written request to cancel the contract, and metropolitan will pay to the owner the sum of:

       1. All charges deducted by Metropolitan from purchase payments made under the Contract.

       2.  The Cash Withdrawal Value of the Contract on the date of surrender.

     See Table of Contents on back cover.

37VM-84  NY                            1

                      THIS PAGE INTENTIONALLY LEFT BLANK

                                TABLE OF VALUES

                    MINIMUM FIXED INTEREST ACCOUNT BALANCE

              For a Contract Without any Withdrawals or Transfers
                        From the Fixed Interest Account

   BASIS: $1,000 Annual Purchase Payment Allocated to Fixed Interest Account
                      at Beginning of Each Contract Year.

             Values are proportional for other purchase payments.

                   ANNUITANT AGE 35 MALE ON DATE OF CONTRACT

                                    MINIMUM                GUARANTEED
              END OF            FIXED INTEREST               MONTHLY
             CONTRACT               ACCOUNT                  ANNUITY
               YEAR                 BALANCE                 AT AGE 70*
       --------------------------------------------------------------------
                1                   $ 1,030                 $ 15.17
                2                     2,091                   29.89
                3                     3,184                   44.19
                4                     4,309                   58.07
                6                     5,468                   71.54
                6                     6,662                   84.63
                7                     7,892                   97.33
                8                     9,159                  109.66
                9                    10,464                  121.63
               10                    11,808                  133.26
               11                    13,192                  144.54
               12                    14,618                  155.50
               13                    16,086                  166.14
               14                    17,599                  176.46
               15                    19,157                  186.49
               16                    20,762                  196.23
               17                    22,414                  205.68
               18                    24,117                  214.85
               19                    25,870                  223.76
               20                    27,678                  232.41
               21                    29,537                  240.81
               22                    31,453                  248.96
               23                    33,426                  256.88
               24                    35,459                  264.56
               25                    37,553                  272.02
            AT AGE 65                49,003                  306.19
            AT AGE 70                62,776                  335.67
       --------------------------------------------------------------------

On request we will provide values for years not shown.

The guaranteed interest rate used to determine the minimum Fixed Interest Account Balance is 3%.

Values during the year will include interest for the completed part of the year. The values shown above do not take into account any early withdrawal charges.

*For each year, the amount shown is the monthly income we would pay under Option
 B1 Term Certain and Single Life Income Plan--Guaranteed Payment Period of 10 years if you make no purchase payments after the year shown and the annuitant retires at age 70. Option B1 and other income plans you may choose are described under Optional Income Plans.

37VM-84  NY                            3

            DESCRIPTION OF INVESTMENT DIVISIONS OF SEPARATE ACCOUNT

            THE ASSETS IN EACH INVESTMENT DIVISION OF METROPOLITAN LIFE SEPARATE ACCOUNT E (SEPARATE ACCOUNT) ARE INVESTED IN A SEPARATE CLASS (OR SERIES) OF STOCK OF THE METROPOLITAN SERIES FUND, INC. (FUND). EACH CLASS OF STOCK REPRESENTS A SEPARATE PORTFOLIO IN THE FUND.

            DIVISION 1--GROWTH PORTFOLIO--The investment objective of this portfolio is to achieve long-term growth of capital and income, and moderate current income, by investing primarily in common stocks that are believed to be of good quality or to have good growth potential or which are considered to be undervalued based on historical investment standards.

            DIVISION 2--INCOME PORTFOLIO--The investment objective of this portfolio is to achieve the highest possible total return, by combining current income with capital gains, consistent with prudent investment risk and the preservation of capital, by investing primarily in fixed-income, high-quality debt securities.

            DIVISION 3--MONEY MARKET PORTFOLIO--The investment objective of this portfolio is to achieve the highest possible current income consistent with the preservation of capital and maintenance of liquidity, by investing primarily in short-term money market instruments.

            INVESTMENT RETURNS WILL REFLECT FLUCTUATIONS IN MARKET VALUE OF SECURITIES. PLEASE REFER TO THE CURRENT FUND PROSPECTUS FOR A COMPLETE DESCRIPTION OF THE FUND AND THE DESIGNATED PORTFOLIOS.

37VM-84  NY

            The provisions of Sections I and IV of this Contract apply to the entire Contract. The provisions of Section II apply only to the Fixed Interest Account and those in Section III only to the Separate Account.


                                   SECTION I

                          UNDERSTANDING THIS CONTRACT

This Contract provides for purchase payments you make to be accumulated by us in, at your option, a fixed interest account (Fixed Interest Account), as described in Section II of this Contract or a variable account (Separate Account) as described in Section III of this Contract, or both. On the Retirement Date, the Account Balance may be applied under an optional income plan as described in Section IV of this Contract, to provide you with a retirement income.

To make your Contract clear and easy to read, we have left out many cross-references and conditional statements. Therefore, the provisions of your Contract must be read as a whole.

To exercise your rights, you should follow the procedures stated in your Contract. If you want to request a cash withdrawal, choose a Retirement Date, change a beneficiary, change an address or request any other action by us, you should do so on the forms prepared for each purpose.


                                  DEFINITIONS

"You" and "your" refer to the owner of this Contract.

"We", "us" and "our" refer to Metropolitan Life Insurance Company.

The "Retirement Date" is the date as of which our payments under an optional income plan start. (See Retirement Benefit on page 6).

"Fixed Interest Account" is the account under the Contract to which we will add the payments that you allocate to the Fixed Interest Account. The Fixed Interest Account is part of our general account.

"Separate Account" is the account under the Contract to which we will add the payments that you allocate to any of the Investment Divisions in the Separate Account. Payments will be allocated to our Separate Account E.

"Account Balance" is the entire amount we hold under the Contract for you. It is the sum of any balance in the Fixed Interest Account and any balance in the Separate Account.

"Fixed Interest Account Balance" is the amount we hold for you in the Fixed Interest Account.

"Separate Account Balance" is the amount we hold for you in the Separate
Account.

"Administrative Charge" is the charge we deduct from your Account Balance to pay for expenses associated with your Contract.

"Early Withdrawal Charge" is the charge we deduct from your Account Balance because of certain withdrawals, as described in the Early Withdrawal Charge provision on page 7.

"Code" is the United States Internal Revenue Code of 1954 as it now exists or is later amended.

"Designated Office" is our Home Office at 1 Madison Avenue, New York, New York 10010, or such other location or locations that we name.

"Contract Years" are measured from the Date of Issue of the Contract. For example, if the Date of Issue is May 5, 1990, the first Contract Year ends May 4, 1991.


                               PURCHASE PAYMENTS

WHEN PAYABLE AND CREDITED--The initial purchase payment is payable as of the date of issue. Subsequent purchase payments may be made at any time before the end of the tax year in which you reach age 69 1/2. Each purchase payment directed to the fixed interest account will be credited as of the date that we receive it. Each purchase payment directed to an investment division of the separate account will be credited as of the end of the valuation period, as defined in section iii, during which we receive it. However, no payment will be credited before the date of issue.

We will accept under your Contract each amount you contribute up to the $2,000 annual amount limitation of the Code to provide an annuity pursuant to Section 408(b) of the Code. If this Contract is a Section 408(k) Simplified Employee Pension, we will also accept contributions permitted under Section 408(j) of the Code. We will also accept: (i) each amount you direct to have transferred to your Account Balance from another Section 408 arrangement; (ii) rollover contributions from another individual retirement arrangement permitted under
Section 408(d)(3) of the Code; and (iii) rollover contributions from a

                                                     (Continued on reverse side)

37VM-84  NY                            5
qualified plan or as otherwise permitted under Sections 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8), 405(d)(3), and 409(b)(3)(C) of the Code. We will also accept additional amounts if the annual amount limitation in the Code should increase or if other types of contributions are or become permitted by the Code. However, we have the right not to accept any amount if:

  (1)  the amount is less than $25 or more than $50,000: or

  (2) more than four years have passed since the date we received the last purchase payment for this Contract and your entire Account Balance is less than $800.

The $25 minimum in subsection (1) above may be changed by us. No increase will take effect until at least 90 days after notice is sent to you.

WHERE PAYABLE--Purchase payments are payable at our Designated Office.

ALLOCATION OF PURCHASE PAYMENTS--You choose the way in which purchase payments are to be allocated among the Fixed Interest Account and the Investment Divisions of the Separate Account. Unless a new allocation request is received, any prior choice will stay in effect. You may change your allocation upon written notice to us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request.

Allocations must be in whole number percentages.


                                   BENEFITS

RETIREMENT BENEFIT--We will make payments under the income plan you choose as described in Section IV. The entire Account Balance on the Retirement Date, reduced by any applicable premium taxes, will be used to provide the income payments starting as of that date.

You may choose the Retirement Date by writing to us. The Retirement Date must be at least 30, and not more than 180, days after we receive your choice, but may not be later than the end of the tax year in which you reach age 70 1/2.

If you have not chosen a Retirement Date, we will pay the Account Balance to you in one sum at the end of the tax year in which you attain age 70 1/2.

DEATH BENEFIT--If you die on or before the Retirement Date, we will pay the entire Bccount Balance in a single sum to your beneficiary after we receive proof of death and a complete written claim. For this purpose, the Account Balance will be valued as of the date we receive proof of death. If we receive proof of death but a complete written claim is not submitted, the entire Account Balance will be paid no later than five years after your death. If your beneficiary is your spouse, he or she may choose to receive payment either in a single sum or under one of the income plans described in Section IV.

If you die after the Retirement Date, whether or not payments will continue after your death depends on which income plan option you have chosen. Those provisions are set forth in Section IV.

DIVIDENDS--Every year we determine if there is an amount to be paid to our contractholders as dividends. We will determine the share, if any, for the Fixed Interest Account portion of your Contract each year before the Retirement Date. Any dividend will be credited in the manner and under the conditions we determine. However, as required by the Code, any dividend will be applied as a purchase payment under your Contract before the end of the calendar year following the year in which it is credited. We do not anticipate that any dividends will be payable on this Contract.

CASH WITHDRAWAL VALUES--Your contract has a cash withdrawal value at any time before the Retirement Date while you are alive. The cash withdrawal value is equal to the Account Balance minus any Administrative Charge and minus any Early Withdrawal Charge.


                        WITHDRAWALS FROM YOUR ACCOUNTS

We will make withdrawals from your Fixed Interest Account or from an Investment Division in your Separate Account to:

  (a)  provide you with an income plan as a retirement benefit.

  (b)  provide your beneficiary with a death benefit.

  (c)  make payment to you or to another funding vehicle established pursuant to
       Section 408 of the Code of all, a specified whole percentage, or a specified dollar amount of the cash withdrawal value of your Contract.

  (d)  make a transfer to the Fixed Interest Account, or to

37VM-84  NY                                        (Continued on following page)
       the Separate Account, or between Investment Divisions of the Separate Account, as you may direct. Not more than four transfers may be made in a calendar year.

  (e)  pay Administrative Charges.

Any withdrawal will completely discharge our liability for the total amount withdrawn, including any charges. If you request a payment or transfer, your request must be signed by you and must clearly state the Account (and Investment Division, if any) from which the withdrawal is to be made and to which any transfer is to be made. The amount withdrawn from your Fixed Interest Account Balance to make the payment or transfer must be at least $1,000. unless the request applies to your entire Fixed Interest Account Balance or applies only to amounts withdrawn from a subpart on its Maturity Date. The amount withdrawn from your Separate Account Balance must be at least $250 unless the request applies to your entire balance in an Investment Division of the Separate Account.

There will be an Early Withdrawal Charge deducted from your Account Balance for certain withdrawals made to make payment to you or another funding vehicle or to make transfers from the Fixed Interest Account to the Separate Account unless the withdrawals are exempt as described on this page. Whether or not there is an Early Withdrawal Charge, you may be subject to a tax penalty on certain withdrawals.

Any withdrawal from the Fixed Interest Account will be made as of the date we receive the request to make it or as of any later date specified in the request except that:

  (a) if the date specified is more than 180 days after the date we receive the request, we will not make the withdrawal.

  (b)  If you die before the date specified, we will not make the withdrawal.

  (c) any other withdrawals taking affect before the date specified will be made first.

  (d) If we require any proof of claim, we may defer the withdrawal until we receive it.

  (e) If the withdrawal is to make a transfer to the Separate Account and a Valuation Period does not end on the date we would normally make the withdrawal, we will make it as of the next date on which a Valuation Period ends.

  (f) If the withdrawal is to provide an Income plan, we will make the withdrawal on the day as of which the payments start.

  (g) If the withdrawal is to pay an Administrative Charge, we will make the withdrawal as of the date we choose.

Any withdrawal from an Investment Division of the Separate Account will be made as of the date the withdrawal would have been made had it been a withdrawal from your Fixed Interest Account Balance except that such date is not the end of a Valuation Period, the withdrawal will be deferred until the next following date on which a Valuation Period ends. If the withdrawal is made to provide an income plan, the withdrawal will be made as of the end of the Valuation Period ending immediately before the date as of which the income plan payments are to start.

As required by law, we reserve the right to defer the payment of any withdrawal from the Fixed Interest Account Balance for up to six months. If we delay for 30 days or more, interest will be paid from the date we receive your request at a rate of at least 3% a year.


                            EARLY WITHDRAWAL CHARGE

An Early Withdrawal Charge will be deducted from your Account Balance for certain withdrawals made to make payment to you or to another funding vehicle or to make transfers from the Fixed Interest Account to the Separate Account. However, no Early Withdrawal Charge will apply:

  (a)  if your Contract has been in force for more than 7 full contract years.

  (b) if you request payment to yourself of the entire Account Balance and give us proof that you are then totally disabled as defined in the Federal Social Security Act (whether or not you are covered by Social Security).

  (c)  to a withdrawal if:

       (i) you have made no previous withdrawal from any part of your Account Balance during the then current calendar year other than any transfers within or from the Separate Account and

       (ii) no more than 10% of the amount in the Fixed Interest Account or in any Investment Division is being withdrawn from that Account or Division. If more than 10% of the amount in an Account or Division is withdrawn from it, the Early Withdrawal Charge will apply only to the amounts withdrawn that exceed 10%. In calculating the 10% we will not include any amount withdrawn from a subpart of the Fixed Interest Account on its Maturity Date.

  (d) to any amount withdrawn from a subpart of the Fixed Interest Account on its Maturity Date (if a transfer would have been made on a Maturity Date except

                                                     (Continued on reverse side)

37VM-84  NY                            7
       for the fact that such date was not the end of a Valuation Period, no Early Withdrawal charge will apply to the amount transferred).

AMOUNT OF EARLY WITHDRAWAL CHARGE--The Early Withdrawal Charge will be determined separately for the Fixed Interest Account Balance and the Separate Account Balance in each Investment Division. The Early Withdrawal Charge is equal to:

  (a) that part of the amount used to make the transfer or payment that is not exempt from the Early Withdrawal Charge, multiplied by

  (b)  the applicable factor from Column I of the table below,

but only if your Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as the case may be, remaining after the withdrawal is at least equal to the Early Withdrawal Charge. In such case we will make the transfer or payment you directed, and then withdraw the Early Withdrawal Charge from the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as appropriate.

If the balance, if any, that would have remained after the transfer or payment you directed is less than the Early Withdrawal Charge described in the preceding paragraph (i.e., there would not be enough left to pay the charge), we will instead withdraw from your Fixed Interest Account Balance, or from the Separate Account Balance in that Investment Division, as appropriate, to make the transfer or payment you directed, both:

  (a) any applicable Administrative Charges and any amounts exempt from the Early Withdrawal Charge, and

  (b) an amount equal to the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as applicable, divided by the applicable factor from Column II of the table below.

We will than withdraw the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as applicable, as the Early Withdrawal Charge.

The total of all Early Withdrawal Charges with respect to your Separate Account Balance will never exceed 8% of all of the contributions to your Separate Account Balance made to the date of the withdrawal.

                                     TABLE

      YOUR FULL YEARS
        OF CONTRACT
       PARTICIPATION
       AT WITHDRAWAL        COLUMN I   COLUMN II
           less than 3        0.07       1.07
     3 but less than 4        0.06       1.06
     4 but less than 5        0.05       1.05
     5 but less than 6        0.04       1.04
     6 but less than 7        0.02       1.02
     7 or more                0.00       1.00

Except that for balances in the Fixed Interest Account when you are age 63 or older, the factors will not be greater then shown below:

      YOUR AGE
   (LAST BIRTHDAY)
    AT WITHDRAWAL             COLUMN I   COLUMN II
     69 or over                 0.00       1.00
         68                     0.01       1.01
         67                     0.02       1.02
         66                     0.03       1.03
         65                     0.04       1.04
         64                     0.05       1.05
         63                     0.06       1.06



                            ADMINISTRATIVE CHARGES

Once each calendar year, we will deduct a $15 Administrative Charge from your Fixed Interest Account Balance and a $15 Administrative Charge from your Separate Account Balance. In addition, if your entire Account Balance is withdrawn to make payment to you or to another funding vehicle, the amount withdrawn will be reduced by the amount of any unpaid Administrative Charge before we make payment. The Administrative Charge deduction from the Separate Account will be divided equally among the Investment Divisions in which you are participating when the deduction is made. The Administrative Charge will be in addition to any Early Withdrawal Charge.

The Administrative Charge will be prorated for each month or part of a month, in which you have an Account Balance. The Administrative Charge will never reduce your Fixed Interest Account Balance to less than the amounts you added to your Fixed Interest Account, less any amount withdrawn from your Fixed Interest Account Balance (other than to pay Administrative Charges), plus interest at 3% yearly on the amounts while in the Fixed Interest Account.

We may change the Administrative Charge upon 90 day prior notice to you.

37VM-84  NY

                              GENERAL PROVISIONS

THE CONTRACT--This Contract includes any riders, and with them makes up the entire contract. All statements in the application will be representations and not warranties. Amounts payable to you under the Contract are at least equal to the minimums required by any applicable state law. The Contract is established for the exclusive benefit of you and your beneficiary.

TAX-QUALIFIED STATUS--This Contract is intended to qualify as an Individual Retirement Annuity as described in Section 408(b) of the Code. We will interpret and administer the Contract as required by the Code and applicable Treasury Regulations. We may amend this Contract and to take other actions, including refund of purchase payments, without your consent if necessary to keep it qualified.

OWNERSHIP--As owner, you may exercise all rights under your Contract while you are alive.

ASSIGNMENT--Your rights under this Contract may not be assigned, transferred, sold, forfeited, discounted or pledged as collateral or as security. You may not assign or encumber any amount payable under this Contract. To the extent permitted by law, amounts payable under this Contract will not be subject to claims against any payee. Your entire interest is nonforfeitable.

BENEFICIARY--The beneficiary is the person or persons to whom the death benefit is payable when you die. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die while you are alive. If no beneficiary or contingent beneficiary is named, or if none is alive when you die, your estate will be the beneficiary.

If more than one beneficiary is alive when you die, we will pay them in equal shares unless you have chosen otherwise.

HOW TO CHANGE THE BENEFICIARY--You may change a beneficiary or contingent beneficiary of your Contract by written notice. No change is binding on us until it is recorded at our Designated Office. Once recorded, the change binds us as of the date you signed it. However, the change will not apply to any payment made by us before we recorded your request. We may require that you send us your Contract to make the change.

AGE AND SEX--If your date of birth or sex, as shown in your application for this Contract, is not correct, we will adjust the benefits under your Contract. The adjusted benefits will be those that would have been provided at the correct age and sex. Any overpayment or underpayment, together with interest at 6%, will be deducted from or added to, respectively, future payments.

LIMITATION ON SALES REPRESENTATIVE'S AUTHORITY--No sales representative or other person except our President a Vice-President, or our Secretary may (a) make or change your Contract; or (b) make any binding promises about Contract benefits; or (c) change or waive any of the terms of your Contract. Any such change, waiver or promise must be in writing.

COMMUNICATIONS--All communications under your Contract and any amendment, modification or waiver on your Contract will be in writing. All payments and communications to us must be directed to our Designated Office. We will not consider a payment or communication received until it is received in the Designated Office.

ANNUAL REPORTS--We will keep records of the amount held in your Account Balance. At least once in each twelve month period before the Retirement Date, we will send you a statement showing your Account Balance in each Account.

INCONTESTABILITY--We will not contest the validity of your Contract.


                                  SECTION II

                            FIXED INTEREST ACCOUNT

SUBPARTS OF THE FIXED INTEREST ACCOUNT--We will establish a "subpart" within the Fixed Interest Account as of the first day of each calendar quarter for purchase payments or transfers received in that quarter. Each amount to be added to the Fixed Interest Account will be added to the most recently established subpart. each subpart will have a specified Maturity Date. The Maturity Date will be December 31st of the first, second, third or fourth calendar year, as we determine, following the calendar year during which the subpart is established

On the day after the Maturity Date of a subpart in which a part of your Fixed Interest Account Balance is maintained, we will automatically transfer that part of the Fixed Interest Account Balance to the new subpart, unless you advise us that you want it withdrawn or transferred to the Separate Account.

Any partial withdrawal from the Fixed Interest Account Balance will be made first from any subpart whose Maturity Date is the date of the withdrawal and then from the most

                                                     (Continued on reverse side)

37VM-84  NY                            9

                                  SECTION II
recently established subparts in reverse order of their establishment. Transfers which would have been made on a Maturity Date but for the fact that the Maturity Date was not the end of a Valuation Period will be deemed to have been made on the Maturity Date for purposes of this section.

INTEREST CREDITED TO THE FIXED INTEREST ACCOUNT--We will credit interest to a subpart on amounts held in that subpart at a daily compound rate for the period from the date of addition to the subpart up to, but not including, the date of withdrawal from such subpart.

Before we establish a subpart we will set the rate of interest that will be credited to amounts in such subpart. That rate of interest will remain in effect without change to the subpart's Maturity Date.

In no event will the rate Of interest credited on amounts while in any subpart be less than an effective annual rate of 3% a year. The table on page 3 shows the minimum Fixed Interest Account Balance for a Contract with $1,000 added to the Fixed Interest Account Balance each year.


                                  SECTION III

                               SEPARATE ACCOUNT

DEFINITIONS

"Accumulation Unit" means the unit of measurement used to determine the value of amounts held in the Investment Divisions.

"Fund" means the Metropolitan Series Fund Inc., which is a series-type of mutual fund registered with the Securities and Exchange Commission as a diversified open-end management investment company under the Investment Company Act of 1940. We are the investment manager of the Fund.

"Valuation Period" means the period between two successive valuations of the assets in the separate account. Valuations will be made once on each day when the New York Stock Exchange is open for trading. We reserve the right, on 30 days notice, to change the basis for such Valuation Period, as long as the new basis is not inconsistent with applicable law.

Investment Divisions" are part of the Separate Account. Each division holds a separate class (or series) of stock of a designated investment company. Each class of stock represents a separate portfolio in the investment company. The Investment Divisions available on the Date of Issue are shown on page 4 of your Contract. We will notify you if any other Investment Divisions become available.

"Investment Experience Factor" means a factor used to measure changes in each Investment Division's investment experience during a Valuation Period. The investment experience of an Investment Division is determined as of the end of each Valuation Period.

SEPARATE ACCOUNT--The Separate Account is Metropolitan Life Separate Account E. This is an investment account established and maintained by us. Separate from our general account or other separate accounts.

We own the assets in the Separate Account. Assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business we conduct. We may from time to time transfer to our general account assets in excess of such reserves and liabilities. We may add amounts to the Separate Account from other contracts of ours, as we may determine.

Income and realized and unrealized gains or losses from assets in the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses.

The Separate Account will be valued at the end of each Valuation Period.

MAINTENANCE OF THE SEPARATE ACCOUNT--We keep our records of amounts in the various Investment Divisions in the Separate Account in terms of Accumulation Units. The value of an Accumulation Unit in an Investment Division for a Valuation Period is determined as of the end of such Valuation Period by multiplying the value of an Accumulation Unit at the end of the prior Valuation Period by that Division's Investment Experience factor for the Valuation Period. The initial value of an Accumulation Unit in each Investment Division will be set by us.

To determine the number of Accumulation Units of an Investment Division that are bought by a purchase payment or transfer, we divide the amount of the payment or transfer by the value of an Accumulation Unit in such Investment Division for the Valuation Period in which the payment or transfer is added to the Investment Division.

We will determine the value of any amount withdrawn from your Separate Account Balance based on the value of an Accumulation Unit for the date as of which the withdrawal is made.

VALUATION OF INVESTMENT DIVISIONS--The investment experience of an investment division is determined as of the end of each Valuation Period.

37VM-84  NY

                                  SECTION III

As of the end of each Valuation Period, we use an Investment Experience Factor to measure changes in each Investment Division's investment experience during a Valuation Period.

The Investment Experience Factor for a Valuation Period in each Investment Division is calculated as follows:

  (1) We take the net asset value per investment company share at the end of the current Valuation Period, add the per share amount of any dividend or capital gain distribution paid by the investment company during the current Valuation Period, and subtract any per share charge for taxes and reserve for taxes.

  (2) We then divide the amount in section (1) by the net asset value per investment company share at the end of the preceding Valuation Period.

  (3) We then subtract a charge not to exceed .000040792 for each day in the Valuation Period. This charge is to cover administrative expenses, and the mortality and expense risk charges assumed by us under your Contract.

DEFERMENT--We reserve the right to defer determination, payment or application of any amount received or payable under this contract in the event that the New York Stock Exchange is closed (other than customary weekend and holiday closings), or an emergency exists making disposal or valuation of assets in the Separate Account not reasonably practicable or the Securities and Exchange Commission determines that securities trading is restricted or permits such deferral.

RIGHT TO MAKE CHANGES--We reserve the right to make certain changes if, in our judgment, they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

Examples of the changes we may make include:

  . To operate the Separate Account in any form permitted under the Investment
    Company Act of 1940 or in any other form permitted by law.

  . To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940.

  . To transfer any assets in an Investment Division to another Investment
    Division, or to one or more separate accounts, or to our general account; or to add, combine, or remove Investment Divisions in the Separate Account.

  . To substitute, for the investment company shares held in any Investment
    Division; the shares of another class of the investment company or the shares of another investment company or any other investment permitted by law.

  . To change the way we assess charges, but without increasing the aggregate amount charged in connection with this Contract. For example, if we purchase investments (such as stocks and bonds) instead of buying shares of an investment company, we will assess an investment advisory charge but not more than the amount that would otherwise be charged by the investment company.

  . To make any necessary technical changes in this Contract in order to conform with any action this provision permits us to take.

If any changes result in a material change in the underlying investments of an Investment Division to which an amount is allocated under the Contract, we will notify you of the change. You may then make a new choice of Investment Divisions.


                                  SECTION IV

                             OPTIONAL INCOME PLANS

DEFINITIONS

"Annuitant" means you if you have chosen an income plan, or your spouse-beneficiary if he or she has chosen an income plan.

CHOICE OF INCOME PLANS--The Annuitant may choose one of the income plans that we make available. The choice must be made when you choose the Retirement Date, or when your spouse-beneficiary elects to receive income plan payments.

The available income plans are described below. The minimum guaranteed payments are shown, based upon a guaranteed interest rate of 3% and the 1983 Table A (Metropolitan Adjusted). On request we will tell you, or your spouse after your death, what the actual payments would be. With our consent other income plans consistent with the Code and applicable Treasury Regulations may be chosen. We may require proof of age or ages used to determine the payments.

Payments may be made monthly, quarterly, semiannually or annually. If the monthly payment would be less than $20 instead of providing an income plan, we may make payment as if a single sum cash withdrawal had been requested.

Any monthly income benefits provided by this Contract will, at the time they begin, not be less than those which would be provided by the application of the same amount to purchase any single consideration immediate annuity contract then offered by us to a person in the same class of annuities.

37VM-84  NY                           11             (Continued on reverse side)

                                  SECTION IV

DURATION OF INCOME PLANS--As of the date income plan payments are to start, the Account Balance reduced by any applicable premium tax will be applied to the income plan chosen. The first payment under an income plan chosen by your spouse as a death benefit will be made as of the date we receive proof of death.

If an income plan is provided, your entire Account Balance must be paid out in equal amounts over

  (i)    The Annuitant's life, if a single life income plan is chosen.

  (ii) Your life and that of your spouse, if you choose a joint and survivor life income plan.

  (iii) a period not extending beyond the Annuitant's life expectancy (or, if you are the Annuitant and are married, the life expectancies of you and your spouse), if a term certain or term certain and single life income plan is chosen.

In no case, however, will this paragraph be used to restrict or reduce any final payment to be made at the Annuitant's death.

PROOF OF LIVING--We may require proof that the person to whom any life income plan payment is to be made is alive on the due date of that payment.

SUPPLEMENTARY CONTRACT--When an income plan starts, we will issue a new contract describing the terms of the plan. We may require that this Contract be returned to us.


                              NON LIFE INCOME PLAN

OPTION A TERM CERTAIN INCOME PLAN--We will make monthly payments from the date the income plan starts to the date of the last payment before the end of the term certain period. The term certain period may not be less than five years. Income payments during the Annuitant's lifetime are payable to the Annuitant, any income payments due after the Annuitant's death are payable to the Annuitant's beneficiary. If the beneficiary is not a natural person, then instead of making income payments, the commuted value of those income payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor the beneficiary is alive at the time an income payment is due, the commuted value of the remaining income payments will be paid to (i) the Annuitant's estate if the Annuitant died after the beneficiary, or (ii) the beneficiary's estate if the beneficiary died after the Annuitant. The commuted value of remaining income payments will be calculated at the interest rate used to determine those income payments. No commuted value of those income payments is payable except as stated above.


                               LIFE INCOME PLANS

OPTION B SINGLE LIFE INCOME PLAN--We will make monthly payments from the date the income plan starts, if the Annuitant is then living, to the date of the last payment before the Annuitant's death. No payments will be made after the Annuitant's death.

OPTION B1 TERM CERTAIN AND SINGLE LIFE INCOME PLAN--We will make monthly payments from the date the income plan starts to the date of the last payment before the later of (i) the Annuitant's death, and (ii)the end of the term certain period. Income payments during the Annuitant's lifetime are payable to the Annuitant any income payments due after the Annuitant's death are payable to the Annuitant's beneficiary. If the beneficiary is not a natural person, instead of making income payments, the commuted value of those income payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor the beneficiary is alive at the time an income payment is due, the commuted value of the remaining income payments will be paid to (i) the Annuitant's estate if the Annuitant died after the beneficiary, or (ii) the beneficiary's estate if the beneficiary died after the Annuitant. The commuted value of remaining income payments will be calculated at the interest rate used to determine those income payments. No commuted value of those income payments is payable except as stated above.

OPTION C JOINT AND SURVIVOR LIFE INCOME PLAN--YOU AND YOUR SPOUSE--We will make monthly payments from the date the income plan starts to the date of the last payment before the death of the survivor of you and you spouse. Income payments during your lifetime are payable to you; any income payments due after your death are payable to your spouse. Income payments due to your surviving spouse are a stated percentage, not greater than 100%, of the income payments due during your lifetime. No payments will be made after both you and your spouse die. This income plan is not available as a death benefit.

37VM-84  NY

                            OPTIONAL INCOME TABLES

               --------------------------------------------------
                      OPTION A--Term Certain Income Plan

                              Guaranteed Minimum
                      Monthly Income Payment per $1,000 of
                   Consideration if Term Certain Period is:
               --------------------------------------------------
                 10 Years          15 Years          20 Years
                  $9.37             $6.70             $5.37
               --------------------------------------------------

               --------------------------------------------------
                      OPTION B--Single Life Income Plan
               --------------------------------------------------
                    Annuitant's          Guaranteed Minimum
                    Age on Date        Monthly Income Payment
                Income Plan Starts   per $1,000 of Consideration
               --------------------------------------------------
                                      Males          Females
                         55           $4.02           $3.69
                         56            4.09            3.75
                         57            4.16            3.81
                         58            4.24            3.87
                         59            4.32            3.93

                         60            4.40            4.00
                         61            4.49            4.07
                         62            4.58            4.14
                         63            4.68            4.22
                         64            4.79            4.31

                         65            4.90            4.40
                         66            5.02            4.49
                         67            5.15            4.60
                         68            5.29            4.71
                         69            5.44            4.62

                         70            5.59            4.94
               --------------------------------------------------

               On request, we will furnish rates not shown above.

        -----------------------------------------------------------
           OPTION B1--Term Certain and Single Life Income Plan--
           Male
        -----------------------------------------------------------
         Annuitant's Age     Guaranteed Minimum Monthly Income Plan
             on Date         Payment per $1,000 of Consideration if
        Income Plan Starts           Term Certain Period is:
        -----------------------------------------------------------
                              10 Years      15 Years      20 Years
               55              $3.98         $3.94         $3.87
               56               4.05          4.00          3.93
               57               4.12          4.06          3.98
               58               4.19          4.13          4.04
               59               4.26          4.19          4.10

               60               4.34          4.26          4.15
               61               4.42          4.34          4.21
               62               4.51          4.41          4.28
               63               4.60          4.49          4.34
               64               4.70          4.57          4.40

               65               4.80          4.66
               66               4.90          4.75
               67               5.02          4.84
               68               5.13          4.93
               69               5.26          5.03

               70               5.39          5.12
        -----------------------------------------------------------

37VM-B4  NY                           13

        OPTION B1-Term Certain and Single Life Income Plan-Female
        -----------------------------------------------------------
         Annuitant's Age     Guaranteed Minimum Monthly Income Plan
             on Date        Payment per $1,000 of Consideration if
        Income Plan Starts          Term Certain Period is:
        -----------------------------------------------------------
                               10 Years     15 Years      20 Years
        -----------------------------------------------------------
               55              $  3.68        $3.66        $3.63
               56                 3.73         3.71         3.68
               57                 3.79         3.76         3.73
               58                 3.85         3.82         3.78
               59                 3.91         3.88         3.83

               60                 3.97         3.94         3.89
               61                 4.04         4.00         3.94
               62                 4.11         4.07         4.00
               63                 4.19         4.14         4.06
               64                 4.27         4.21         4.12

               65                 4.35         4.29         4.19
               66                 4.44         4.37         4.26
               67                 4.54         4.45         4.32
               68                 4.64         4.54
               69                 4.74         4.63

               70                 4.85         4.72
        -----------------------------------------------------------

         On request, we will furnish values not shown above

        -----------------------------------------------------------
          OPTION C--Joint and Survivor Life Income Plan-Male
        -----------------------------------------------------------
                          Guaranteed Minimum Monthly Income Plan
                          Payment to you per $1,000 of Considera-
        Age on Date of      tion if Percentage of Monthly Income
           Purchase*       Payment Payable to Surviving Spouse is:
        -----------------------------------------------------------
                         50%       66 2/3%       75%         100%
        -----------------------------------------------------------
          55 and 60     $3.76       $3.67       $3.62       $3.49
          60 and 55      3.92        3.76        3.68        3.44
          60 and 60      4.00        3.87        3.80        3.60
          60 and 65      4.07        3.96        3.91        3.74

          65 and 60      4.29        4.09        3.99        3.68
          65 and 65      4.38        4.21        4.12        3.86

          70 and 65      4.79        4.52        4.38        3.98
          70 and 70      4.92        4.69        4.58        4.24
        -----------------------------------------------------------

        *In each pair of ages, the first age is your age and the
         second age is your spouse's.
        -----------------------------------------------------------
         On request, we will furnish rates not shown above.

        -----------------------------------------------------------
          OPTION C-Joint and Survivor Life Income Plan-Female
        -----------------------------------------------------------
                           Guaranteed Minimum Monthly Income Plan
                           Payment to you per $1,000 of Considera-
        Age on Date of      tion if percentage of Monthly Income
           Purchase*       Payment Payable to Surviving Spouse is
        -----------------------------------------------------------
                         50%       66 2/3%        75%         100%
        -----------------------------------------------------------
          55 and 60     $3.57       $3.52        $3.50        $3.44
          60 and 55      3.75        3.66         3.62         3.49
          60 and 60      3.80        3.73         3.70         3.60
          60 and 65      3.84        3.79         3.76         3.68

          65 and 60      4.07        3.96         3.91         3.74
          65 and 65      4.13        4.04         4.00         3.86

          70 AND 65      4.50        4.35         4.28         4.06
          70 AND 70      4.59        4.47         4.42         4.24
        -----------------------------------------------------------

        *In each pair of ages, the first age is your age and the
         second age is your spouse's.
        -----------------------------------------------------------
        On request, we will furnish rates not shown above.*

37VM-84  NY

                                     NOTICE

When you write to us, please give us your name, address and contract number. Please notify us promptly of any changes. we will write to you at your last known address

Checks, drafts or money orders may be drawn to the order of Metropolitan Life (or Met Life). They are received subject to the condition that they may be handled for collection in accordance with the practice of the collecting bank or banks. If we do not receive the full amount of any check, draft or money order, it will not constitute payment. All payments are to be made in U.S. currency.

VOTING FOR DIRECTORS

Our Board of Directors is elected by the contractholders. For details on how to vote, write to our Secretary.

Metropolitan Life Insurance Company
One Madison Avenue
New York, New York 10010

Countersigned and Delivered _______________________  19____  By _______________



                               TABLE OF CONTENTS

                                                    PAGE
TABLE OF VALUES                                        3

DESCRIPTION OF INVESTMENT
DIVISIONS OF SEPARATE ACCOUNT                          4

UNDERSTANDING THIS CONTRACT                            5

DEFINITIONS                                            5

PURCHASE PAYMENTS                                      5
  When Payable and Credited                            5
  Where Payable                                        6
  Allocation of Purchase Payments                      6

BENEFITS                                               6
  Retirement Benefit                                   6
  Death Benefit                                        6
  Dividends                                            6
  Cash Withdrawal Values                               6

WITHDRAWALS FROM YOUR ACCOUNTS                         6

EARLY WITHDRAWAL CHARGE                                7
  Amount of Early Withdrawal Charge                    8

ADMINISTRATIVE CHARGES                                 8

GENERAL PROVISIONS                                     9
  The Contract                                         9
  Tax-Oualified Status                                 9

  Ownership                                            9
  Assignment                                           9
  Beneficiary                                          9
  How to Change the Beneficiary                        9
  Age and Sex                                          9
  Limitation on Sales Representative's Authority       9
  Communications                                       9
  Annual Reports                                       9
  Incontestability                                     9
  Termination                                          9
FIXED INTEREST ACCOUNT                                 9
  Subparts of the Fixed
    Interest Account                                   9
    Interest Credited to the
    Fixed Interest Account                            10

SEPARATE ACCOUNT                                      10
  Definitions                                         10
  Separate Account                                    10
  Maintainance of the Separate Account                10
  Valuation of Investment Divisions                   10
  Deferment                                           11
  Right to Make Changes                               11

OPTIONAL INCOME PLANS                                 11
  Definitons                                          11
  Choice of Income Plans                              11
  Duration of Income Plans                            12
  Proof of Living                                     12
  Supplementary Contract                              12

NON LIFE INCOME PLAN                                  12
  Option A Term Certain Income Plan                   12

LIFE INCOME PLANS                                     12
  Option B Single Life Income Plan                    12
  Option B1 Term Certain and Single Life Income Plan  12
  Option C Joint and Survival Life Income Plan--
    You and Your Spouse                               12
  Optional Income Tables                              13
    Option A                                          13
    Option B                                          13
    Option B1                                         13
    Option C                                          14

MULTIFUNDED ANNUITY


  Purchase payments are flexible. Benefits depend, among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chosen. Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death benefits are provided on or before the retirement date. Transfers from other contracts are limited. The Fixed Interest Account portion of this contract is eligible for dividends before the retirement date. Annuity Income Benefits are provided on a fixed basis.

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

37VM-84  NY

                                                               EXHIBIT(4)(C)(IV)



Filed as Exhibit (5)(E)(IV) with Post Effective Amendment No. 1 to this Registration Statement on Form S-6 on April 25, 1985.

                       [LOGO OF METROPOLITAN APPEARS HERE]

                      Metropolitan Life Insurance Company
                A Mutual Company Incorporated in New York State


          Metropolitan Life Insurance Company will pay the benefits provided by this contract according to its provisions.


     ISSUE DATE                                                CONTRACT NUMBER
     08-01-84                                                  123 456 789 VF



________________________________________________________________________________
     OWNER

                                   JOHN DOE



          /s/ Harry P. Kamen                      /s/ John J. Creedon
          --------------------                    ----------------------
          Harry P. Kamen                          John J. Creedon
          Senior Vice-President and               President and Chief
          Secretary                               Executive Officer


          MULTIFUNDED ANNUITY

          Purchase payments are flexible. Benefits depend, among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chosen. Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death benefits are provided on or before the retirement date. Transfers from other contracts are limited. The Fixed Interest Account portion of this contract is eligible for dividends before the retirement date.

          ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

          10-DAY RIGHT TO EXAMINE CONTRACT--Please read this contract. You may return this contract to us or to the person through whom you bought it within 10 days from the date you receive it. If you return it within the 10 day period, it will then be void from the beginning. We will refund any purchase payments received.

          See Table of Contents on back cover.

37VM-84 SC                             1

                      THIS PAGE INTENTIONALLY LEFT BLANK

                                TABLE OF VALUES

                     MINIMUM FIXED INTEREST ACCOUNT BALANCE

              For a Contract Without any Withdrawals or Transfers
                        From the Fixed Interest Account

     BASIS: $1,000 Annual Purchase Payment Allocated to Fixed Interest Account
                         at Beginning of Each Contract Year.

              Values are proportional for other purchase payments.

          ----------------------------------------------------------
                                                  MINIMUM
                  END OF                      FIXED INTEREST
                 CONTRACT                         ACCOUNT
                   YEAR                           BALANCE
          ----------------------------------------------------------
                     1                            $1,030
                     2                             2,091
                     3                             3,184
                     4                             4,309
                     5                             5,468
                     6                             6,662
                     7                             7,892
                     8                             9,159
                     9                            10,464
                    10                            11,808
                    11                            13,192
                    12                            14,618
                    13                            16,086
                    14                            17,599
                    15                            19,157
                    16                            20,762
                    17                            22,414
                    18                            24,117
                    19                            25,870
                    20                            27,678
                    21                            29,537
                    22                            31,453
                    23                            33,426
                    24                            35,459
                    25                            37,553
          ----------------------------------------------------------

On request we will provide values for years not shown.

The guaranteed interest rate used to determine the minimum Fixed Interest Account Balance is 3%.

Values during the year will include interest for the completed part of the year. The values shown above do not take into account any Early Withdrawal Charges.

37VM-84 SC                             3

            DESCRIPTION OF INVESTMENT DIVISIONS OF SEPARATE ACCOUNT

          THE ASSETS IN EACH INVESTMENT DIVISION OF METROPOLITAN LIFE SEPARATE ACCOUNT E (SEPARATE ACCOUNT) ARE INVESTED IN SEPARATE CLASS (OR SERIES) OF STOCK OF THE METROPOLITAN SERIES FUND, INC. (FUND). EACH CLASS OF STOCK REPRESENTS A SEPARATE PORTFOLIO IN THE FUND.

          DIVISION 1--GROWTH PORTFOLIO--The investment objective of
                      this portfolio is to achieve long-term growth of capital and income, and moderate current income, by investing primarily in common stocks that are believed to be of good quality or to have good growth potential or which are considered to be undervalued based on historical investment standards.

          DIVISION 2--INCOME PORTFOLIO--The investment objective of
                      this portfolio is to achieve the highest possible total return, by combining current income with capital gains, consistent with prudent investment risk and the preservation of capital, by investing primarily in fixed-income, high-quality debt securities.

          DIVISION 3--MONEY MARKET PORTFOLIO--The investment objective of this portfolio is to achieve the highest possible current income consistent with the preservation of capital and maintenance of liquidity, by investing primarily in short-term money market instruments.

          INVESTMENT RETURNS WILL REFLECT FLUCTUATIONS IN MARKET VALUE OF SECURITIES. PLEASE REFER TO THE CURRENT FUND PROSPECTUS FOR A COMPLETE DESCRIPTION OF THE FUND AND THE DESIGNATED PORTFOLIOS.

37VM-84 SC

          The provisions of Sections I and IV of this Contract apply to the entire Contract. The provisions of Section II apply only to the Fixed Interest Account and those in Section III only to the Separate Account.


                                   SECTION I
                          UNDERSTANDING THIS CONTRACT

This Contract provides for purchase payments you make to be accumulated by us in, at your option, a fixed interest account (Fixed Interest Account), as described in Section II of this Contract or a variable account (Separate Account) as described in Section III of this Contract, or both. On the Retirement Date, the Account Balance may be applied under an optional income plan as described in Section IV of this Contract, to provide you with a retirement income.

To make your Contract clear and easy to read, we have left out many cross-references and conditional statements. Therefore, the provisions of your Contract must be read as a whole.

To exercise your rights, you should follow the procedures stated in your Contract. If you want to request a cash withdrawal, choose a Retirement Date, change a beneficiary, change an address or request any other action by us, you should do so on the forms prepared for each purpose.


                                  DEFINITIONS

"You" and "your" refer to the owner of this Contract.

"We", "us" and "our" refer to Metropolitan Life Insurance Company.

The "Retirement Date" is the date as of which our payments under an optional income plan start. (See Retirement Benefit on page 6).

" Fixed Interest Account" is the account under the Contract to which we will add the payments that you allocate to the Fixed Interest Account. The Fixed Interest Account is part of our general account.

"Separate Account" is the account under the Contract to which we will add the payments that you allocate to any of the Investment Divisions in the Separate Account. Payments will be allocated to our Separate Account E.

"Account Balance" is the entire amount we hold under the Contract for you. It is the sum of any balance in the Fixed Interest Account and any balance in the Separate Account.

"Fixed Interest Account Balance" is the amount we hold for you in the Fixed Interest Account.

"Separate Account Balance" is the amount we hold for you in the Separate
Account.

"Administrative Charge" is the charge we deduct from your Account Balance to pay for expenses associated with your Contract.

"Early Withdrawal Charge" is the charge we deduct from your Account Balance because of certain withdrawals, as described in the Early Withdrawal Charge provision on page 7.

"Code" is the United States Internal Revenue Code of 1954 as it now exists or is later amended.

"Designated Office" is our Home Office at 1 Madison Avenue, New York, New York 10010, or such other location or locations that we name.

"Contract Years" are measured from the Date of Issue of the Contract. For example, if the Date of Issue is May 5, 1990, the first Contract Year ends May 4, 1991.


                               PURCHASE PAYMENTS

WHEN PAYABLE AND CREDITED--The initial purchase payment is payable as of the Date of Issue. Subsequent purchase payments may be made at any time before the end of the tax year in which you reach age 69 1/2. Each purchase payment directed to the Fixed Interest Account will be credited as of the date that we receive it. Each purchase payment directed to an Investment Division of the Separate Account will be credited as of the end of the Valuation Period, as defined in Section III, during which we receive it. However, no payment will be credited before the Date of Issue.

We will accept under your Contract each amount you contribute up to the $2,000 annual amount limitation of the Code to provide an annuity pursuant to Section 408(b) of the Code. If this Contract is a Section 408(k) Simplified Employee Pension, we will also accept contributions permitted under Section 408(j) of the Code. We will also accept: (i) each amount you direct to have transferred to your Account Balance from another Section 408 arrangement; (ii) rollover contributions from another individual retirement arrangement permitted under
Section 408(d)(3) of the Code; and (iii) rollover contributions from a

                                                     (Continued on reverse side)

37VM-84 SC                             5
qualified plan or as otherwise permitted under Sections 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8), 405(d)(3), and 409(b)(3)(C) of the Code. We will also accept additional amounts if the annual amount limitation in the Code should increase or if other types of contributions are or become permitted by the Code. However, we have the right not to accept any amount if:

  (1)  the amount is less than $25 or more than $50,000; or

  (2) more than four years have passed since the date we received the last purchase payment for this Contract and your entire Account Balance is less than $800.

The S25 minimum in subsection (1) above may be changed by us. No increase will take effect until at least 90 days after notice is sent to you.

WHERE PAYABLE--Purchase payments are payable at our Designated Office.

ALLOCATION OF PURCHASE PAYMENTS--You choose the way in which purchase payments are to be allocated among the Fixed Interest Account and the Investment Divisions of the Separate Account. Unless a new allocation request is received, any prior choice will stay in effect. You may change your allocation upon written notice to us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request.

Allocations must be in whole number percentages.


                                   BENEFITS

RETIREMENT BENEFIT--We will make payments under the income plan you choose as described in Section IV. The entire Account Balance on the Retirement Date, reduced by any applicable premium taxes, will be used to provide the income payments starting as of that date.

You may choose the Retirement Date by writing to us. The Retirement Date must be at least 30, and not more than 180, days after we receive your choice, but may not be later than the end of the tax year in which you reach age 70 1/2. If you have not chosen a Retirement Date, we will pay the Account Balance to you in one sum at the end of the tax year in which you attain age 70 1/2.

DEATH BENEFIT--If you die on or before the Retirement Date, we will pay the entire Account Balance in a single sum to your beneficiary after we receive proof of death and a complete written claim. For this purpose, the Account Balance will be valued as of the date we receive proof of death. If we receive proof of death but a complete written claim is not submitted, the entire Account Balance will be, paid no later than five years after your death. If your beneficiary is your spouse, he or she may choose to receive payment either in a single sum or under one of the income plans described in Section IV. However, if your spouse's 75th birthday occurs before we receive proof of death or if proof is received more than one year after your death, your spouse may not choose an income plan.

If you die after the Retirement Date, whether or not payments will continue after your death depends on which income plan option you have chosen. Those provisions are set forth in Section IV.

DIVIDENDS--Every year we determine if there is an amount to be paid to our contractholders as dividends. We will determine the share, if any, for the Fixed Interest Account portion of your Contract each year before the Retirement Date. Any dividend will be credited in the manner and under the conditions we determine. However, as required by the Code, any dividend will be applied as a purchase payment under your Contract before the end of the calendar year following the year in which it is credited. We do not anticipate that any dividends will be payable on this Contract.

CASH WITHDRAWAL VALUES--Your Contract has a cash withdrawal value at any time before the Retirement Date while you are alive. The cash withdrawal value is equal to the Account Balance minus any Administrative Charge and minus any Early Withdrawal Charge.


                         WITHDRAWAL FROM YOUR ACCOUNTS

We will make withdrawals from your Fixed Interest Account or from an Investment Division in your Separate Account to:

  (a)  provide you with an income plan as a retirement benefit.

  (b)  provide your beneficiary with a death benefit.

  (c)  make payment to you or to another funding vehicle established pursuant to
       Section 408 of the Code of all, a specified whole percentage, or a specified dollar amount of the cash withdrawal value of your Contract.

  (d)  make a transfer to the Fixed Interest Account, or to

                                                   (Continued on following page)


37VM-84 SC
       the Separate Account, or between Investment Divisions of the Separate Account, as you may direct. Not more than four transfers may be made in a calendar year.

  (e)  pay Administrative Charges.

Any withdrawal will completely discharge our liability for the total amount withdrawn, including any charges. If you request a payment or transfer, your request must be signed by you and must clearly state the Account (and Investment Division, if any) from which the withdrawal is to be made and to which any transfer is to be made. The amount withdrawn from your Fixed Interest Account Balance to make the payment or transfer must be at least $1,000, unless the request applies to your entire Fixed Interest Account Balance or applies only to amounts withdrawn from a subpart on its Maturity Date. The amount withdrawn from your Separate Account Balance must be at least $250 unless the request applies to your entire balance in an Investment Division of the Separate Account.

There will be an Early Withdrawal Charge deducted from your Account Balance for certain withdrawals made to make payment to you or another funding vehicle or to make transfers from the Fixed Interest Account to the Separate Account unless the withdrawals are exempt as described on this page. Whether or not there is an Early Withdrawal Charge, you may be subject to a tax penalty on certain withdrawals.

Any withdrawal from the Fixed Interest Account will be made as of the date we receive the request to make it or as of any later date specified in the request except that:

  (a) if the date specified is more than 180 days after the date we receive the request, we will not make the withdrawal.

  (b)  if you die before the date specified, we will not make the withdrawal.

  (c) any other withdrawals taking effect before the date specified will be made first.

  (d) if we require any proof of claim, we may defer the withdrawal until we receive it.

  (e) if the withdrawal is to make a transfer to the Separate Account and a Valuation Period does not end on the date we would normally make the withdrawal, we will make it as of the next date on which a Valuation Period ends.

  (f) if the withdrawal is to provide an income plan, we will make the withdrawal on the day as of which the payments start.

  (g) if the withdrawal is to pay an Administrative Charge, or to pay you your entire Account Balance because it is less than $800 and more than 4 years have elapsed since we received your last payment, we will make the withdrawal as of the date we choose.

Any withdrawal from an Investment Division of the Separate Account will be made as of the date the withdrawal would have been made had it been a withdrawal from your Fixed Interest Account Balance except that if such date is not the end of a Valuation Period. The withdrawal will be deferred until the next following date on which a Valuation Period ends. If the withdrawal is made to provide an income plan, the withdrawal will be made as of the end of the Valuation Period ending immediately before the date as of which the income plan payments are to start.

As required by law, we reserve the right to defer the payment of any withdrawal from the Fixed Interest Account Balance for up to six months. If we delay for 30 days or more, interest will be paid from the date we receive your request at a rate of at least 3% a year.


                            EARLY WITHDRAWAL CHARGE

An Early Withdrawal Charge will be deducted from your Account Balance for certain withdrawals made to make payment to you or to another funding vehicle or to make transfers from the Fixed Interest Account to the Separate Account. However, no Early Withdrawal Charge will apply:

  (a) if your Contract has been in force for more than 7 full contract years.

  (b) if you request payment to yourself of the entire Account Balance and give us proof that you are then totally disabled as defined in the Federal Social Security Act (whether or not you are covered by Social Security).

  (c)  to a withdrawal if:

       (i) you have made no previous withdrawal from any part of your Account Balance during the then current calendar year other than any transfers within or from the Separate Account, and

       (ii) no more than 10% of the amount in the Fixed Interest Account or in any Investment Division is being withdrawn from that Account or Division. If more than 10% of the amount in any Account or Division is withdrawn from it, the Early Withdrawal Charge will apply only to the amounts withdrawn that exceed 10%. In calculating the 10% we will not include any amount withdrawn from a subpart of the Fixed Interest Account on its Maturity Date.

  (d) to any amount withdrawn from a subpart of the Fixed Interest Account on its Maturity Date (if a transfer would have been made on a Maturity Date except

37VM-84 SC                             7             (Continued on reverse side)
       for the fact that such date was not the end of a Valuation Period, no Early Withdrawal charge will apply to the amount transferred).

AMOUNT OF EARLY WITHDAWAL CHARGE--THE Early Withdrawal Charge will be determined separately for the Fixed Interest Account Balance and the Separate Account Balance in each Investment Division. The Early Withdrawal Charge is equal to:

  (a) that part of the amount used to make the transfer or payment that is not exempt from the Early Withdrawal Charge, multiplied by

  (b)  the applicable factor from Column I of the table below,

but only if your Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as the case may be, remaining after the withdrawal is at least equal to the Early Withdrawal Charge. In such case we will make the transfer or payment you directed, and then withdraw the Early Withdrawal Charge from the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as appropriate.

If the balance, if any, that would have remained after the transfer or payment you directed is less than the Early Withdrawal Charge described in the preceding paragraph (i.e., there would not be enough left to pay the charge), we will instead withdraw from your Fixed Interest Account Balance, or from the Separate Account Balance in that Investment Division, as appropriate, to make the transfer or payment you directed, both:

  (a) any applicable Administrative Charges and any amounts exempt from the Early Withdrawal Charge; and

  (b) an amount equal to the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as applicable, divided by the applicable factor from Column II of the table below.

We will then withdraw the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as applicable, as the Early Withdrawal Charge.

The total of all Early Withdrawal Charges with respect to your Separate Account Balance will never exceed 8% of all of the contributions to your Separate Account Balance made to the date of the withdrawal.

                                     TABLE

   YOUR FULL YEARS
     OF CONTRACT
    PARTICIPATION
    AT WITHDRAWAL          COLUMN I         COLUMN II
         less than 3         0.07             1.07
   3 but less than 4         0.06             1.06
   4 but less than 5         0.05             1.05
   5 but less than 6         0.04             1.04
   6 but less than 7         0.02             1.02
   7 or more                 0.00             1.00

Except that for balances in the Fixed Interest Account when you are age 63 or older the factors will not be greater than shown below:

      YOUR AGE
   (LAST BIRTHDAY)
    AT WITHDRAWAL          COLUMN I         COLUMN II
     69 or over              0.00             1.00
         68                  0.01             1.01
         67                  0.02             1.02
         66                  0.03             1.03
         65                  0.04             1.04
         64                  0.05             1.05
         63                  0.06             1.06


                             ADMINISTRATIVE CHARGES

Once each calendar year, we will deduct a $15 Administrative Charge from your Fixed Interest Account Balance and a $15 Administrative Charge from your Separate Account Balance. In addition, if your entire Account Balance is withdrawn to make payment to you or to another funding vehicle, the amount withdrawn will be reduced by the amount of any unpaid Administrative Charge before we make payment. The Administrative Charge deduction from the Separate Account will be divided equally among the Investment Divisions in which you are participating when the deduction is made. The Administrative Charge will be in addition to any Early Withdrawal Charge.

The Administrative Charge will be prorated for each month, or part of a month, in which you have an Account Balance. The Administrative Charge will never reduce your Fixed Interest Account Balance to less than the amounts you added to your Fixed Interest Account, less any amounts withdrawn from your Fixed Interest Account Balance (other than to pay Administrative Charges), plus interest at 3% a year on the amounts while in the Fixed Interest Account.

We may change the Administrative Charge upon 90 days prior notice to you.

37VM-84 SC

                              GENERAL PROVISIONS

THE CONTRACT--This contract includes any riders, and with them makes up the entire contract. All statements in the application will be representations and not warranties. Amounts payable to you under the Contract are at 'east equal to the minimums required by any applicable state law. The Contract is established for the exclusive benefit of you and your beneficiary.

TAX-QUALIFIED STATUS--This Contract is intended to qualify as an Individual Retirement Annuity as described in Section 408(b) of the Code. We will interpret and administer the Contract as required by the Code and applicable Treasury Regulations. We may amend this Contract and take other actions, including refund of purchase payments, without your consent if necessary to keep it qualified.

OWNERSHIP--As owner, you may exercise all rights under your Contract while you are alive.

ASSIGNMENT--Your rights under this Contract may not be assigned, transferred, sold, forfeited, discounted or pledged as collateral or as security. You may not assign or encumber any amount payable under this Contract. To the extent permitted by law, amounts payable under this Contract will not be subject to claims against any payee. Your entire interest is nonforfeitable.

BENEFICIARY--The beneficiary is the person or persons to whom the death benefit is payable when you die. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die while you are alive. If no beneficiary or contingent beneficiary is named, or if none is alive when you die, your estate will be the beneficiary.

If more than one beneficiary is alive when you die, we will pay them in equal shares unless you have chosen otherwise.

HOW TO CHANGE THE BENEFICIARY--You may change a beneficiary or contingent beneficiary of your Contract by written notice. No change is binding on us until it is recorded at our Designated Office. Once recorded, the change binds us as of the date you signed it. However, the change will not apply to any payment made by us before we recorded your request. We may require that you send us your Contract to make the change.

AGE AND SEX--If your date of birth or sex, as shown in your application for this Contract, is not correct, we will adjust the benefits under your Contract. The adjusted benefits will be those that would have been provided at the correct age and sex. Any overpayment or underpayment, together with interest at 6%, will be deducted from or added to, respectively, future payments.

LIMITATION ON SALES REPRESENTATIVE'S AUTHORITY--No sales representative or other person except our President, a Vice-President, or our Secretary may (a) make or change your Contract; or (b) make any binding promises about Contract benefits; or (c) change or waive any of the terms of your Contract. Any such change, waiver or promise must be in writing.

COMMUNICATIONS--All communications under your Contract and any amendment, modification or waiver of your Contract will be in writing. All payments and communications to us must be directed to our Designated Office. We will not consider a payment or communication received until it is received in the Designated Office.

ANNUAL REPORTS--We will keep records of the amount held in your Account Balance. At least once in each twelve month period before the Retirement Date, we will send you a statement showing your Account Balance in each Account.

INCONTESTABILITY--We will not contest the validity of your Contract.

TERMINATION--We have the right to withdraw your entire Account Balance, less any Administrative Charges and any Early Withdrawal Charge, and pay it to you in full settlement of our liability to you under your Contract, if: (i) more than four years have passed since the date we received the last payment on your behalf and (ii) your entire Account Balance is less than $800, or would be less than $800 after a withdrawal that you had requested.


                                  SECTION II

                            FIXED INTEREST ACCOUNT

SUBPARTS OF THE FIXED INTEREST ACCOUNT--We will establish a "subpart" within the Fixed Interest Account as of the first day of each calendar quarter for purchase payments or transfers received in that quarter. Each amount to be added to the Fixed Interest Account will be added to the most recently established subpart. Each subpart will have a specified Maturity Date. The Maturity Date will be December 31st of the first, second, third or fourth calendar year, as we determine, following the calendar year during which the subpart is established.

On the day after the Maturity Date of a subpart in which a part of your Fixed Interest Account Balance is maintained, we will automatically transfer that part of the Fixed Interest Account Balance to the new subpart, unless you advise us that you want it withdrawn or transferred to the Separate Account.

Any partial withdrawal from the Fixed Interest Account Balance will be made first from any subpart whose Maturity Date is The date of the withdrawal and then from the most

37VM-84 SC                             9             (Continued on reverse side)

                                  SECTION II
recently established subparts in reverse order of their establishment. Transfers which would have been made on a Maturity Date but for the fact that the Maturity Date was not the end of a Valuation Period will be deemed to have been made on the Maturity Date for purposes of this section.

INTEREST CREDITED TO THE FIXED INTEREST ACCOUNT--We will credit interest to a subpart on amounts held in that subpart at a daily compound rate for the period from the date of addition to the subpart up to, but not including, the date of withdrawal from such subpart.

Before we establish a subpart we will set the rate of interest that will be credited to amounts in such subpart. That rate of interest will remain in effect without change to the subpart's Maturity Date.

In no event will the rate of interest credited on amounts while in any subpart be less than an effective annual rate of 3% a year. The table on page 3 shows the minimum Fixed Interest Account Balance for a Contract with $1,000 added to the Fixed Interest Account Balance each year.


                                  SECTION III

                               SEPARATE ACCOUNT

DEFINITIONS

"Accumulation Unit" means the unit of measurement used to determine the value of amounts held in the Investment Divisions.

"Fund" means the Metropolitan Series Fund Inc., which is a series-type of mutual fund registered with the Securities and Exchange Commission as a diversified open-end management investment company under the Investment Company Act of 1940. We are the investment manager of the Fund.

"Valuation Period" means the period between two successive valuations of the assets in the Separate Account. Valuations will be made once on each day when the New York Stock Exchange is open for trading. We reserve the right. on 30 days notice, to change the basis for such Valuation Period, as long as the new basis is not inconsistent with applicable law.

"Investment Divisions" are part of the Separate Account. Each division holds a separate class (or series) of stock of a designated investment company. Each class of stock represents a separate portfolio in the investment company. The Investment Divisions available on the Date of Issue are shown on page 4 of your Contract. We will notify you if any other Investment Divisions become available.

"Investment Experience Factor" means a factor used to measure changes in each Investment Division's investment experience during a Valuation Period. The investment experience of an Investment Division is determined as of the end of each Valuation Period.

SEPARATE ACCOUNT--The Separate Account is Metropolitan Life Separate Account E. This is an investment account established and maintained by us, separate from our general account or other separate accounts.

We own the assets in the Separate Account. Assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business we conduct. We may from time to time transfer to our general account assets in excess of such reserves and liabilities. We may add amounts to the Separate Account from other contracts of ours, as we may determine.

Income and realized and unrealized gains or losses from assets in the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses.

The Separate Account will be valued at the end of each Valuation Period.

MAINTENANCE OF THE SEPARATE ACCOUNT--We keep our records of amounts in the various Investment Divisions in the Separate Account in terms of Accumulation Units. The value of an Accumulation Unit in an Investment Division for a Valuation Period is determined as of the end of such Valuation Period by multiplying the value of an Accumulation Unit at the end of the prior Valuation Period by that Division's Investment Experience Factor for the Valuation Period. The initial value of an Accumulation Unit in each Investment Division will be set by us.

To determine the number of Accumulation Units of an Investment Division that are bought by a purchase payment or transfer, we divide the amount of the payment or transfer by the value of an Accumulation Unit in such Investment Division for the Valuation Period in which the payment or transfer is added to the Investment Division.

We will determine the value of any amount withdrawn from your Separate Account Balance based on the value of an Accumulation Unit for the date as of which the withdrawal is made.

VALUATION OF INVESTMENT DIVISIONS--The investment experience of an Investment Division is determined as of the end of each Valuation Period.

37VM-84 SC

                                  SECTION III

As of the end of each Valuation Period, we use an Investment Experience Factor to measure changes in each Investment Division's investment experience during a Valuation Period.

The Investment Experience Factor for a Valuation Period in each Investment Division is calculated as follows:

  (1) We take the net asset value per investment company share at the end of the current Valuation Period, add the per share amount of any dividend or capital gain distribution paid by the investment company during the current Valuation Period, and subtract any per share charge for taxes and reserve for taxes.

  (2) We then divide the amount in section (1) by the net asset value per investment company share at the end of the preceding Valuation Period.

  (3) We then subtract a charge not to exceed .000040792 for each day in the Valuation Period. This charge is to cover administrative expenses, and the mortality and expense risk charges assumed by us under your Contract.

DEFERMENT--We reserve the right to defer determination payment or application of any amount received or payable under this Contract in the event that the New York Stock Exchange is closed (other than customary weekend and holiday closings), or an emergency exists making disposal or valuation of assets in the Separate Account not reasonably practicable or the Securities and Exchange Commission determines that securities trading is restricted or permits such deferral.

RIGHT TO MAKE CHANGES--We reserve the right to make certain changes if, in our judgment, they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

Examples of the changes we may make include:

  . To operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law.

  . To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940.

  . To transfer any assets in an Investment Division to another Investment Division, or to one or more separate accounts, or to our general account; or to add, combine, or remove Investment Divisions in the Separate Account.

  . To substitute, for the investment company shares held in any Investment Division, the shares of another class of the investment company or the shares of another investment company or any other investment permitted by law.

  . To change the way we assess charges, but without increasing the aggregate amount charged in connection with this Contract. For example, if we purchase investments (such as stocks and bonds) instead of buying shares of an investment company, we will assess an investment advisory charge but not more than the amount that would otherwise be charged by the investment company.

  . To make any necessary technical changes in this Contract in order to conform with any action this provision permits us to take.

If any changes result in a material change in the underlying investments of an Investment Division to which an amount is allocated under the Contract, we will notify you of the change. You may then make a new choice of Investment Divisions.


                                  SECTION IV

                             OPTIONAL INCOME PLANS
DEFINITIONS

"Annuitant" means you if you have chosen an income plan, or your spouse-beneficiary if he or she has chosen an income plan.

CHOICE OF INCOME PLANS--The Annuitant may choose one of the income plans that we make available. The choice must be made when you choose the Retirement Date. or when your spouse-beneficiary elects to receive income plan payments.

The available income plans are described below. The minimum guaranteed payments are shown, based upon a guaranteed interest rate of 3% and the 1983 Table A (Metropolitan Adjusted). On request we will tell you, or your spouse after your death, what the actual payments would be. With our consent other income plans consistent with the Code and applicable Treasury Regulations may be chosen. We may require proof of age or ages used to determine the payments. We guarantee that income plan payments will not increase or decrease because of mortality and expense experience.

Payments may be made monthly, quarterly, semiannually or annually. If the monthly payment would be less than $20, instead of providing an income plan, we may make payment as if a single sum cash withdrawal had been requested.

37VM-84 SC                             11            (Continued on reverse side)

                                  SECTION IV

DURATION OF INCOME PLANS--As of the date income plan payments are to start, the Account Balance reduced by any applicable premium tax will be applied to the income plan chosen. The first payment under an income plan chosen by your spouse as a death benefit will be made as of the date we receive proof of death.

If an income plan is provided, your entire Account Balance must be paid out in equal amounts over

   (i)    the Annuitant's life, if a single life income plan is chosen.

  (ii) your life and that of your spouse, if you choose a joint and survivor life income plan.

 (iii) a period not extending beyond the Annuitant's life expectancy (or, if you are the Annuitant and are married, the life expectancies of you and your spouse), if a term certain or term certain and single life income plan is chosen.

In no case, however, will this paragraph be used to restrict or reduce any final payment to be made at the Annuitant's death.

PROOF OF LIVING--We may require proof that the person to whom any life income plan payment is to be made is alive on the due date of that payment.

SUPPLEMENTARY CONTRACT--When an income plan starts, we will issue a new contract describing the terms of the plan. We may require that this Contract be returned to us.


                             NON LIFE INCOME PLAN

OPTION A TERM CERTAIN INCOME PLAN--We will make monthly payments from the date the income plan starts to the date of the last payment before the end of the term certain period. The term certain period may not be less than five years Income payments during the Annuitant's lifetime are payable to the Annuitant; any income payments due after the Annuitant's death are payable to the Annuitant's beneficiary. If the beneficiary is not a natural person, then instead of making income payments, the commuted value of those income payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor the beneficiary is alive at the time an income payment is due, the commuted value of the remaining income payments will be paid to (i) the Annuitant's estate if the Annuitant died after the beneficiary. or (ii) the beneficiary's estate if the beneficiary died after the Annuitant. The commuted value of remaining income payments will be calculated at the interest rate used to determine those income payments. No commuted value of those income payments is payable except as stated above.


                               LIFE INCOME PLANS

OPTION B SINGLE LIFE INCOME PLAN--We will make monthly payments from the date the income plan starts, if the Annuitant is then living, to the date of the last payment before the Annuitant's death. No payments will be made after the Annuitant's death.

OPTION B1 TERM CERTAIN AND SINGLE LIFE INCOME PLAN--We will make monthly payments from the date the income plan starts to the date of the last payment before the later of (i) the Annuitant's death, and (ii) the end of the term certain period Income payments during the Annuitant's lifetime are payable to the Annuitant; any income payments due after the Annuitant's death are payable to the Annuitant's beneficiary. If the beneficiary is not a natural person, instead of making income payments, the commuted value of those income payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor the beneficiary is alive at the time an income payment is due. the commuted value of the remaining income payments will be paid to (i) the Annuitant's estate if the Annuitant died after the beneficiary. or (ii) the beneficiary's estate if the beneficiary died after the Annuitant. The commuted value of remaining income payments will be calculated at the interest rate used to determine those income payments. No commuted value of those income payments is payable except as stated above.

OPTION C JOINT AND SURVIVOR LIFE INCOME PLAN--YOU AND YOUR SPOUSE--We will make monthly payments from the date the income plan starts to the date of the last payment before the death of the survivor of you and your spouse. Income payments during your lifetime are payable to you, any income payments due after your death are payable to your spouse. Income payments due to your surviving spouse are a stated percentage, not greater than 1 00% of the income payments due during your lifetime No payments will be made after both you and your spouse die. This income plan is not available as a death benefit.

37VM-84 SC

                            OPTIONAL INCOME TABLES

             ------------------------------------------------------
                      OPTION A--Term Certain Income Plan

                              Guaranteed Minimum
                     Monthly Income Payment per $1,000 of
                   Consideration if Term Certain Period is:
             ------------------------------------------------------
                 10 Years          15 Years         20 Years
                  $9.37             $6.70            $5.37
             ------------------------------------------------------

             ------------------------------------------------------
                       OPTION B--Single Life Income Plan
             ------------------------------------------------------
                    Annuitant's          Guaranteed Minimum
                    Age on Date         Monthly Income Payment
                Income Plan Starts    per $1,000 of Consideration
             ------------------------------------------------------
                                        Males           Females
                       55              $4.02             $3.69
                       56               4.09              3,75
                       57               4.16              3.81
                       58               4.24              3.87
                       59               4.32              3.93

                       60               4.40              4.00
                       61               4.49              4.07
                       62               4.58              4.14
                       63               4.68              4.22
                       64               4.79              4.31

                       65               4.90              4.40
                       66               5.02              4.49
                       67               5.15              4.60
                       68               5.29              4.71
                       69               5.44              4.82

                       70               5.59              4.94
             -----------------------------------------------------


              On request, we will furnish rates not shown above.


        ------------------------------------------------------------------
           OPTION B1--Term Certain and Single Life Income Plan--Male
        ------------------------------------------------------------------
            Annuitant's Age        Guaranteed Minimum Monthly Income Plan
               on Date             Payment per $1,000 of Consideration if
          Income Plan Starts              Term Certain Period is:
        ------------------------------------------------------------------
                                    10 Years    15 Years     20 Years
                                  ----------------------------------------
                 55                  $3.98       $3.94        $3.87
                 56                   4.05        4.00         3.93
                 57                   4.12        4.06         3.98
                 58                   4.19        4.13         4.04
                 59                   4.26        4.19         4.10

                 60                   4.34        4.26         4.15
                 61                   4.42        4.34         4.21
                 62                   4.51        4.41         4.28
                 63                   4.60        4.49         4.34
                 64                   4.70        4.57         4.40

                 65                   4.80        4.66
                 66                   4.90        4.75
                 67                   5.02        4.84
                 68                   5.13        4.93
                 69                   5.26        5.03

                 70                   5.39        5.12
        ------------------------------------------------------------------

37VM-84 SC                             13

         ------------------------------------------------------------------
          OPTION B1--Term Certain and Single Life Income Plan--Female
         ------------------------------------------------------------------
            Annuitant's Age        Guaranteed Minimum Monthly Income Plan
               on Date              Payment per $1,000 of Consideration if
          Income Plan Starts              Term Certain Period is:
         ------------------------------------------------------------------
                                    10 Years    15 Years     20 Years
                                   ----------------------------------------
                 55                  $3.68       $3.66        $3.83
                 56                   3.73        3.71         3.68
                 57                   3.79        3.76         3.73
                 58                   3.85        3.82         3.78
                 59                   3.91        3.88         3.83

                 60                   3.97        3.94         3.89
                 61                   4.04        4.00         3.94
                 62                   4.11        4.07         4.00
                 63                   4.19        4.14         4.06
                 64                   4.27        4.21         4.12

                 65                   4.35        4.29         4.19
                 66                   4.44        4.37         4.26
                 67                   4.54        4.45         4.32
                 68                   4.64        4.54
                 69                   4.74        4.63

                 70                   4.85        4.72
        ------------------------------------------------------------------


              On request, we will furnish values not shown above

        ------------------------------------------------------------------
              OPTION C--Joint and Survivor Life Income Plan--Male
        ------------------------------------------------------------------
                               Guaranteed Minimum Monthly Income Plan
                                Payment to you per $1,000 of Considera-
               Age on Date of    tion if percentage of Monthly Income
                 Purchase*      Payment Payable to Surviving Spouse is
        ------------------------------------------------------------------
                               50%      66 2/3%      75%        100%
        ------------------------------------------------------------------
                 55 and 60    $3.76      $3.67      $3.62      $3.49
                 60 and 55     3.92       3.76       3.68       3.44
                 60 and 60     4.00       3.87       3.80       3.60
                 60 and 65     4.07       3.96       3.91       3.74

                 65 and 60     4.29       4.09       3.99       3.68
                 65 and 65     4.38       4.21       4.12       3.86

                 70 and 65     4.79       4.52       4.38       3.98
                 70 and 70     4.92       4.69       4.58       4.24
        ------------------------------------------------------------------

         * In each pair of ages. the first age is your age and the second age is your spouse's.
        ------------------------------------------------------------------
         On request, we will furnish rates not shown above.

        ------------------------------------------------------------------
             OPTION C--Joint and Survivor Life Income Plan--Female
        ------------------------------------------------------------------
                               Guaranteed Minimum Monthly Income Plan
                                Payment to you per $1,000 of Considera-
               Age on Date of    tion if percentage of Monthly Income
                 Purchase*      Payment Payable to Surviving Spouse is
        ------------------------------------------------------------------
                               50%      66 2/3%      75%        100%
        ------------------------------------------------------------------
                 55 and 60    $3.57      $3.52      $3.50      $3.44
                 60 and 55     3.75       3.66       3.62       3.49
                 60 and 60     3.80       3.73       3.70       3.60
                 60 and 65     3.84       3.79       3.76       3.68

                 65 and 60     4.07       3.96       3.91       3.74
                 65 and 65     4.13       4.04       4.00       3.86

                 70 and 65     4.50       4.35       4.28       4.06
                 70 and 70     4.59       4.47       4.42       4.24
        ------------------------------------------------------------------

         *In each pair of ages, the first age is your age and the second age is your spouse's.
        ------------------------------------------------------------------
          On request we will furnish rates not shown above.

37VM-84  SC

                                    NOTICE

When you write to us, please give us your name, address and contract number. Please notify us promptly of any changes. We will write to you at your last known address.

Checks, drafts or money orders may be drawn to the order of Metropolitan Life (or Met Life). They are received subject to the condition that they may be h2ndled for collection in accordance with the practice of the collecting bank or banks. If we do not receive the full amount of any check, draft or money order, it will not constitute payment All payments are to be made in U.S. currency.

VOTING FOR DIRECTORS

Our Board of Directors is elected by the contractholders. For details on how to vote, write to our Secretary.

Metropolitan Life Insurance Company
One Madison Avenue
New York, New York 10010

Countersigned and Delivered ________________ 19 ____ By ________________________


                             TABLE OF CONTENTS

                                                                          Page
TABLE OF VALUES                                                              3

DESCRIPTION OF INVESTMENT DIVISIONS OF SEPARATE ACCOUNT                      4

UNDERSTANDING THIS CONTRACT                                                  5

DEFINITIONS                                                                  5

PURCHASE PAYMENTS                                                            5
  When Payable and Credited                                                  5
  Where Payable                                                              6
  Allocation of Purchase Payments                                            6

BENEFITS                                                                     6
  Retirement Benefit                                                         6
  Death Benefit                                                              6
  Dividends                                                                  6
  Cash Withdrawal Values                                                     6

WITHDRAWALS FROM YOUR ACCOUNTS                                               6

EARLY WITHDRAWAL CHARGE                                                      7
  Amount of Early Withdrawal Charge                                          8

ADMINISTRATIVE CHARGES                                                       8

GENERAL PROVISIONS                                                           9
  The Contract                                                               9
  Tax-Qualified Status                                                       9
  Ownership                                                                  9
  Assignment                                                                 9
  Beneficiary                                                                9
  How to Change the Beneficiary                                              9
  Age                                                                        9
  Limitation on Sales Representative's Authority                             9
  Communications                                                             9
  Annual Reports                                                             9
  Incontestability                                                           9
  Termination                                                                9

FIXED INTEREST ACCOUNT                                                       9
  Subparts of the Fixed Interest Account                                     9
  Interest Credited to the Fixed Interest Account                           10

SEPARATE ACCOUNT                                                            10
  Definitions                                                               10
  Separate Account                                                          10
  Maintainance of the Separate Account                                      10
  Valuation of Investment Divisions                                         10
  Deferment                                                                 11
  Right to Make Changes                                                     11

OPTIONAL INCOME PLANS                                                       11
  Definitions                                                               11
  Choice of Income Plans                                                    11
  Duration of Income Plans                                                  12
  Proof of Living                                                           12
  Supplementary Contract                                                    12

NON LIFE INCOME PLAN                                                        12
  Option A Term Certain Income Plan                                         12

LIFE INCOME PLANS                                                           12
  Option B Single Life Income Plan                                          12
  Option B1 Term Certain and Single Life Income Plan                        12
  Option C Joint and Survival Life Income Plan-You and Your Spouse          12
  Optional Income Tables                                                    13
    Option A                                                                13
    Option B                                                                13
    Option B1                                                               13
    Option C                                                                14

MULTIFUNDED ANNUITY

Purchase payments are flexible. Benefits depend, among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chosen. Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death benefits are provided on or before the retirement date. Transfers from other contracts are limited. The Fixed Interest Account portion of this contract is eligible for dividends before the retirement date.

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

37VM-84 SC

                                                               EXHIBIT (4)(c)(v)



              Filed as Exhibit 1.A(5)(e)(v) with Post-Effective
              Amendment No. 2 to this Registration Statement on
                          Form S-6 on April 25, 1986.

                                    NOTICE

There is currently no premium tax on annuities in Pennsylvania. We will notify you if any tax becomes applicable to the contract and its amount and effect on any payments.

R.S. 927    September 1984

                             (LOGO  APPEARS HERE)

                      METROPOLITAN LIFE INSURANCE COMPANY
                A Mutual Company Incorporated in New York State

     Metropolitan Life Insurance Company will pay the benefits provided by this contract according to its provisions.



     /S/HARRY P. KAMEN                    /S/JOHN J. CREEDON
        Harry P. Kamen                       John J. Creedon
     Senior Vice-President and Secretary  President and Chief Executive Officer

MULTIFUNDED ANNUITY

Purchase payments are flexible. Benefits depend, among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chosen. Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death benefits are provided on or before the retirement date. Transfers from other contracts are limited. The Fixed Interest Account portion of this contract is eligible for dividends before the retirement date.

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

                       TEN DAY RIGHT TO EXAMINE CONTRACT

Please read this contract carefully. If the Owner wishes to cancel the contract, the Owner may return it to Metropolitan within 10 days after it is delivered to such Owner along with a written request to cancel the contract.

Metropolitan will refund an amount equal to the sum of a) the difference between the premiums paid including any contract fees or other charges and the amounts allocated to any separate accounts under the contract and b) the cash value of the contract, or, it the contract does not have a cash value, the reserve for the contract, on the date of surrender attributable to the amounts so allocated. Metropolitan will return all payments made for this policy within ten days after Metropolitan or its agents receives notice of cancellation and the returned policy.

                                            See Table of Contents on back cover.

38VM-84 PA                             1

                     (THIS PAGE LEFT INTENTIONALLY BLANK)

                                TABLE OF VALUES

                    MINIMUM FIXED INTEREST ACCOUNT BALANCE

              For a Contract Without any Withdrawals or Transfers
                        From the Fixed Interest Account

   BASIS: $1,000 Annual Purchase Payment Allocated to Fixed Interest Account
                       at Beginning of Each Contract Year.

             Values are proportional for other purchase payments.

               -------------------------------------------------
                                               MINIMUM
                    END OF                  FIXED INTEREST
                    CONTRACT                   ACCOUNT
                    YEAR                       BALANCE
               -------------------------------------------------
                      1                        $ 1,030
                      2                          2,091
                      3                          3,184
                      4                          4,309
                      5                          5,468
                      6                          6,662
                      7                          7,892
                      8                          9,159
                      9                         10,464
                     10                         11,808
                     11                         13,192
                     12                         14,618
                     13                         16,086
                     14                         17,599
                     15                         19,157
                     16                         20,762
                     17                         22,414
                     18                         24,117
                     19                         25,870
                     20                         27,678
                     21                         29,537
                     22                         31,453
                     23                         33,426
                     24                         35,459
                     25                         37,553
               -------------------------------------------------

ON REQUEST WE WILL PROVIDE VALUES FOR YEARS NOT SHOWN.

THE GUARANTEED INTEREST RATE USED TO DETERMINE THE MINIMUM FIXED INTEREST ACCOUNT BALANCE IS 3%.

VALUES DURING THE YEAR WILL INCLUDE INTEREST FOR THE COMPLETED PART OF THE YEAR. THE VALUES SHOWN ABOVE DO NOT TAKE INTO ACCOUNT ANY EARLY WITHDRAWAL CHARGES.

38VM-84 PA                             3

            DESCRIPTION OF INVESTMENT DIVISIONS OF SEPARATE ACCOUNT

          THE ASSETS IN EACH INVESTMENT DIVISION OF METROPOLITAN LIFE SEPARATE ACCOUNT E (SEPARATE ACCOUNT) ARE INVESTED IN A
          SEPARATE CLASS (OR SERIES) OF STOCK OF THE METROPOLITAN SERIES FUND, INC. (FUND). EACH CLASS OF STOCK REPRESENTS A SEPARATE PORTFOLIO IN THE FUND.

          DIVISION 1--GROWTH PORTFOLIO--The investment objective of this portfolio is to achieve long-term growth of capital and income, and moderate current income, by investing primarily in common stocks that are believed to be of good quality or to have good growth potential or which are considered to be undervalued based on historical investment standards.

          DIVISION 2--INCOME PORTFOLIO--The investment objective of this portfolio is to achieve the highest possible total return, by combining current income with capital gains, consistent with prudent investment risk and the preservation of capital, by investing primarily in fixed-income, high-quality debt securities.

          DIVISION 3--MONEY MARKET PORTFOLIO--The investment objective of this portfolio is to achieve the highest possible current income consistent with the preservation of capital and maintenance of liquidity, by investing primarily in short-term money market instruments.

          INVESTMENT RETURNS WILL REFLECT FLUCTUATIONS IN MARKET VALUE OF SECURITIES. PLEASE REFER TO THE CURRENT FUND PROSPECTUS FOR A COMPLETE DESCRIPTION OF THE FUND AND THE DESIGNATED
          PORTFOLIOS.

38VM-84 PA

          The provisions of Sections I and IV of this Contract apply to the entire Contract.
          The provisions of Section II apply only to the Fixed Interest Account and those in Section III only to the Separate Account.


                                   SECTION I

                          UNDERSTANDING THIS CONTRACT

This Contract provides for purchase payments you make to be accumulated by us in, at your option, a fixed interest account (Fixed Interest Account), as described in Section II of this Contract or a variable account (Separate Account) as described in Section III of this Contract, or both. On the Retirement Date, the Account Balance may be applied under an optional income plan as described in Section IV of this Contract, to provide you with a retirement income.

To make your Contract clear and easy to read, we have left out many cross-references and conditional statements. Therefore, the provisions of your Contract must be read as a whole.

To exercise your rights you should follow the procedures stated in your Contract. If you want to request a cash withdrawal, choose a Retirement Date, change a beneficiary, change an address or request any other action by us, you should do so on the forms prepared for each purpose.

                                  DEFINITIONS

"You" and "your" refer to the owner of this Contract.

"We", "us" and "our" refer to Metropolitan Life Insurance Company.

The "Retirement Date" is the date as of which our payments under an optional income plan start. (See Retirement Benefit on page 6).

"Fixed Interest Account" is the account under the Contract to which we will add the payments that you allocate to the Fixed Interest Account. The Fixed Interest Account is part of our general account.

"Separate Account" is the account under the Contract to which we will add the payments that you allocate to any of the Investment Divisions in the Separate Account. Payments will be allocated to our Separate Account E.

"Account Balance" is the entire amount we hold under the Contract for you. It is the sum of any balance in the Fixed Interest Account and any balance in the Separate Account.

"Fixed Interest Account Balance" is the amount we hold for you in the Fixed Interest Account.

"Separate Account Balance" is the amount we hold for you in the Separate
Account.

"Administrative Charge" is the charge we deduct from your Account Balance to pay for expenses associated with your Contract.

"Early Withdrawal Charge" is the charge we deduct from your Account Balance because of certain withdrawals, as described in the Early Withdrawal Charge provision on page 7.

"Code" is the United States Internal Revenue Code of 1954 as it now exists or is later amended.

"Designated Office" is our Home Office at 1 Madison Avenue, New York, New York 10010, or such other location or locations that we name.

"Contract Years" are measured from the Date of Issue of the Contract. For example, if the Date of Issue is May 5, 1990, the first Contract Year ends May 4, 1991.

                               PURCHASE PAYMENTS

WHEN PAYABLE AND CREDITED-The initial purchase payment is payable as of the Date of Issue. Subsequent purchase payments may be made at any time before the end of the tax year in which you reach age 69 1/2. Each purchase payment directed to the Fixed Interest Account will be credited as of the date that we receive it. Each purchase payment directed to an Investment Division of the Separate Account will be credited as of the end of the Valuation Period, as defined in Section III, during which we receive it. However, no payment will be credited before the Date of Issue.

We will accept under your Contract each amount you contribute up to the $2,000 annual amount limitation of the Code to provide an annuity pursuant to Section 408(b) of the Code. If this Contract is a Section 408(k) Simplified Employee Pension, we will also accept contributions permitted under Section 408(j) of the Code. We will also accept: (i) each amount you direct to have transferred to your Account Balance from another Section 408 arrangement; (ii) rollover contributions from another individual retirement arrangement permitted under
Section 408(d)(3) of the Code; and (iii) rollover contributions from a


                                                     (Continued on reverse side)

38VM-84 PA                             5
qualified plan or as otherwise permitted under Sections 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8), 405(d)(3), and 409(b)(3)(C) of the Code. We will also accept additional amounts if the annual amount limitation in the Code should increase or if other types of contributions are or become permitted by the Code. However, we have the right not to accept any amount if:

  (1)  the amount is less than $25 or more than $50,000; or

  (2) more than four years have passed since the date we received the last purchase payment for this Contract and your entire Account Balance is less than $800.

The $25 minimum in subsection (1) above may be changed by us. No increase will take effect until at least 90 days after notice is sent to you.

WHERE PAYABLE--Purchase payments are payable at our Designated Office.

ALLOCATION OF PURCHASE PAYMENTS-You choose the way in which purchase payments are to be allocated among the Fixed Interest Account and the Investment Divisions of the Separate Account. Unless a new allocation request is received, any prior choice will stay in effect. You may change your allocation upon written notice to us. The change will be made upon receipt, unless you specify a later date,which may be up to 30 days after we receive the request.

Allocations must be in whole number percentages.

                                   BENEFITS

RETIREMENT BENEFIT--We will make payments under the income plan you choose as described in Section IV. The entire Account Balance on the Retirement Date, reduced by any applicable premium taxes will be used to provide the income payments starting as of that date.

You may choose the Retirement Date by writing to us. The Retirement Date must be at least 30, and not more than 180, days after we receive your choice, but may not be later than the end of the tax year in which you reach age 70 1/2.

If you have not chosen a Retirement Date, we will pay the Account Balance to you in one sum at the end of the tax year in which you attain age 70 1/2.

DEATH BENEFIT--If you die on or before the Retirement Date we will pay the entire Account Balance in a single sum to your beneficiary after we receive proof of death and a complete written claim. For this purpose, the Account Balance will be valued as of the date we receive proof of death. If we receive proof of death but a complete written claim is not submitted, the entire Account Balance will be paid no later than five years after your death. If your beneficiary is your spouse, he or she may choose to receive payment either in a single sum or under one of the income plans described in Section IV. However, if your spouse's 75th birthday occurs before we receive proof of death, or if proof is received more than one year after your death, your spouse may not choose an income plan.

If you die after the Retirement Date, whether or not payments will continue after your death depends on which income plan option you have chosen. Those provisions are set forth in Section IV.

DIVIDENDS--Every year we determine if there is an amount to be paid to our contractholders as dividends. We will determine the share, if any, for the Fixed Interest Account portion of your Contract each year before the Retirement Date. Any dividend will be credited in the manner and under the conditions we determine. However, as required by the Code, any dividend will be applied as a purchase payment under your Contract before the end of the calendar year following the year in which it is credited. We do not anticipate that any dividends will be payable on this Contract.

CASH WITHDRAWAL VALUES--Your Contract has a cash withdrawal value at any time before the Retirement Date while you are alive. The cash withdrawal value is equal to the Account Balance minus any Administrative Charge and minus any Early Withdrawal Charge.


                        WITHDRAWALS FROM YOUR ACCOUNTS

We will make withdrawals from your Fixed Interest Account or from an Investment Division in your Separate Account to:

  (a)  provide you with an income plan as a retirement benefit.

  (b)  provide your beneficiary with a death benefit.

  (c)  make payment to you or to another funding vehicle established pursuant to
       Section 408 of the Code of all, a specified whole percentage,

       or a specified dollar amount of the cash withdrawal value of your Contract.

  (d)  make a transfer to the Fixed Interest Account, or to

                                                (Continued on following page)


38VM-84 PA
       the Separate Account, or between Investment Divisions of the Separate Account, as you may direct. Not more than four transfers may be made in a calendar year.

  (e)  pay Administrative Charges.

Any withdrawal will completely discharge our liability for the total amount withdrawn, including any charges. If you request a payment or transfer, your request must be signed by you and must clearly state the Account (and Investment Division, if any) from which the withdrawal is to be made and to which any transfer is to be made. The amount withdrawn from your Fixed Interest Account Balance to make the payment or transfer must be at least $1,000, unless the request applies to your entire Fixed Interest Account Balance or applies only to amounts withdrawn from a subpart on its Maturity Date. The amount withdrawn from your Separate Account Balance must be at least $250 unless the request applies to your entire balance in an Investment Division of the Separate Account.

There will be an Early Withdrawal Charge deducted from your Account Balance for certain withdrawals made to make payment to you or another funding vehicle or to make transfers from the Fixed Interest Account to the Separate Account unless the withdrawals are exempt as described on this page. Whether or not there is an Early Withdrawal Charge, you may be subject to a tax penalty on certain withdrawals.

Any withdrawal from the Fixed Interest Account will be made as of the date we receive the request to make it or as of any later date specified in the request except that:

  (a) if the date specified is more than 180 days after the date we receive the request, we will not make the withdrawal.

  (b)  if you die before the date specified, we will not make the withdrawal.

  (c) any other withdrawals taking effect before the date specified will be made first.

  (d) if we require any proof of claim, we may defer the withdrawal until we receive it.

  (e) if the withdrawal is to make a transfer to the Separate Account and a Valuation Period does not end on the date we would normally make the withdrawal, we will make it as of the next date on which a Valuation Period ends.

  (f) if the withdrawal is to provide an income plan. we will make the withdrawal on the day as of which the payments start.

  (g) if the withdrawal is to pay an Administrative Charge, or to pay you your entire Account Balance because it is less than $800 and more than 4 years have elapsed since we received your last payment, we will make the withdrawal as of the date we choose.

Any withdrawal from an Investment Division of the Separate Account will be made as of the date the withdrawal would have been made had it been a withdrawal from your Fixed Interest Account Balance except that if such date is not the end of a Valuation Period, the withdrawal will be deferred until the next following date on which a Valuation Period ends. If the withdrawal is made to provide an income plan, the withdrawal will be made as of the end of the Valuation Period ending immediately before the date as of which the income plan payments are to start.

As required by law, we reserve the right to defer the payment of any withdrawal from the Fixed Interest Account Balance for up to six months. If we delay for 30 days or more, interest will be paid from the date we receive your request at a rate of at least 3% a year.

                            EARLY WITHDRAWAL CHARGE

An Early Withdrawal Charge will be deducted from your Account Balance for certain withdrawals made to make payment to you or to another funding vehicle or to make transfers from the Fixed Interest Account to the Separate Account. However, no Early Withdrawal Charge will apply:

  (a)  if your Contract has been in force for more than 7 full contract years.

  (b) if you request payment to yourself of the entire Account Balance and give us proof that you are then totally disabled as defined in the Federal Social Security Act (whether or not you are covered by Social Security).

  (c)  to a withdrawal if:

       (i) you have made no previous withdrawal from any part of your Account Balance during the then current calendar year other than any transfers within or from the Separate Account, and

      (ii) no more than 10% of the amount in the Fixed Interest Account or in any Investment Division is being withdrawn from that Account or Division. If more than 10% of the amount in any Account or Division is withdrawn from it, the Early Withdrawal Charge will apply only to the amounts withdrawn that exceed 10%. In calculating the 10% we will not include any amount withdrawn from a subpart of the Fixed Interest Account on its Maturity Date.

  (d) to any amount withdrawn from a subpart of the Fixed Interest Account on its Maturity Date (if a transfer would have been made on a Maturity Date except
                                                     (Continued on reverse side)

38VM-84 PA                             7
       for the fact that such date was not the end of a Valuation Period, no Early Withdrawal charge will apply to the amount transferred).

AMOUNT OF EARLY WITHDRAWAL CHARGE--The Early Withdrawal Charge will be determined separately for the Fixed Interest Account Balance and the Separate Account Balance in each Investment Division. The Early Withdrawal Charge is equal to:

  (a) that part of the amount used to make the transfer or payment that is not exempt from the Early Withdrawal Charge, multiplied by

  (b)  the applicable factor from Column I of the table below,

but only if your Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as the case may be, remaining after the withdrawal is at least equal to the Early Withdrawal Charge. In such case we will make the transfer or payment you directed, and then withdraw the Early Withdrawal Charge from the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as appropriate.

If the balance, if any, that would have remained after the transfer or payment you directed is less than the Early Withdrawal Charge described in the preceding paragraph (i.e., there would not be enough left to pay the charge), we will instead withdraw from your Fixed Interest Account Balance, or from the Separate Account Balance in that Investment Division, as appropriate, to make the transfer or payment you directed, both:

  (a) any applicable Administrative Charges and any amounts exempt from the Early Withdrawal Charge; and

  (b) an amount equal to the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as applicable, divided by the applicable factor from Column II of the table below.

We will then withdraw the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division as applicable, as the Early Withdrawal Charge.

The total of all Early Withdrawal Charges with respect to your Separate Account Balance will never exceed 8% of all of the contributions to your Separate Account Balance made to the date of the withdrawal.

                                     TABLE

 YOUR FULL YEARS
   OF CONTRACT
  PARTICIPATION
  AT WITHDRAWAL        COLUMN I      COLUMN II
        less than 3        0.07           1.07
  3 but less than 4        0.06           1.06
  4 but less than 5        0.05           1.05
  5 but less than 6        0.04           1.04
  6 but less than 7        0.02           1.02
  7 or more                0.00           1.00

Except that for balances in the Fixed Interest Account when you are age 63 or older, the factors will not be greater than shown below:

    YOUR AGE
(LAST BIRTHDAY)
 AT WITHDRAWAL     COLUMN I      COLUMN II
  69 OR OVER           0.00           1.00
      68               0.01           1.01
      67               0.02           1.02
      66               0.03           1.03
      65               0.04           1.04
      64               0.05           1.05
      63               0.06           1.06

                            ADMINISTRATIVE CHARGES

Once each calendar year, we will deduct a $15 Administrative Charge from your Fixed Interest Account Balance and a $15 Administrative Charge from your Separate Account Balance. In addition, if your entire Account Balance is withdrawn to make payment to you or to another funding vehicle, the amount withdrawn will be reduced by the amount of any unpaid Administrative Charge before we make payment. The Administrative Charge deduction from the Separate Account will be divided equally among the Investment Divisions in which you are participating when the deduction is made. The Administrative Charge will be in addition to any Early Withdrawal Charge.

The Administrative Charge will be prorated for each month, or part of a month, in which you have an Account Balance. The Administrative Charge will never reduce your Fixed Interest Account Balance to less than the amounts you added to your Fixed Interest Account, less any amounts withdrawn from your Fixed Interest Account Balance (other than to pay Administrative Charges), plus interest at 3% a year on the amounts while in the Fixed Interest Account.

The Administrative Charge applicable to the Separate Account Balance may be changed, but never to an amount which exceeds $50. You will be given at least 90 days advance notice before any such change will be effective.

38VM-84 PA

                              GENERAL PROVISIONS

THE CONTRACT--This Contract includes any riders and with them makes up the entire contract. All statements in the application will be representations and not warranties. Amounts Payable to you under the Contract are at least equal to the minimums required by any applicable state law. The Contract is established for the exclusive benefit of you and your beneficiary.

TAX-QUALIFIED STATUS--This Contract is intended to quality as an Individual Retirement Annuity as described in Section 408(b) of the Code. We will interpret and administer the Contract as required by the Code and applicable Treasury Regulations. We may amend this Contract and take other actions including refund of purchase payments, without your consent if necessary to keep it qualified.

OWNERSHIP--As owner you may exercise all rights under your Contract while you are alive.

ASSIGNMENT--Your rights under this Contract may not be assigned transferred. sold, forfeited, discounted or pledged as collateral or as security. You may not assign or encumber any amount payable under this Contract. To the extent permitted by law, amounts payable under this Contract will not be subject to claims against any payee. Your entire interest is nonforfeitable.

BENEFICIARY--The beneficiary is the person or persons to whom the death benefit is payable when you die. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die while you are alive. If no beneficiary or contingent beneficiary is named, or if none is alive when you die, your estate will be the beneficiary.

If more than one beneficiary is alive when you die, we will pay them in equal shares unless you have chosen otherwise.

HOW TO CHANGE THE BENEFICIARY--You may change a beneficiary or contingent beneficiary of your Contract by written notice. No change is binding on us until it is recorded at our Designated Office. Once recorded, the change binds us as of the date you signed it. However, the change will not apply to any payment made by us before we recorded your request. We may require that you send us your Contract to make the change.

AGE--If your date of birth, as shown in your application for this Contract is not correct, we will adjust the benefits under your Contract. The adjusted benefits will be those that would have been provided at the correct age. Any overpayment or underpayment, together with interest at 6%, will be deducted from or added to, respectively, future payments.

LIMITATION ON SALES REPRESENTATIVE'S AUTHORITY--No sales representative or other person except our President, a Vice-President, or our Secretary may (a ) make or change your Contract; or (b) make any binding promises about Contract benefits: or (c) change or waive any of the terms of your Contract. Any such change. waiver or promise must be in writing.

COMMUNICATIONS--All communications under your Contract and any amendment, modification or waiver of your Contract will be in writing. All payments and communications to us must be directed to our Designated Office. We will not consider a payment or communication received until it is received in the Designated Office.

ANNUAL REPORTS--We will keep records of the amount held in your Account Balance. At least once in each twelve month period before the Retirement Date. we will send you a statement showing your Account Balance in each Account.

INCONTESTABILITY--We will not contest the validity of your Contract.

TERMINATION--We have the right to withdraw your entire Account Balance, less any Administrative Charges and any Early Withdrawal Charge, and pay it to you in full settlement of our liability to you under your Contract, if; (i) more than four years have passed since the date we received the last payment on your behalf and (ii) your entire Account Balance is less than $800, or would be less than $800 after a withdrawal that you had requested.

                                  SECTION II

                            FIXED INTEREST ACCOUNT

SUBPARTS OF THE FIXED INTEREST ACCOUNT--We will establish a "subpart" within the Fixed Interest Account as of the first day of each calendar quarter for purchase payments or transfers received in that quarter. Each amount to be added to the Fixed Interest Account will be added to the most recently established subpart. Each subpart will have a specified Maturity Date. The Maturity Date will be December 31st of the first, second, third or fourth calendar year, as we determine, following the calendar year during which the subpart is established.

On the day after the Maturity Date of a subpart in which a part of your Fixed Interest Account Balance is maintained, we will automatically transfer that part of the Fixed Interest Account Balance to the new subpart, unless you advise us that you want it withdrawn or transferred to the Separate Account.

Any partial withdrawal from the Fixed Interest Account Balance will be made first from any subpart whose Maturity Date is the date of the withdrawal and then from the most

                                                     (Continued on reverse side)

38VM-84 PA                             9

                                  SECTION II
recently established subparts in reverse order of their establishment. Transfers which would have been made on a Maturity Dale but for the fact that the Maturity Date was not the end of a Valuation Period will be deemed to have been made on the Maturity Date for purposes of this section.

INTEREST CREDITED TO THE FIXED INTEREST ACCOUNT--We will credit interest to a subpart on amounts held in that subpart at a daily compound rate for the period from the date of addition to the subpart up to but not including, the date of withdrawal from such subpart.

Before we establish a subpart we will set the rate of interest that will be credited to amounts in such subpart. That rate of interest will remain in effect without change to the subpart's Maturity Date.

In no event will the rate of interest credited on amounts while in any subpart be less than an effective annual rate of 3% a year. The table on page 3 shows the minimum Fixed Interest Account Balance for a Contract with $1,000 added to the Fixed Interest Account Balance each year.

                                  SECTION III

                               SEPARATE ACCOUNT

DEFINITIONS

"Accumulation Unit" means the unit of measurement used to determine the value of amounts held in the Investment Divisions.

"Fund" means the Metropolitan Series Fund Inc., which is a series-type of mutual fund registered with the Securities and Exchange Commission as a diversified open-end management investment company under the Investment Company Act of 1940. We are the investment manager of the Fund.

"Valuation Period" means the period between two successive valuations of the assets in the Separate Account. Valuations will be made once on each day when the New York Stock Exchange is open for trading. We reserve the right, on 30 days notice, to change the basis for such Valuation Period, as long as the new basis is not inconsistent with applicable law.

"Investment Divisions" are part of the Separate Account. Each division holds a separate class (or series) of stock of a designated investment company. Each class of stock represents a separate portfolio in the investment company. The Investment Divisions available on the Date of Issue are shown on page 4 of your Contract. We will notify you if any other Investment Divisions become available.

"Investment Experience Factor" means a factor used to measure changes in each Investment Division's investment experience during a Valuation Period. The investment experience of an Investment Division is determined as of the end of each Valuation Period.

SEPARATE ACCOUNT-The Separate Account is Metropolitan Life Separate Account E. This is an investment account established and maintained by us, separate from our general account or other separate accounts.

We own the assets in the Separate Account. Assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business we conduct. We may from time to time transfer to our general account assets in excess of such reserves and liabilities. We may add amounts to the Separate Account from other contracts of ours, as we may determine.

Income and realized and unrealized gains or losses from assets in the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses.

The Separate Account will be valued at the end of each Valuation Period.

MAINTENANCE OF THE SEPARATE ACCOUNT--We keep our records of amounts in the various Investment Divisions in the Separate Account in terms of Accumulation Units. The value of an Accumulation Unit in an Investment Division for a Valuation Period is determined as of the end of such Valuation Period by multiplying the value of an Accumulation Unit at the end of the prior Valuation Period by that Division's Investment Experience Factor for the Valuation Period. The initial value of an Accumulation Unit in each Investment Division will be set by us.

To determine the number of Accumulation Units of an Investment Division that are bought by a purchase payment or transfer, we divide the amount of the payment or transfer by the value of an Accumulation Unit in such Investment Division for the Valuation Period in which the payment or transfer is added to the Investment Division.

We will determine the value of any amount withdrawn from your Separate Account Balance based on the value of an Accumulation Unit for the date as of which the withdrawal is made.

VALUATION OF INVESTMENT DIVISIONS--The investment experience of an Investment Division is determined as of the end of each Valuation Period.

38VM-84 PA

                                  SECTION III

As of the end of each Valuation Period, we use an Investment Experience Factor to measure changes in each Investment Division's investment experience during a Valuation Period.

The Investment Experience Factor for a Valuation Period in each Investment Division is calculated as follows:

  (1) We take the net asset value per investment company share at the end of the current Valuation Period, add the per share amount of any dividend or capital gain distribution paid by the investment company during the current Valuation Period, and subtract any per share charge for taxes and reserve for taxes.

  (2) We then divide the amount in section (1) by the net asset value per investment company share at the end of the preceding Valuation Period.

  (3) We then subtract a charge not to exceed .000040792 for each day in the Valuation Period. This charge is to cover administrative expenses, and the mortality and expense risk charges assumed by us under your Contract.

DEFERMENT--We reserve the right to defer determination, payment or application of any amount received or payable under this Contract in the event that the New York Stock Exchange is closed (other than customary weekend and holiday closings), or an emergency exists making disposal or valuation of assets in the Separate Account not reasonably practicable or the Securities and Exchange Commission determines that securities trading is restricted or permits such deferral.

RIGHT TO MAKE CHANGES--We reserve the right to make certain changes if, in our judgment, they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, we will obtain your approval of the changes and, when required by law, approval from any appropriate regulatory authority.

Examples of the changes we may make include:

  . To operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law.

  . To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940.

  . To transfer any assets in an Investment Division to another Investment Division, or to one or more separate accounts, or to our general account; or to add, combine, or remove Investment Divisions in the Separate Account.

  . To substitute, for the investment company shares held in any Investment Division, the shares of another class of the investment company or the shares of another investment company or any other investment permitted by law.

  . To change the way we assess charges but without increasing the aggregate amount charged in connection with this Contract. For example, if we purchase investments (such as stocks and bonds) instead of buying shares of an investment company, we will assess an investment advisory charge but not more than the amount that would otherwise be charged by the investment company.

  . To make any necessary technical changes in this Contract in order to conform with any action this provision permits us to take.

If any changes result in a material change in the underlying investments of an Investment Division to which an amount is allocated under the Contract, we will notify you of the change. You may then make a new choice of Investment Divisions.

                                  SECTION IV

                             OPTIONAL INCOME PLANS

DEFINITIONS

"Annuitant" means you if you have chosen an income plan, or your spouse-beneficiary if he or she has chosen an income plan.

CHOICE OF INCOME PLANS--The Annuitant may choose one of the income plans that we make available. The choice must be made when you choose the Retirement Date, or when your spouse-beneficiary elects to receive income plan payments.

The available income plans are described below. The minimum guaranteed payments are shown, based upon a guaranteed interest rate of 3% and the 1983 Table A (Metropolitan Adjusted). On request we will tell you, or your spouse after your death, what the actual payments would be. With our consent other income plans consistent with the Code and applicable Treasury Regulations may be chosen. We may require proof of age or ages used to determine the payments.

Payments may be made monthly, quarterly, semiannually or annually. If the monthly payment would be less than $20, instead of providing an income plan, we may make payment as if a single sum cash withdrawal had been requested.

38VM-84 PA                            11             (Continued on reverse side)

                                  SECTION IV

DURATION OF INCOME PLANS--As of the date income plan payments are to start. the Account Balance reduced by any applicable premium tax will be applied to the income plan chosen. The first payment under an income plan chosen by your spouse as a death benefit will be made as of the date we receive proof of death.

If an income plan is provided, your entire Account Balance must be paid out in equal amounts over

    (i)  the Annuitant's life, if a single life income plan is chosen.

   (ii) your life and that of your spouse, if you choose a joint and survivor life income plan.

  (iii) a period not extending beyond the Annuitant's life expectancy (or. if you are the Annuitant and are married, the life expectancies of you and your spouse), if a term certain or term certain and single life income plan is chosen.

In no case, however, will this paragraph be used to restrict or reduce any final payment to be made at the Annuitant's death.

PROOF OF LIVING--We may require proof that the person to whom any life income plan payment is to be made is alive on the due date of that payment.

SUPPLEMENTARY CONTRACT--When an income plan starts, we will issue a new contract describing the terms of the plan. We may require that this Contract be returned to us.

                             NON LIFE INCOME PLAN

OPTION A TERM CERTAIN INCOME PLAN--We will make monthly payments from the date the income plan starts to the date of the last payment before the end of the term certain period. The term certain period may not be less than five years. Income payments during the Annuitant's lifetime are payable to the Annuitant; any income payments due after the Annuitant's death are payable to the Annuitant's beneficiary. If the beneficiary is not a natural person, then instead of making income payments, the commuted value of those income payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor the beneficiary is alive at the time an income payment is due, the commuted value of the remaining income payments will be paid to (i) the Annuitant's estate if the Annuitant died after the beneficiary, or (ii) the beneficiary's estate if the beneficiary died after the Annuitant. The commuted value of remaining income payments will be calculated at the interest rate used to determine those income payments. No commuted value of those income payments is payable except as stated above.

                               LIFE INCOME PLANS

OPTION B SINGLE LIFE INCOME PLAN--We will make monthly payments from the date the income plan starts, if the Annuitant is then living, to the date of the last payment before the Annuitant's death. No payments will be made after the Annuitant's death.

OPTION B1 TERM CERTAIN AND SINGLE LIFE INCOME PLAN--We will make monthly payments from the date the income plan starts to the date of the last payment before the later of (i) the Annuitant's death, and (ii) the end of the term certain period. Income payments during the Annuitant's lifetime are payable to the Annuitant; any income payments due after the Annuitant's death are payable to the Annuitant's beneficiary. If the beneficiary is not a natural person, instead of making income payments, the commuted value of those income payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor the beneficiary is alive at the time an income payment is due, the commuted value of the remaining income payments will be paid to (i) the Annuitant's estate if the Annuitant died after the beneficiary, or (ii) the beneficiary's estate if the beneficiary died after the Annuitant. The commuted value of remaining income payments will be calculated at the interest rate used to determine those income payments. No commuted value of those income payments is payable except as stated above.

OPTION C JOINT AND SURVIVOR LIFE INCOME PLAN--YOU AND YOUR SPOUSE--We will make monthly payments from the date the income plan starts to the date of the last payment before the death of the survivor of you and your spouse. Income payments during your lifetime are payable to you; any income payments due after your death are payable to your spouse. Income payments due to your surviving spouse are a stated percentage, not greater than 100%, of the income payments due during your lifetime. No payments will be made after both you and your spouse die. This income plan is not available as a death benefit.

38 VM-84 PA

                            OPTIONAL INCOME TABLES
              ---------------------------------------------------------
              OPTION A--Term Certain Income Plan
              ---------------------------------------------------------
                                 Guaranteed Minimum
                         Monthly Income Payment per $1,000 of
                       Consideration, if Term Certain Period is:
              ---------------------------------------------------------
                   10 Years           15 Years           20 Years
                    $9.37              $6.70              $5.37
              ---------------------------------------------------------

              ---------------------------------------------------------
              OPTION B--Single Life Income Plan
              ---------------------------------------------------------
                 Annuitant's                Guaranteed Minimum
                 Age on Date                Monthly Income Payment
              Income Plan Starts            per $1,000 of Consideration
              ---------------------------------------------------------
                     55                               $3.85
                     56                                3.91
                     57                                3.98
                     58                                4.05
                     59                                4.12

                     60                                4.19
                     61                                4.27
                     62                                4.36
                     63                                4.45
                     64                                4.54

                     65                                4.64
                     66                                4.75
                     67                                4.86
                     68                                4.99
                     69                                5.11

                     70                                5.25
              ---------------------------------------------------------
              On request, we will furnish rates not shown above.

              ---------------------------------------------------------
              OPTION B1--Term Certain and Single Life Income Plan
              ---------------------------------------------------------
               Annuitant's Age   Guaranteed Minimum Monthly Income Plan
                  on Date        Payment per $1,000 of Consideration if
              Income Plan Starts         Term Certain Period is:
              ---------------------------------------------------------
                                 10 Years      15 Years        20 Years
              ---------------------------------------------------------
                    55            $3.83         $3.80           $3.75
                    56             3.89          3.85            3.80
                    57             3.95          3.91            3.85
                    58             4.01          3.97            3.91
                    59             4.08          4.03            3.96

                    60             4.15          4.10            4.02
                    61             4.23          4.17            4.08
                    62             4.31          4.24            4.14
                    63             4.39          4.31            4.20
                    64             4.48          4.39            4.26

                    65             4.57          4.47            4.33
                    66             4.67          4.55
                    67             4.77          4.64
                    68             4.88          4.73
                    69             4.99          4.82

                    70             5.11          4.92
              ---------------------------------------------------------
              On request, we will furnish values not shown above.

38VM-84 PA                            13

           -----------------------------------------------------------------
              OPTION C--Joint and Survivor Life Income Plan
           -----------------------------------------------------------------
                                    Guaranteed Minimum Monthly Income Plan
                                  Payment to you per $1,000 of Considera-
             Age on Date of        tion if percentage of Monthly Income
                Purchase*         Payment Payable to Surviving Spouse is:
           -----------------------------------------------------------------
                                     50%       66 2/3%    75%        100%
           -----------------------------------------------------------------
              55 and 60            $3.68       $3.63    $3.60       $3.52
              60 and 55             3.83        3.72     3.67        3.52
              60 and 60             3.91        3.82     3.78        3.66
              60 and 65             3.97        3.91     3.87        3.78

              65 and 60             4.16        4.03     3.96        3.87
              65 and 65             4.26        4.15     4.10        3.94

              70 and 65             4.61        4.43     4.35        4.11
              70 and 70             4.76        4.61     4.54        4.35
           -----------------------------------------------------------------
             *In each pair of ages, the first age is your age and the second age is your spouse's.
           -----------------------------------------------------------------
             On request,we will furnish rates not shown above.

38VM-84 PA

                      METROPOLITAN LIFE INSURANCE COMPANY

                                  ENDORSEMENT

  1. The TAX-QUALIFIED STATUS provision of this Contract is amended by deleting the last sentence and substituting the following sentences:

     We may amend this contract and take other actions including refund of Purchase Payments if necessary, to keep it qualified. We will obtain your prior approval of any contract amendment.

  2. The RIGHT TO MAKE CHANGES provision of this Contract is amended by deleting the last sentence of the first paragraph and substituting the following sentence:

     Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

  3. The RIGHT TO MAKE CHANGES provision is further amended by the addition of a sentence at the end of the last example:

     Your approval will be obtained prior to any such technical change being made.

                                         /S/ Harry P. Kamen
                                             Harry P. Kamen
                                             Senior Vice-President and Secretary

R.S. 971 April 1995

                                    NOTICE

When you write to us, please give us your name, address and control number. Please notify us promptly of any changes. We will write to you at your last known address.

Checks, drafts or money orders may be drawn to the order of Metropolitan Life (or Met Life). They are received subject to the condition that they may be handled for collection in accordance with the practice of the collecting bank or banks. If we do not receive the full amount of any check, draft or money order, it will not constitute payment. All payments are to be made in U.S. currency.

VOTING FOR DIRECTORS

Our Board of Directors is elected by the contractholders. For details on how to vote, write to our Secretary.

Metropolitan Life Insurance Company
One Madison Avenue New York,
New York 10010

Countersigned and Delivered _____________________ 19___ By______________________


                               TABLE OF CONTENTS

                                                                    Page
TABLE OF VALUES                                                        3

DESCRIPTION OF INVESTMENT
DIVISIONS OF SEPARATE
ACCOUNT                                                                4

UNDERSTANDING THIS
CONTRACT                                                               5

DEFINITIONS                                                            5

PURCHASE PAYMENTS                                                      5
When Payable and Credited                                              5
Where Payable                                                          6
Allocation of
Purchase Payments                                                      6

BENEFITS                                                               6
Retirement Benefit                                                     6
Death Benefit                                                          6
Dividends                                                              6
Cash Withdrawal Values                                                 6

WITHDRAWALS FROM YOUR
ACCOUNTS                                                               6

EARLY WITHDRAWAL CHARGE                                                7
Amount of Early
Withdrawal Charge                                                      8

                                                                    Page
ADMINISTRATIVE CHARGES                                                 8

GENERAL PROVISIONS                                                     9
The Contract                                                           9
Tax-Qualified Status                                                   9
Ownership                                                              9
Assignment                                                             9
Beneficiary                                                            9
How to Change
the Beneficiary                                                        9
Age                                                                    9
Limitation on Sales
Representative's Authority                                             9
Communications                                                         9
Annual Reports                                                         9
Incontestability                                                       9
Termination                                                            9

FIXED INTEREST ACCOUNT                                                 9
Subparts of the Fixed
Interest Account                                                       9
Interest Credited to the
Fixed Interest Account                                                10

SEPARATE ACCOUNT                                                      10
Definitions                                                           10
Separate Account                                                      10
Maintainance of the
Separate Account                                                      10

                                                                    Page
Valuation of Investment
Divisions                                                             10
Deferment                                                             11
Right to Make Changes                                                 11

OPTIONAL INCOME PLANS                                                 11
Definitions                                                           11
Choice of Income Plans                                                11
Duration of Income Plans                                              12
Proof of Living                                                       12
Supplementary Contract                                                12

NON LIFE INCOME PLAN                                                  12
Option A Term Certain
Income Plan                                                           12

LIFE INCOME PLANS                                                     12
Option B Single Life
Income Plan                                                           12
Option B1 Term Certain and
Single Life Income Plan                                               12
Option C Joint and Survival
Life Income Plan--
You and Your Spouse                                                   12
Optional Income Tables                                                13
Option A                                                              13
Option B                                                              13
Option B1                                                             13
Option C                                                              14

                              MULTIFUNDED ANNUITY

Purchase payments are flexible. Benefits depend, among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chosen. Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death benefits are provided on or before the retirement date. Transfers from other contracts are limited. The Fixed Interest Account portion of this contract is eligible for dividends before the retirement date.

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

38VM-84 PA Printed in U.S.A.

                                                            EXHIBIT (4) (c) (vi)



             Filed as Exhibit 1.A(5)(e)(vi) with Post-Effective
              Amendment No. 2 to this Registration Statement on
                          Form S-6 on April 25, 1986.

                              [LOGO APPEARS HERE]
                      METROPOLITAN LIFE INSURANCE COMPANY
                A Mutual Company Incorporated in New York State

Metropolitan Life Insurance Company will pay the benefits provided by this contract according to its provisions.



/s/ Harry P. Kamen                      /s/ John J. Creedon
    Harry P. Kamen                          John J. Creedon
    Senior Vice-President and               President and Chief Executive
    Secretary                               Officer


MULTIFUNDED ANNUITY

Purchase payments are flexible. Benefits depend, among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chosen. Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death benefits are provided on or before the retirement date. Transfers from other contracts are limited. The Fixed Interest Account portion of this contract is eligible for dividends before the retirement date.

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

10-DAY RIGHT TO EXAMINE CONTRACT. Please read this contract. You may return this contract to us or to the person through whom you bought it within 10 days from the date you receive it. If you return it within the 10 day period, it will then be void from the beginning. We will refund any purchase payments received.

See Table of Contents on back cover.

38VM-84 WA                              1

                     (THIS PAGE LEFT INTENTIONALLY BLANK)

                                TABLE OF VALUES

                     MINIMUM FIXED INTEREST ACCOUNT BALANCE

              For a Contract Without any Withdrawals or Transfers
                        From the Fixed Interest Account

   BASIS: $1,000 Annual Purchase Payment Allocated to Fixed Interest Account
                      at Beginning of Each Contract Year.

              Values are proportional for other purchase payments.


        ----------------------------------------------------------
                               MINIMUM              GUARANTEED
               END OF        FIXED INTEREST       FIXED INTEREST
              CONTRACT          ACCOUNT            ACCOUNT CASH
                YEAR            BALANCE               VALUE
        ----------------------------------------------------------
                  1              $ 1,030            $   958
                  2                2,091              1,945
                  3                3,184              2,993
                  4                4,309              4,094
                  5                5,468              5,250
                  6                6,662              6,529
                  7                7,892              7,892
                  8                9,159              9,159
                  9               10,464             10,464
                 10               11,808             11,808
                 11               13,192             13,192
                 12               14,618             14,618
                 13               16,086             16,086
                 14               17,599             17,599
                 15               19,157             19,157
                 16               20,762             20,762
                 17               22,414             22,414
                 18               24,117             24,117
                 19               25,870             25,870
                 20               27,678             27,678
                 21               29,537             29,537
                 22               31,453             31,453
                 23               33,426             33,426
                 24               35,459             35,459
                 25               37,553             37,553
        ----------------------------------------------------------

On request we will provide values for years not shown.

The guaranteed interest rate used to determine the minimum Fixed Interest Account Balance is 3%.

Values during the year will include interest for the completed part of the year.

38VM-84 WA                             3

            DESCRIPTION OF INVESTMENT DIVISIONS OF SEPARATE ACCOUNT

     THE ASSETS IN EACH INVESTMENT DIVISION OF METROPOLITAN LIFE SEPARATE ACCOUNT E (SEPARATE ACCOUNT) ARE INVESTED IN A SEPARATE CLASS (OR SERIES) OF STOCK OF THE METROPOLITAN SERIES FUND INC. (FUND). EACH CLASS OF STOCK REPRESENTS A SEPARATE PORTFOLIO IN THE FUND.

     DIVISION 1--GROWTH PORTFOLIO--The investment objective of this portfolio is to achieve long-term growth of capital and income, and moderate current income, by investing primarily in common stocks that are believed to be of good quality or to have good growth potential or which are considered to be undervalued based on historical investment standards.

     DIVISION 2--INCOME PORTFOLIO--The investment objective of this portfolio is to achieve the highest possible total return, by combining current income with capital gains, consistent with prudent investment risk and the preservation of capital, by investing primarily in fixed-income, high-quality debt securities.

     DIVISION 3--MONEY MARKET PORTFOLIO--The investment objective of this portfolio is to achieve the highest possible current income consistent with the preservation of capital and maintenance of liquidity, by investing primarily in short-term money market instruments.

     INVESTMENT RETURNS WILL REFLECT FLUCTUATIONS IN MARKET VALUE OF SECURITIES. PLEASE REFER TO THE CURRENT FUND PROSPECTUS FOR A COMPLETE DESCRIPTION OF THE FUND AND THE DESIGNATED PORTFOLIOS.

38VM-84 WA

     The provisions of Sections I and IV of this Contract apply to the entire Contract.
     The provisions of Section II apply only to the Fixed Interest Account and those in Section III only to the Separate Account.


                                   SECTION I

                          UNDERSTANDING THIS CONTRACT


This Contract provides for purchase payments you make to be accumulated by us in, at your option, a fixed interest account (Fixed Interest Account), as described in Section II of this Contract or a variable account (Separate Account) as described in Section III of this Contract, or both. On the Retirement Date, the Account Balance may be applied under an optional income plan as described in Section IV of this Contract, to provide you with a retirement income.

To make your Contract clear and easy to read, we have left out many cross-references and conditional statements. Therefore, the provisions of your Contract must be read as a whole.

To exercise your rights, you should follow the procedures stated in your Contract. If you want to request a cash withdrawal, choose a Retirement Date, change a beneficiary, change an address or request any other action by us, you should do so on the forms prepared for each purpose.


                                  DEFINITIONS

"You" and your" refer to the owner of this Contract.

"We", "us and "our" refer to Metropolitan Life Insurance Company.

The "Retirement Date" is the date as of which our payments under an optional income plan start. (See Retirement Benefit on page 6).

"Fixed Interest Account" is the account under the Contract to which we will add the payments that you allocate to the Fixed Interest Account. The Fixed Interest Account is part of our general account.

"Separate Account" is the account under the Contract to which we will add the payments that you allocate to any of the Investment Divisions in the Separate Account. Payments will be allocated to our Separate Account E.

"Account Balance" is the entire amount we hold under the Contract for you. It is the sum of any balance in the Fixed Interest Account and any balance in the Separate Account.

"Fixed Interest Account Balance" is the amount we hold for you in the Fixed Interest Account.

"Separate Account Balance" is the amount we hold for you in the Separate
Account.

"Administrative Charge" is the charge we deduct from your Account Balance to pay for expenses associated with your Contract.

"Early Withdrawal Charge" is the charge we deduct from your Account Balance because of certain withdrawals, as described in the Early Withdrawal Charge provision on page 7.

"Code" is the United States Internal Revenue Code of 1954 as it now exists or is later amended.

"Designated Office" is our Home Office at 1 Madison Avenue, New York, New York 10010, or such other location or locations that we name.

"Contract Years" are measured from the Date of Issue of the Contract. For example, if the Date of Issue is May 5, 1990, the first Contract Year ends May 4, 1991.

                               PURCHASE PAYMENTS

WHEN PAYABLE AND CREDITED--The initial purchase payment is payable as of the Date of Issue. Subsequent purchase payments may be made at any time before the end of the tax year in which you reach age 69 1/2. Each purchase payment directed to the fixed interest account will be credited as of the date that we receive it. Each purchase payment directed to an Investment Division of the Separate Account will be credited as of the end of the Valuation Period, as defined in Section III, during which we receive it. However, no payment will be credited before the Date of Issue.

We will accept under your Contract each amount you contribute up to the $2,000 annual amount limitation of the Code to provide an annuity pursuant to Section 408(b) of the Code. If this Contract is a Section 408(k) Simplified Employee Pension, we will also accept contributions permitted under Section 408(j) of the Code. We will also accept: (i) each amount you direct to have transferred to your Account Balance from another Section 408 arrangement; (ii) rollover contributions from another individual retirement arrangement permitted under
Section 408(d)(3) of the Code; and (iii) rollover contributions from a

38VM-84 WA                             5
qualified plan or as otherwise permitted under Sections 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8), 405(d)(3), and 409(b)(3)(C) of the Code. We will also accept additional amounts if the annual amount limitation in the Code should increase or if other types of contributions are or become permitted by the Code. However, we have the right not to accept any amount if:

     (1)  the amount is less than $25 or more than $50,000; or

     (2) more than four years have passed since the date we received the last purchase payment for this Contract and your entire Account Balance is less than $800.

The $25 minimum in subsection (1) above may be changed by us. No increase will take effect until at least 90 days after notice is sent to you.

WHERE PAYABLE--Purchase payments are payable at our  Designated Office.

ALLOCATION OF PURCHASE PAYMENTS--You choose the way in which purchase payments are to be allocated among the Fixed Interest Account and the Investment Divisions of the Separate Account. Unless a new allocation request is received, any prior choice will stay in effect. You may change your allocation upon written notice to us. The change will be made upon receipt, unless you specify a later date,which may be up to 30 days after we receive the request.

Allocations must be in whole number percentages.

                                    BENEFITS

RETIREMENT BENEFIT--We will make payments under the income plan you choose as described in Section IV. The entire Account Balance on the Retirement Date, reduced by any applicable premium taxes, will be used to provide the income payments starting as of that date.

You may choose the Retirement Date by writing to us. The Retirement Date must be at least 30, and not more than 180 days after we receive your choice, but may not be later than the end of the tax year in which you reach age 70 1/2.

If you have not chosen a Retirement Date, we will pay the Account Balance to you in one sum at the end of the tax year in which you attain age 70 1/2.

DEATH BENEFIT--If you die on or before the Retirement Date, we will pay the entire Account Balance in a single sum to your beneficiary after we receive proof of death and a complete written claim. For this purpose, the Account Balance will be valued as of the date we receive proof of death, if we receive proof of death but a complete written claim is not submitted, the entire Account Balance will be paid no later than five years after your death. If your beneficiary is your spouse, he or she may choose to receive payment either in a single sum or under one of the income plans described in Section IV. However, if your spouse's 75th birthday occurs before we receive proof of death, or if proof is received more than one year after your death, your spouse may not choose an income plan.

If you die after the Retirement Date, whether or not payments will continue after your death depends on which income plan option you have chosen. Those provisions are set forth in Section IV.

DIVIDENDS--Every year we determine if there is an amount to be paid to our contractholders as dividends. We will determine the share, if any, for the Fixed Interest Account portion of your Contract each year before the Retirement Date. Any dividend will be credited in the manner and under the conditions we determine. However, as required by the Code, any dividend will be applied as a purchase payment under your Contract before the end of the calendar year following the year in which it is credited. We do not anticipate that any dividends will be payable on this Contract.

CASH WITHDRAWAL VALUES--Your Contract has a cash withdrawal value at any time before the Retirement Date while you are alive. The cash withdrawal value is equal to the Account Balance minus any Administrative Charge and minus any Early Withdrawal Charge.

                         WITHDRAWALS FROM YOUR ACCOUNTS

We will make withdrawals from your Fixed Interest Account or from an Investment Division in your Separate Account to:

     (a)  provide you with an income plan as a retirement benefit.

     (b)  provide your beneficiary with a death benefit.

     (c) make payment to you or to another funding vehicle established pursuant to Section 408 of the Code of all, a specified whole percentage, or a specified dollar amount of the cash withdrawal value of your Contract.

     (d)  make a transfer to the Fixed Interest Account, or to

38VM-84 WA                                         (Continued on following page)
          the Separate Account, or between Investment Divisions of the Separate Account, as you may direct. Not more than four transfers may be made in a calendar year.

     (e)  pay Administrative Charges.

Any withdrawal will completely discharge our liability for the total amount withdrawn, including any charges. If you request a payment or transfer, your request must be signed by you and must clearly state the Account (and Investment Division, if any) from which the withdrawal is to be made and to which any transfer is to be made. The amount withdrawn from your Fixed Interest Account Balance to make the payment or transfer must be at least $1,000, unless the request applies to your entire Fixed Interest Account BaIance or applies only to amounts withdrawn from a subpart on its Maturity Date. The amount withdrawn from your Separate Account Balance must be at least $250 unless the request applies to your entire balance in an Investment Division of the Separate Account.

There will be an Early Withdrawal Charge deducted from your Account Balance for certain withdrawals made to make payment to you or another funding vehicle or to make transfers from the Fixed Interest Account to the Separate Account unless the withdrawals are exempt as described on this page. Whether or not there is an Early Withdrawal Charge, you may be subject to a tax penalty on certain withdrawals.

Any withdrawal from the Fixed Interest Account will be made as of the date we receive the request to make it or as of any later date specified in the request except that:

     (a) if the date specified is more than 180 days after the date we receive the request, we will not make the withdrawal.

     (b)  if you die before the date specified, we will not make the withdrawal.

     (c) any other withdrawals taking effect before the date specified will be made first.

     (d) if we require any proof of claim, we may defer the withdrawal until we receive it.

     (e) if the withdrawal is to make a transfer to the Separate Account and a Valuation Period does not end on the date we would normally make the withdrawal, we will make it as of the next date on which a Valuation Period ends.

     (f) if the withdrawal is to provide an income plan, we will make the withdrawal on the day as of which the payments start.

     (g) if the withdrawal is to pay an Administrative Charge, or to pay you your entire Account Balance because it is less than $800 and more than 4 years have elapsed since we received your last payment, we will make the withdrawal as of the date we choose.

Any withdrawal from an Investment Division of the Separate Account will be made as of the date the withdrawal would have been made had it been a withdrawal from your Fixed Interest Account Balance except that if such date is not the end of a Valuation Period, the withdrawal will be deferred until the next following date on which a Valuation Period ends. If the withdrawal is made to provide an income plan, the withdrawal will be made as of the end of the Valuation Period ending immediately before the date as of which the income plan payments are to start.

As required by law, we reserve the right to defer the payment of any withdrawal from the Fixed Interest Account BaIance for up to six months. If we delay for 30 days or more, interest will be paid from the date we receive your request at a rate of at least 3% a year.

                            EARLY WITHDRAWAL CHARGE

An Early Withdrawal Charge will be deducted from your Account Balance for certain withdrawals made to make payment to you or to another funding vehicle or to make transfers from the Fixed Interest Account to the Separate Account. However, no Early Withdrawal Charge will apply:

     (a) if your Contract has been in force for more than 7 full contract years.

     (b) if you request payment to yourself of the entire Account Balance and give us proof that you are then totally disabled as defined in the Federal Social Security Act (whether or not you are covered by Social Security).

     (c)  to a withdrawal if:

          (i) you have made no previous withdrawal from any part of your Account Balance during the then current calendar year other than any transfers within or from the Separate Account, and

          (ii) no more than 10% of the amount in the Fixed Interest Account or in any Investment Division is being withdrawn from that account or division. If more than 10% of the amount in any Account or Division is withdrawn from it, the Early Withdrawal Charge will apply only to the amounts withdrawn that exceed 10%. In calculating the 10% we will not include any amount withdrawn from a subpart of the Fixed Interest Account on its Maturity Date.

     (d) to any amount withdrawn from a subpart of the Fixed Interest Account on its Maturity Date (if a transfer would have been made on a Maturity Date except

38-VM-84                               7             (Continued on reverse side)
          for the fact that such date was not the end of a Valuation Period, no Early Withdrawal charge will apply to the amount transferred).

AMOUNT OF EARLY WITHDRAWAL CHARGE--The Early Withdrawal Charge will be determined separately for the Fixed Interest Account Balance and the Separate Account Balance in each Investment Division. The Early Withdrawal Charge is equal to:

     (a) that part of the amount used to make the transfer or payment that is not exempt from the Early Withdrawal Charge, multiplied by

     (b)  the applicable factor from Column I of the table below,

but only if your Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as the case may be, remaining after the withdrawal is at least equal to the Early Withdrawal Charge. In such case we will make the transfer or payment you directed, and then withdraw the Early Withdrawal Charge from the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as appropriate.

If the balance, if any, that would have remained after the transfer or payment you directed is less than the Early Withdrawal Charge described in the preceding paragraph (i e., there would not be enough left to pay the charge), we will instead withdraw from your Fixed Interest Account Balance, or from the Separate Account Balance in that Investment Division, as appropriate, to make the transfer or payment you directed, both:

     (a) any applicable Administrative Charges and any amounts exempt from the Early Withdrawal Charge; and

     (b) an amount equal to the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as applicable, divided by the applicable factor from Column II of the table below.

We will then withdraw the remaining Fixed Interest Account BaIance or Separate Account Balance in that Investment Division, as applicable, as the Early Withdrawal Charge.

The total of all Early Withdrawal Charges with respect to your Separate Account Balance will never exceed 8% of all of the contributions to your Separate Account BaIance made to the date of the withdrawal.

                                     TABLE

     YOUR FULL YEARS
       OF CONTRACT
      PARTICIPATION
      AT WITHDRAWAL               COLUMN I       COLUMN II
           less than 3              0.07           1.07
     3 but less than 4              0.06           1.06
     4 but less than 5              0.05           1.05
     5 but less than 6              0.04           1.04
     6 but less than 7              0.02           1.02
     7 or more                      0.00           1.00

Except that for balances in the Fixed Interest Account when you are age 63 or older, the factors will not be greater than shown below:

         YOUR AGE
     (LAST BIRTHDAY)
      AT WITHDRAWAL               COLUMN I       COLUMN II
        69 or over                  0.00           1.00
           68                       0.01           1.01
           67                       0.02           1.02
           66                       0.03           1.03
           65                       0.04           1.04
           64                       0.05           1.05
           63                       0.06           1.06

                            ADMINISTRATIVE CHARGES

Once each calendar year, we will deduct a $15 Administrative Charge from your Fixed Interest Account Balance and a $15 Administrative Charge from your Separate Account Balance. In addition, if your entire Account Balance is withdrawn to make payment to you or to another funding vehicle, the amount withdrawn will be reduced by the amount of any unpaid Administrative Cnarge before we make payment. The Administrative Charge deduction from the Separate Account will be divided equally among the Investment Divisions in which you are participating when the deduction is made. The Administrative Charge will be in addition to any Early Withdrawal Charge.

The Administrative Charge will be prorated for each month, or part of a month, in which you have an Account Balance. The Administrative Charge will never reduce your Fixed Interest Account Balance to less than the amounts you added to your Fixed Interest Account, less any amounts withdrawn from your Fixed Interest Account Balance (other than to pay Administrative Charges). plus interest at 3% a year on the amounts while in the Fixed Interest Account.

We may change the Administrative Charge upon 90 days prior notice to you.

38VM-84 WA

                               GENERAL PROVISIONS

THE CONTRACT--This Contract includes any riders, and with them makes up the entire contract. All statements in the application will be representations and not warranties. Amounts payable to you under the Contract are at least equal to the minimums required by any applicable state law. The Contract is established for the exclusive benefit of you and your beneficiary.

TAX-QUALIFIED STATUS--This Contract is intended to qualify as an Individual Retirement Annuity as described in Section 408(b) of the Code. We will interpret and administer the Contract as required by the Code and applicable Treasury Regulations. We may amend this Contract and take other actions, including refund of purchase payments, without your consent if necessary to keep it qualified.

OWNERSHIP--As owner, you may exercise all rights under your Contract while you are alive.

ASSIGNMENT--Your rights under this Contract may not be assigned, transferred, sold, forfeited, discounted or pledged as collateral or as security. You may not assign or encumber any amount payable under this Contract. To the extent permitted by law, amounts payable under this Contract will not be subject to claims against any payee. Your entire interest is nonforfeitable.

BENEFICIARY--The beneficiary is the person or persons to whom the death benefit is payable when you die. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die while you are alive. If no beneficiary or contingent beneficiary is named, or if none is alive when you die, your estate will be the beneficiary.

If more than one beneficiary is alive when you die, we will pay them in equal shares unless you have chosen otherwise.

HOW TO CHANGE THE BENEFICIARY--You may change a beneficiary or contingent beneficiary of your Contract by written notice. No change is binding on us until it is recorded at our Designated Office. Once recorded, the change binds us as of the date you signed it. However, the change will not apply to any payment made by us before we recorded your request. We may require that you send us your Contract to make the change.

AGE--If your date of birth as shown in your application for this Contract is not correct we will adjust the amount payable or the benefits accruing under your Contract to be such as the stipulated payment or payments to us would have purchased according to the correct age. If we have made any underpayments or overpayments on account of any such misstatement, the amount thereof with interest at a rate of 6%, will in the case of underpayment be immediately paid to the insured or in the case of overpayment may be charged against our next succeeding payment or payments under the Contract.

LIMITATION ON SALES REPRESENTATIVE'S AUTHORITY--No sales representative or other person except our President, a Vice-President, or our Secretary may (a) make or change your Contract; or (b) make any binding promises about Contract benefits; or (c) change or waive any of the terms of your contract. Any such change, waiver or promise must be in writing.

COMMUNICATIONS--All communications under your contract and any amendment, modification or waiver of your Contract will be in writing. All payments and communications to us must be directed to our Designated Office. We will not consider a payment or communication received until it is received in the Designated Office.

ANNUAL REPORTS--We will keep records of the amount held in your Account Balance. At least once in each twelve month period before the Retirement Date, we will send you a statement showing your Account Balance in each Account.

INCONTESTABILITY--We will not contest the validity of your Contract.

TERMINATION--We have the right to withdraw your entire Account Balance, less any Administrative Charges and any Early Withdrawal Charge, and pay it to you in full settlement of our liability to you under your Contract, if; (i) more than four years have passed since the date we received the last payment on your behalf and (ii) your entire Account Balance is less than $800, or would be less than $800 after a withdrawal that you had requested.

                                   SECTION II

                             FIXED INTEREST ACCOUNT

SUBPARTS OF THE FIXED INTEREST ACCOUNT--We will establish a "subpart" within the Fixed Interest Account as of the first day of each calendar quarter for purchase payments or transfers received in that quarter. Each amount to be added to the Fixed Interest Account will be added to the most recently established subpart. Each subpart will have a specified Maturity Date. The Maturity Date will be December 31st of the first, second, third or fourth calendar year, as we determine, following the calendar year during which the subpart is established.

On the day after the Maturity Date of a subpart in which a part of your Fixed Interest Account Balance is maintained, we will automatically transfer that part of the Fixed Interest Account Balance to the new subpart, unless you advise us that you want it withdrawn or transferred to the Separate Account.

Any partial withdrawal from the Fixed Interest Account Balance will be made first from any subpart whose Maturity Date is the date of the withdrawal and then from the most

38VM-84 WA                             9

                                   SECTION II
recently established subparts in reverse order of their establishment. Transfers which would have been made on a Maturity Dale but for the fact that the Maturity Date was not the end of a Valuation Period will be deemed to have been made on the Maturity Date for purposes of this section.

INTEREST CREDITED TO THE FIXED INTEREST ACCOUNT--We will credit interest to a subpart on amounts held in that subpart at a daily compound rate for the period from the date of addition to the subpart up to, but not including, the date of withdrawal from such subpart.

Before we establish a subpart we will set the rate of interest that will be credited to amounts in such subpart. That rate of interest will remain in effect without change to the subpart's Maturity Date.

In no event will the rate of interest credited on amounts while in any subpart be less than an effective annual rate of 3% a year. The table on page 3 shows the minimum Fixed Interest Account Balance for a Contract with $1,000 added to the Fixed Interest Account Balance each year.

                                  SECTION III

                               SEPARATE ACCOUNT

DEFINITIONS

"Accumulation Unit" means the unit of measurement used to determine the value of amounts held in the Investment Divisions.

"Fund" means the Metropolitan Series Fund Inc., which is a series-type of mutual fund registered with the Securities and Exchange Commission as a diversified open-end management investment company under the Investment Company Act of 1940. We are the investment manager of the Fund.

"Valuation Period" means the period between two successive valuations of the assets in the Separate Account Valuations will be made once on each day when the New York Stock Exchange is open for trading. We reserve the right, on 30 days notice, to change the basis for such Valuation Period, as long as the new basis is not inconsistent with applicable law.

"Investment Divisions" are part of the Separate Account. Each division holds a separate class (or series) of stock of a designated investment company. Each class of stock represents a separate portfolio in the investment company. The Investment Divisions available on the Date of Issue are shown on page 4 of your Contract. We will notify you if any other Investment Divisions become available.

"Investment Experience Factor" means a factor used to measure changes in each Investment Division's investment experience during a Valuation Period. The investment experience of an investment Division is determined as of the end of each Valuation Period.

SEPARATE ACCOUNT--The Separate Account is Metropolitan Life Separate Account E. This is an investment account established and maintained by us, separate from our general account or other separate accounts.

We own the assets in the Separate Account. Assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business we conduct. We may from time to time transfer to our general account assets in excess of such reserves and liabilities. We may add amounts to the Separate Account from other contracts of ours, as we may determine.

Income and realized and unrealized gains or losses from assets in the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses.

The Separate Account will be valued at the end of each Valuation Period

MAINTENANCE OF THE SEPARATE ACCOUNT--We keep our records of amounts in the various investment divisions in the Separate Account in terms of Accumulation Units. The value of an Accumulation Unit in an Investment Division for a Valuation Period is determined as of the end of such Valuation Period by multiplying the value of an Accumulation Unit at the end of the prior Valuation Period by that Division's Investment Experience Factor for the Valuation Period. The initial value of an Accumulation Unit in each Investment Division will be set by us.

To determine the number of Accumulation Units of an Investment Division that are bought by a purchase payment or transfer, we divide the amount of the payment or transfer by the value of an Accumulation Unit in such Investment Division for the Valuation Period in which the payment or transfer is added to the Investment Division.

We will determine the value of any amount withdrawn from your Separate Account Balance based on the value of an Accumulation Unit for the date as of which the withdrawal is made.

VALUATION OF INVESTMENT DIVISIONS--The investment experience of an Investment Division is determined as of the end of each Valuation Period.

38VM-84 WA

                                  SECTION III

As of the end of each Valuation Period, we use an Investment Experience Factor to measure changes in each Investment Division's investment experience during a Valuation Period.

The Investment Experience Factor for a Valuation Period in each Investment Division is calculated as follows:

     (1) We take the net asset value per investment company share at the end of the current Valuation Period, add the per share amount of any dividend or capital gain distribution paid by the investment company during the current Valuation Period, and subtract any per share charge for taxes and reserve for taxes.

     (2) We then divide the amount in section (1) by the net asset value per investment company share at the end of the preceding Valuation Period.

     (3) We then subtract a charge not to exceed .000040792 for each day in the Valuation Period. This charge is to cover administrative expenses, and the mortality and expense risk charges assumed by us under your Contract.

DEFERMENT--We reserve the right to defer determination, payment or application of any amount received or payable under this Contract in the event that the New York Stock Exchange is closed (other than customary weekend and holiday closings), or an emergency exists making disposal or valuation of assets in the Separate Account not reasonably practicable or the Securities and Exchange Commission determines that securities trading is restricted or permits such deferral.

RIGHT TO MAKE CHANGES--We reserve the right to make certain changes if, in our judgment, they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

Examples of the changes we may make include:

     . To operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law.

     . To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940.

     . To transfer any assets in an Investment Division to another Investment Division, or to one or more separate accounts, or to our general account; or to add, combine, or remove Investment Divisions in the Separate Account.

     . To substitute, for the investment company shares held in any Investment Division, the shares of another class of the investment company or the shares of another investment company or any other investment permitted by law.

     . To change the way we assess charges, but without increasing the aggregate amount charged in connection with this Contract. For example, if we purchase investments (such as stocks and bonds) instead of buying shares of an investment company, we will assess an investment advisory charge but not more than the amount that would otherwise be charged by the investment company,

     . To make any necessary technical changes in this Contract in order to conform with any action this provision permits us to take.

If any changes result in a material change in the underlying investments of an Investment Division to which an amount is allocated under the Contract, we will notify you of the change. You may then make a new choice of Investment Divisions.

                                   SECTION IV

                             OPTIONAL INCOME PLANS

DEFINITIONS

"Annuitant" means you if you have chosen an income plan, or your spouse-beneficiary if he or she has chosen an income plan.

CHOICE OF INCOME PLANS--The Annuitant may choose one of the income plans that we make available. The choice must be made when you choose the Retirement Date, or when your spouse-beneficiary elects to receive income plan payments.

The available income plans are described below. The minimum guaranteed payments are shown, based upon a guaranteed interest rate of 3% and the 1983 Table A (Metropolitan Adjusted). On request we will tell you, or your spouse after your death, what the actual payments would be. With our consent other income plans consistent with the Code and applicable Treasury Regulations may be chosen. We may require proof of age or ages used to determine the payments.

Payments may be made monthly, quarterly, semiannually or annually. If the monthly payment would be less than $20, instead of providing an income plan, we may make payment as if a single sum cash withdrawal had been requested.

                                                     (Continued on reverse side)
38VM-84 WA                             11

                                   SECTION IV

DURATION OF INCOME PLANS--As of the date income plan payments are to start, the Account Balance reduced by any applicable premium tax will be applied to the income plan chosen. The first payment under an income plan chosen by your spouse as a death benefit will be made as of the date we receive proof of death.

If an income plan is provided, your entire Account Balance must be paid out in equal amounts over

      (i)  the Annuitant's life, if a single life income plan is chosen.

     (ii) your life and that of your spouse, if you choose a joint and survivor life income plan.

    (iii) a period not extending beyond the Annuitant's life expectancy (or, if you are the Annuitant and are married, the life expectancies of you and your spouse), if a term certain or term certain and single life income plan is chosen.

In no case, however, will this paragraph be used to restrict or reduce any final payment to be made at the Annuitant's death.

PROOF OF LIVING--We may require proof that the person to whom any life income plan payment is to be made is alive on the due date of that payment.

SUPPLEMENTARY CONTRACT--When an income plan starts, we will issue a new contract describing the terms of the plan. We may require that this Contract be returned to us.

                              NON LIFE INCOME PLAN

OPTION A TERM CERTAIN INCOME PLAN--We will make monthly payments from the date the income plan starts to the date of the last payment before the end of the term certain period. The term certain period may not be less than five years. Income payments during the Annuitant's lifetime are payable to the Annuitant; any income payments due after the Annuitant's death are payable to the Annuitant's beneficiary. If the beneficiary is not a natural person, then instead of making income payments, the commuted value of those income payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor the beneficiary is alive at the time an income payment is due, the commuted value of the remaining income payments will be paid to (i) the annuitant's estate if the annuitant died after the beneficiary, or (ii) the beneficiary's estate if the beneficiary died after the annuitant. The commuted value of remaining income payments will be calculated at the interest rate used to determine those income payments. No commuted value of those income payments is payable except as stated above.

                               LIFE INCOME PLANS

OPTION B SINGLE LIFE INCOME PLAN--We will make monthly payments from the date the income plan starts, if the Annuitant is then living, to the date of the last payment before the Annuitant's death. No payments will be made after the Annuitant's death.

OPTION B1 TERM CERTAIN AND SINGLE LIFE INCOME PLAN--We will make monthly payments from the date the income plan starts to the date of the last payment before the later of (i) the Annuitant's death, and (ii) the end of the term certain period. Income payments during the Annuitant's lifetime are payable to the annuitant; any income payments due after the Annuitant's death are payable to the Annuitant's beneficiary. If the beneficiary is not a natural person, instead of making income payments, the commuted value of those income payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor the beneficiary is alive at the time an income payment is due, the commuted value of the remaining income payments will be paid to (i) the Annuitant's estate if the Annuitant died after the beneficiary, or (ii) the beneficiary's estate if the beneficiary died after the Annuitant. The commuted value of remaining income payments will be calculated at the interest rate used to determine those income payments. No commuted value of those income payments is payable except as stated above.

OPTION C JOINT AND SURVIVOR LIFE INCOME PLAN--YOU AND YOUR SPOUSE-We will make monthly payments from the date the income plan starts to the date of the last payment before the death of the survivor of you and your spouse. Income payments during your lifetime are payable to you; any income payments due after your death are payable to your spouse. Income payments due to your surviving spouse are a stated percentage, not greater than 100%, of the income payments due during your lifetime. No payments will be made after both you and your spouse die. This income plan is not available as a death benefit.

38VM-84 WA

                            OPTIONAL INCOME TABLES
             ---------------------------------------------------------
             OPTION A--Term Certain Income Plan
             ---------------------------------------------------------
                               Guaranteed Minimum
                      Monthy income Payment per $1,000 of
                    Consideration if Term Certain Period is:
             ---------------------------------------------------------
                 10 Years           15 Years          20 Years
                  $9.37              $6.70             $5.37
             ---------------------------------------------------------

             ---------------------------------------------------------
             OPTION B--Single Life Income Plan
             ---------------------------------------------------------
                     Annuitant's            Guaranteed Minimum
                     Age on Date          Monthly Income Payment
                  Income Plan Starts    per $1,000 of Consideration
             ----------------------------------------------------------
                         55                      $3.85
                         56                       3.91
                         57                       3.98
                         58                       4.05
                         59                       4.12
                                                  4.19
                         60
                         61                       4.27
                         62                       4.36
                         63                       4.45
                         64                       4.54

                         65                       4.64
                         66                       4.75
                         67                       4.86
                         68                       4.99
                         69                       5.11

                         70                       5.25
             ----------------------------------------------------------
                On request, we will furnish rates not shown above.

             ----------------------------------------------------------
             OPTION B1--Term Certain And Single Life Income Plan
             ------------------------------------------------------------
              Annuitant's Age    Guaranteed Minimum Monthly Income Plan
                 on Date         Payment per $1,000 of Consideration if
             Income Plan Starts  Term Certain Period is:
             ------------------------------------------------------------
                                   10 Years      15 Years      20 Years
             ------------------------------------------------------------
                  55               $3.83         $3.80          $3.75
                  56                3.89          3.85           3.80
                  57                3.95          3.91           3.85
                  58                4.01          3.97           3.91
                  59                4.08          4.03           3.96

                  60                4.15          4.10           4.02
                  61                4.23          4.17           4.08
                  62                4.31          4.24           4.14
                  63                4.39          4.31           4.20
                  64                4.48          4.39           4.26

                  65                4.57          4.47           4.33
                  66                4.67          4.55
                  67                4.77          4.64
                  68                4.88          4.73
                  69                4.99          4.82

                  70                5.11          4.92
             ------------------------------------------------------------
               On request. we will furnish values not shown above

38VM-84 WA                             13

           -------------------------------------------------------------
            OPTION C--JOINT AND SURVIVOR LIFE INCOME PLAN
           -------------------------------------------------------------
                            Guaranteed Minimum Monthly Income Plan
                             Payment to you per $1,000 of Considera-
            Age on Date of    tion if percentage of Monthly Income
               Purchase*     Payment Payable to Surviving Spouse is:
           -------------------------------------------------------------
                             50%      66 2/3%      75%         100%
           -------------------------------------------------------------
               55 and 60    $3.68     $3.63       $3.60       $3.52
               60 and 55     3.83      3.72        3.67        3.52
               60 and 60     3.91      3.82        3.78        3.66
               60 and 65     3.97      3.91        3.87        3.78
               65 and 60     4.16      4.03        3.96        3.87
               65 and 65     4.26      4.15        4.10        3.94
               70 and 65     4.61      4.43        4.35        4.11
               70 and 70     4.76      4.61        4.54        4.35
           -------------------------------------------------------------
            * In each pair of ages, the first age is your age and the
              second age is your spouse's.
           -------------------------------------------------------------
            On request we will furnish rates not shown above.

38VM-84 WA

                                     NOTICE

When you write to us, please give us your name, address and contract number. Please notify us promptly of any changes. We will write to you at your last known address.

Checks, drafts or money orders may be drawn to the order of Metropolitan Life (or Met Life). They are received subject to the condition that they may be handled for collection in accordance with the practice of the collecting bank or banks. If we do not receive the full amount of any check, draft or money order, it will not constitute payment. All payments are to be made in U.S. currency.

VOTING FOR DIRECTORS

Our Board of Directors is elected by the contractholders. For details on how to vote, write to our Secretary.

Metropolitan Life Insurance Company
One Madison Avenue
New York, New York 10010

Countersigned and Delivered ______________________ 19____ By____________________



                               TABLE OF CONTENTS

                                                                      Page
TABLE OF VALUES                                                          3

DESCRIPTON OF INVESTMENT
DIVISIONS OF SEPARATE
ACCOUNT                                                                  4

UNDERSTANDING THIS
CONTRACT                                                                 5

DEFINITIONS                                                              5

PURCHASE PAYMENTS                                                        5
When Payable and Credited                                                5
Where Payable                                                            6
Allocation of
Purchase Payments                                                        6

BENEFITS                                                                 6
Retirement Benefit                                                       6
Death Benefit                                                            6
Dividends                                                                6
Cash Withdrawal Values                                                   6

WITHDRAWALS FROM YOUR
ACCOUNTS                                                                 6

EARLY WITHDRAWAL CHARGE                                                  7
Amount of Early
Withdrawal Charge                                                        8

                                                                      Page
ADMINISTRATIVE CHARGES                                                   8

GENERAL PROVISIONS                                                       9
The Contract                                                             9
Tax-Qualified Status                                                     9
Ownership                                                                9
Assignment                                                               9
Beneficiary                                                              9
How to Change
the Beneficiary                                                          9
Age                                                                      9
Limitation on Sales
Representatives Authority                                                9
Communications                                                           9
Annual Reports                                                           9
Incontestability                                                         9
Termination                                                              9

FIXED INTEREST ACCOUNT                                                   9
Subparts of the Fixed
Interest Account                                                         9
Interest Credited to the
Fixed Interest Account                                                  10

SEPARATE ACCOUNT                                                        10
Definitions                                                             10
Separate Account                                                        10
Maintenance of the
Separate Account                                                        10

                                                                      Page
Valuation of Investment
Divisions                                                               10
Deferment                                                               11
Right to Make Changes                                                   11

OPTIONAL INCOME PLANS                                                   11
Definitions                                                             11
Choice of Income Plans                                                  11
Duration of Income Plans                                                12
Proof of Living                                                         12
Supplementary Contract                                                  12

NON LIFE INCOME PLAN                                                    12
Option A Term Certain
Income Plan                                                             12

LIFE INCOME PLANS                                                       12
Option B Single Life
Income Plan                                                             12
Option B1 Term Certain and
Single Life Income Plan                                                 12
Option C Joint and Survival
Life Income Plan --
You and Your Spouse                                                     12
Optional Income Tables                                                  13
Option A                                                                13
Option B                                                                13
Option B1                                                               13
Option C                                                                14


MULTIFUNDED ANNUITY

Purchase payments are flexible. Benefits depend, among other things, on the amount in the Fixed Interest Account, on the number and value of Accumulation Units in the Investment Divisions of the Separate Account and on the income plan chosen. Cash withdrawal value is available before the retirement date. Monthly income payments start on the retirement date. Death benefits are provided on or before the retirement date. Transfers from other contracts are limited. The Fixed Interest Account portion of this contract is eligible for dividends before the retirement date.

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

38VM-84 WA   Printed in U.S.A.